UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Voya Financial, Inc.

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June 16, 2014

Dear Fellow Stockholders:

You are cordially invited to attend the annual meeting of stockholders of Voya Financial, Inc., on Wednesday, July 30, 2014, at noon, Eastern Daylight Time. The annual meeting of stockholders will be held as a virtual meeting, accessible to our stockholders at the following website address: www.virtualshareholdermeeting.com/VOYA2014. At the meeting, our stockholders will elect our Board of Directors and conduct several other important items of business, and I will report on our Company’s memorable first year as a public company. I will also answer questions from our stockholders.

The enclosed notice of annual meeting and proxy statement describe the items of business that we will conduct at the meeting and also provide you with important information about our Company, including our practices in the areas of corporate governance and executive compensation. I strongly encourage you to read these materials and then to vote your shares.

Whether you plan to participate in the Annual Meeting or not, we strongly encourage you to vote so that your shares will be represented at the meeting. The enclosed materials contain instructions on how you can exercise your right to vote through the internet, by mail, or by telephone.

Thank you for your continuing support of Voya Financial.

Very truly yours,

Rodney O. Martin, Jr.

Chairman and Chief Executive Officer

Voya Financial, Inc.

(formerly ING U.S., Inc.)

Notice of 2014 Annual Meeting of Stockholders

Time and Date	Noon, Eastern Daylight Time, on Wednesday, July 30, 2014

Meeting website address	www.virtualshareholdermeeting.com/VOYA2014

Items of Business	• Election of nine directors to our Board of Directors for one-year terms

• An advisory vote to approve executive compensation

• An advisory vote concerning how often we will seek future advisory votes from our stockholders on executive compensation

• Adoption of the Voya Financial, Inc. 2014 Omnibus Employee Incentive Plan

• Approval of the Voya Financial, Inc. Amended and Restated 2013 Omnibus Non-Employee Director Incentive Plan

• Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014

• Transaction of such other business as may properly come before our 2014 Annual Meeting of Stockholders

Record Date

The record date for the determination of the stockholders entitled to vote at our Annual Meeting of Stockholders, or any adjournments or postponements thereof, was the close of business on June 2, 2014

Your vote is important to us. Please exercise your right to vote.

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting to be held on July 30, 2014. Our Proxy Statement, 2013 Annual Report to Stockholders and other materials are available at www.proxyvote.com.

By Order of the Board of Directors,
Harris Oliner
Secretary
June 16, 2014

Exhibit A:	Non-GAAP Financial Measures
Exhibit B-1:	Voya Financial, Inc. 2014 Omnibus Employee Incentive Plan
Exhibit B-2:	Voya Financial, Inc. Amended and Restated 2013 Omnibus Non-Employee Director Incentive Plan

Introduction

Our proxy statement contains information about the matters to be voted on at our 2014 Annual Meeting of Stockholders (which we refer to in this proxy statement as the “Annual Meeting”), as well as information about our corporate governance practices, the compensation we pay our executives, relationships we have with certain related parties and other information about our Company.

On April 7, 2014, we changed the name of our Company from “ING U.S., Inc.” to “Voya Financial, Inc.”, as part of the rebranding program we announced in May 2013, at the time of our initial public offering. In this proxy statement, when we refer to the “Company”, we mean Voya Financial, Inc. and, as applicable, its consolidated subsidiaries. Our principal executive offices are located at 230 Park Avenue, New York, New York 10169.

Please note that we are furnishing proxy materials to our stockholders via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce our impact on the environment. A Notice of Internet Availability of Proxy Materials, which contains instructions about how to access our proxy materials and vote online or vote by telephone, will be mailed to our stockholders beginning on June 19, 2014.

Your vote is important. Please exercise your right to vote.

Frequently Asked Questions About Our Annual Meeting

When and where is our Annual Meeting?

We will hold our Annual Meeting on Wednesday, July 30, 2014, at noon, Eastern Daylight Time. The Annual Meeting will be conducted entirely over an internet website, at the following address: www.virtualshareholdermeeting.com/VOYA2014, thus facilitating maximum participation by our stockholders.

Who can participate in our Annual Meeting?

You are entitled to participate in our Annual Meeting only if you were a stockholder of record of Voya Financial, Inc. as of the close of business on June 2, 2014, which we refer to in this proxy statement as the “Record Date”, or if you hold a valid proxy for the Annual Meeting. You may attend the Annual Meeting, vote, and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/VOYA2014 and using your 12-digit control number to enter the meeting. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you must request a legal proxy from your broker or nominee to participate and vote at the Annual Meeting.

Why did I receive this proxy statement?

The Board of Directors of Voya Financial, Inc. (which is sometimes referred to in this proxy statement as our “Board”) is soliciting proxies to be voted at the Annual Meeting. Under the rules of the New York Stock Exchange (which we refer to in this proxy statement as the “NYSE”), the stock exchange on which our common stock is listed, we are required to solicit proxies from our stockholders in connection with any meeting of our stockholders, including the Annual Meeting. Under the rules of the Securities and Exchange Commission (“SEC”), when our Board asks you for your proxy, it must provide you with a proxy statement and certain other materials (including an annual report to stockholders), containing certain required information. These materials will be first made available, sent or given to stockholders on June 19, 2014.

What is included in our proxy materials?

Our proxy materials include:

•	This proxy statement;

•	A notice of our 2014 Annual Meeting of Stockholders (which is attached to this proxy statement); and

•	Our Annual Report to Stockholders for 2013.

If you received printed versions of these materials by mail (rather than through electronic delivery), these materials also include a proxy card or voting instruction form. If you received or accessed these materials through the Internet, your proxy card or voting instruction form are available to be filled out and executed electronically.

Why didn’t I receive a paper copy of these materials?

SEC rules allow companies to deliver a notice of Internet availability of proxy materials to stockholders and provide Internet access to those proxy materials, in lieu of providing paper materials. Stockholders may obtain paper copies of the proxy materials free of charge by following the instructions provided in the notice of Internet availability of proxy materials.

What is “householding?”

We send stockholders of record at the same address one copy of the proxy materials unless we receive instructions from a stockholder requesting receipt of separate copies of these materials.

If you share the same address as multiple stockholders and would like the Company to send only one copy of future proxy materials, please contact Computershare Trust Company, N.A. at 118 Fernwood Avenue, Edison, NJ 08837. You can also contact Computershare to receive individual copies of all documents. You may also contact the Corporate Secretary at Voya Financial, Inc., 230 Park Avenue, New York, New York 10169, Attention: Law Department, Office of the Corporate Secretary or at 212-309-8200.

What is a proxy?

It is your legal designation of another person to vote the stock you own. The other person is called a proxy. When you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. The Company has designated four of the Company’s officers to act as proxies at the Annual Meeting.

Who can vote by proxy at the Annual Meeting?

Persons who held stock as of the close of business on the Record Date, June 2, 2014, can vote their stock at the annual meeting, either by participating in the online meeting or by executing (manually, telephonically, or electronically) a proxy card or voting instruction form.

What will stockholders vote on at the Annual Meeting?

At the Annual Meeting, our stockholders will be asked to cast votes on the following items of business:

•	The election of the nine Directors who make up our Board of Directors;

•	An advisory vote on the approval of executive compensation;

•	An advisory vote on the frequency of future advisory votes on executive compensation;

•	A vote to approve the adoption of the Voya Financial, Inc. 2014 Omnibus Employee Incentive Plan;

•	A vote to approve the Amended and Restated Voya Financial, Inc. 2013 Omnibus Non-Employee Director Incentive Plan; and

•	A vote to ratify the appointment of Ernst & Young LLP as the Company’s auditors for 2014.

Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline in our by-laws for stockholder director nominations and other proposals has passed. However, if any other matter should properly come before the meeting, the officers we have designated to act as proxies will vote the stock for which they have received a valid proxy according to their best judgment.

How many votes do I have?

You will have one vote for every share of common stock of Voya Financial, Inc. that you owned at the close of business on the Record Date.

What constitutes a quorum for the Annual Meeting?

A majority of the outstanding shares of common stock as of the Record Date must be present, in person or by proxy, at the Annual Meeting for a quorum to exist. On the Record Date, there were 253,950,506 shares of Common Stock outstanding. A quorum must be present before any action can be taken at the Annual Meeting, except an action to adjourn the meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of common stock held in “street name”?

•	Stockholder of Record: If your shares of common stock are registered directly in your name with our transfer agent, Computershare, you are considered a “stockholder of record” of those shares.
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Shares Held in “Street Name”. If your shares of common stock are held in an account at a brokerage firm, bank, broker-dealer or other similar organization (which we refer to in this proxy statement as a “financial intermediary”), then you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials from the financial intermediary holding your account and, as a beneficial owner, you have the right to direct your financial intermediary as to how to vote the shares held in your account.

How do I vote?

The manner in which you cast your vote depends on whether you are a stockholder of record or you are a beneficial owner of shares held in “street name”. In order to vote your shares, you may vote:

	If you are a stockholder of record	If you hold your shares in “street name”
By Internet – Advance Voting:	www.proxyvote.com	www.proxyvote.com
By Internet at our Annual Meeting:	www.virtualshareholdermeeting.com/VOYA2014	www.virtualshareholdermeeting.com/VOYA2014
By Telephone:	1-800-690-6903	1-800-690-6903
By Mail:	Return a properly executed and dated proxy card in the pre-paid envelope we have provided.	Return a properly executed and dated voting instruction form by mail, depending upon the method(s) your financial intermediary makes available.

To be valid, your vote by Internet, telephone or mail must be received by the deadline specified on the proxy card or voting instruction form, as applicable.

How do I revoke my proxy?

If you hold your shares in street name, you must follow the instructions of your broker or bank to revoke your voting instructions. Otherwise, you can revoke your proxy by voting a new proxy or by voting at the meeting.

How do I vote my shares held in the Company’s 401(k) plans?

The trustee of the plans will vote your shares in accordance with the directions you provide by voting on the voting instruction card or the instructions in the email message that notified you of the availability of the proxy materials. If your proxy is not returned or is returned unsigned, the trustee will vote your shares in the same proportion as are all the shares held by the respective plan that are allocated to the participants of such plan for which voting instructions have been received.

How will my shares be voted if I do not give specific voting instructions?

The voting of shares for which a proxy has been executed and delivered, but for which no specific voting instructions have been provided, depends on whether the shares are held by a stockholder of record or are held beneficially in “street name”, and if shares are held in “street name”, on the financial intermediary through which beneficial ownership is held.

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Stockholder of Record: If you are a stockholder of record and you indicate that you wish to vote as recommended by our Board or if you sign, date and return a proxy card but do not give specific voting instructions, then your shares will be voted in the manner recommended by our Board on all matters presented in this proxy statement, and the proxy holders may vote in their discretion with respect to any other matters properly presented for a vote at our Annual Meeting. While our Board does not anticipate that any of the director nominees will be unable to stand for election as a director nominee at our Annual Meeting, if that occurs, proxies will be voted in favor of such other person or persons as may be recommended by our Nominating and Governance Committee and nominated by our Board.

•	Beneficial Owners of Shares Held in “Street Name”. If you are a beneficial owner of shares and your brokerage firm, bank, broker-dealer or other similar organization does not receive voting instructions from you, the manner in which your shares may be voted differs, depending on the specific resolution being voted upon.
o	Ratification of Auditors. For the resolution to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, NYSE rules provide that brokers that have not received voting instructions from their customers at least ten days before the meeting date may vote their customers’ shares in the brokers’ discretion. This is called broker-discretionary voting. The foregoing rule does not apply, however, if your broker is an affiliate of our Company. In such a case, NYSE policy specifies that, in the absence of your specific voting instructions, your shares may be voted only in the same proportion as are the other shares voted with respect to the resolution.
o	All other matters. All other resolutions to be presented at our Annual Meeting are considered “non-discretionary matters” under NYSE rules, and your brokerage firm, bank, broker-dealer or other similar organization may not vote your shares without voting instructions from you. Therefore, you must provide voting instructions in order for your vote to be counted.

What vote is required for adoption or approval of each matter to be voted on?

The chart below sets forth each item of business that we expect to be put before our stockholders at the Annual Meeting, and for each such item: the voting options available, the vote required to adopt or approve, the voting recommendation of our Board, the effect of abstaining from the vote, whether such item is a “discretionary matter” for which brokers may cast discretionary votes, and the effect of broker non-votes.

Proposal	Voting Options	Vote Required	Directors’ Recommendation	Effect of Abstentions	Broker Discretionary Votes Allowed?	Effect of Broker Non-Votes
Election of Directors	You may vote FOR, AGAINST, or ABSTAIN for each nominee for director.	For each nominee, election requires a number of FOR votes that represents a majority of the votes cast FOR or AGAINST each nominee for director.	FOR all Director Nominees. Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the election of our director nominees.	Abstentions are not counted as a vote cast and will therefore have no effect on the vote.	No	No effect
Advisory Vote to Approve Executive Compensation	You may vote FOR, AGAINST, or ABSTAIN on the resolution to approve the executive compensation of our NEOs.	Approval requires a number of FOR votes that represents a majority of the shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the matter.	FOR the resolution. Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the resolution.	Abstentions will have the same effect as a vote AGAINST the resolution.	No	No effect
Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	You may vote EVERY YEAR, EVERY TWO YEARS, EVERY THREE YEARS, or ABSTAIN on the resolution on the frequency of future advisory votes on executive compensation.	The option that receives the greatest number of votes cast will determine the outcome of the vote.	That future votes be held EVERY YEAR. Unless a contrary choice is specified, proxies solicited by our Board will be voted for the EVERY YEAR alternative.	Abstentions will not affect which option receives the greatest number of votes cast and will have no effect on the vote.	No	No effect

Proposal	Voting Options	Vote Required	Directors’ Recommendation	Effect of Abstentions	Broker Discretionary Votes Allowed?	Effect of Broker Non-Votes
Approval of Adoption of the Voya Financial, Inc. 2014 Omnibus Employee Incentive Plan	You may vote FOR, AGAINST, or ABSTAIN on the resolution to approve the adoption of the plan.	Approval requires a number of FOR votes that represents a majority of the shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the matter.	FOR the resolution approving the adoption. Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the resolution.	Abstentions will have the same effect as a vote AGAINST the resolution.	No	No effect
Approval of the Voya Financial, Inc. Amended and Restated 2013 Omnibus Non- Employee Director Incentive Plan	You may vote FOR, AGAINST, or ABSTAIN on the resolution to approve the amendments to the plan.	Approval requires a number of FOR votes that represents a majority of the shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the matter.	FOR the resolution approving the plan. Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the resolution.	Abstentions will have the same effect as a vote AGAINST the resolution.	No	No effect
Ratification of Appointment of Independent Registered Public Accounting Firm	You may vote FOR, AGAINST, or ABSTAIN on the resolution to ratify the appointment.	Approval requires a number of FOR votes that represents a majority of the shares represented at the Annual Meeting, in person or by proxy, and entitled to vote on the matter.	FOR the ratification of the appointment. Unless a contrary choice is specified, proxies solicited by our Board will be voted FOR the ratification of the appointment.	Abstentions will have the same effect as a vote AGAINST the resolution.	Yes	N/A

Who counts the votes?

Votes will be counted by Computershare Trust Company, N.A.

How will the results of the votes taken at our Annual Meeting be reported?

We expect to announce the preliminary voting results at the Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K that will be filed with the SEC, and will be available at www.sec.gov and on our website at www.voya.com.

How do I inspect the list of stockholders of record?

A list of the stockholders of record as of June 2, 2014 will be available for inspection during ordinary business hours at our headquarters at 230 Park Avenue, New York, New York 10169, from July 20, 2014 to July 30, 2014. This list will also be available during the Annual Meeting at www.virtualshareholdermeeting.com/VOYA2014.

How do I contact the Board?

Any person who wishes to communicate with any of our directors, our Lead Director, our committee chairs or with our independent directors as a group should address communications to the board of directors or the particular director or directors, as the case may be, and mail such communications to Voya Financial, Inc., 230 Park Avenue, New York, New York 10169, Attention: Law Department, Office of the Corporate Secretary. You may also send communications by electronic mail at VoyaBoard@voya.com

How do I submit a stockholder proposal for the 2015 Annual Meeting?

Stockholders who wish to present proposals pursuant to SEC Rule 14a-8 for inclusion in the proxy materials to be distributed by us in connection with our 2015 Annual Meeting of Stockholders must submit their proposals to the Law Department, Office of the Corporate Secretary, at Voya Financial, Inc., 230 Park Avenue, New York, NY 10169. Proposals must be received on or before February 19, 2015, unless our 2015 Annual Meeting of Stockholders is held more than 30 days before or after the anniversary date of the 2014 Annual Meeting, in which case proposals must be received a reasonable time before we begin to print and send proxy materials for the 2015 Annual Meeting of Stockholders. Submitting a proposal does not guarantee its inclusion, which is governed by SEC rules and other applicable limitations.

In accordance with our by-laws, for a matter not included in our proxy materials to be properly brought before the 2015 Annual Meeting of Stockholders, a notice of the matter that the stockholder wishes to present must be delivered to the Law Department, Office of the Corporate Secretary, at Voya Financial, Inc., 230 Park Avenue, New York, NY 10169, not less than 90 nor more than 120 days prior to the first anniversary of the 2014 Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our by-laws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than April 1, 2015 and no later than May 1, 2015. If, however, our 2015 Annual Meeting of Stockholders is held before the date that is 30 days before the anniversary date of the 2014 Annual Meeting, or after the date that is 60 days after the anniversary date of the 2014 Annual Meeting, then our by-laws provide that the deadline for such a notice will be the later of the close of business on (i) the date that is 90 days before the date of our 2015 Annual Meeting of Stockholders and (ii) the tenth day following the date on which the date of our 2015 Annual Meeting of Stockholders is first publicly announced or disclosed.

Who pays the expenses of this proxy solicitation?

Expenses for the preparation of these proxy materials and the solicitation of proxies for our Annual Meeting are paid by the Company. In addition to the solicitation of proxies over the Internet or by mail, certain of our directors, officers or employees may solicit proxies in person, by telephone, or by other means of communication. Our directors, officers and employees will receive no additional compensation for any such solicitation. We have also retained Mackenzie Partners to act as a proxy solicitation agent in connection with the Annual Meeting, for which services we expect to pay approximately $7,500. We will reimburse brokers, including our affiliated brokers, and other similar institutions for costs incurred by them in mailing proxy materials to beneficial owners.

Where can I receive more information about the Company?

We file reports and other information with the SEC. This information is available on the Company’s website at www.voya.com and at the Internet site maintained by the SEC at www.sec.gov. You may also contact the SEC at 1-800-SEC-0330. The charters of our Audit, Finance, Compensation and Benefits, and Nominating and Governance Committees, the Company’s Corporate Governance Guidelines, and the Corporate Code of Business Conduct and Ethics are also available on the Company’s investor relations website, investors.voya.com.

Summary

This summary highlights certain information contained elsewhere in our Proxy Statement. You should read the entire Proxy Statement carefully before voting.

Matters to be Voted on at our 2014 Annual Meeting:

	Matter	Board Recommendation	See This Page for More Information

1.	Election of Directors	FOR each Director Nominee	9

2.	Advisory vote on the approval of executive compensation	FOR approval	22

3.	Advisory vote on the frequency of future advisory votes on executive compensation	EVERY YEAR	22

4.	A vote to approve the adoption of the Voya Financial, Inc. 2014 Omnibus Employee Incentive Plan	FOR approval	56

5.	A vote to approve the Voya Financial, Inc. Amended and Restated 2013 Omnibus Non-Employee Director Incentive Plan	FOR approval	62

6.	A vote to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014	FOR ratification	65

Part I: Corporate Governance

Agenda Item 1: Election of Directors

Our Board consists of nine directors, who, pursuant to our Amended and Restated Certificate of Incorporation, are elected annually by our stockholders for one-year terms. Currently, our Board consists of five independent directors, our CEO (who also serves as chairman of the Board), and three directors who are designated by ING Group as “Group Directors” under the terms of the Shareholder Agreement between us and ING Group (which we refer to in this proxy statement as the “Shareholder Agreement”). Frederick S. Hubbell, one of the five independent directors, is currently our Lead Director.

At our Annual Meeting, our stockholders will be asked to elect the nine members of our Board of Directors.

Board Recommendation:	Our Board of Directors unanimously recommends that our stockholders elect each of our Director Nominees described below under “—Director Nominees”.

Evaluation of our Director Nominees

The Nominating and Governance Committee of our Board of Directors has responsibility for evaluating potential candidates for membership on our Board and for recommending to our Board the nine individuals who will become the Company’s nominees for director (who we refer to in this proxy statement as “Director Nominees”).

In identifying and recommending director candidates, the Committee places primary emphasis on the criteria set forth in our Corporate Governance Guidelines, including that candidates should be persons of high integrity who possess independence, forthrightness, inquisitiveness, good judgment and strong analytical skills. The Committee also considers whether nominees have demonstrated a commitment to devote the time required for board duties, including attendance at meetings; possess a team-oriented ethic consistent with the Company’s values; and are committed to the interests of all shareholders as opposed to those of any particular constituency.

The Committee’s assessment of the overall composition of the Board encompasses consideration of diversity, age, skills, international background, and significant experience and prominence in areas of importance to the Company.

Our Nominating and Governance Committee does not set specific minimum qualifications that directors must meet in order for the Committee to recommend them to our Board, but specific characteristics considered by the Committee when evaluating candidates for the Board include:

•	whether the candidate possesses significant leadership experience;
•	the candidate’s accomplishments and reputation in the business community;
•	whether the candidate is financially literate or has other professional business experience relevant to an understanding of our business; and
•	whether the nominee is independent for purposes of NYSE listing rules.

For 2014, our Nominating and Governance Committee also took into account the fact that ING Group has the right, under our Shareholder Agreement, to designate three of our nine Director Nominees.

In 2013 and 2014, Spencer Stuart, an executive search consulting firm, assisted the Company in identifying potential candidates for its Board of Directors.

Consideration of Stockholder Nominees

It is the policy of the Nominating and Governance Committee to consider candidates recommended by stockholders in the same manner as other candidates. Stockholders wishing to submit potential director candidates for consideration by our Nominating and Governance Committee should submit the names of their nominees, a description of their qualifications and background, and the signed consent of the nominee to be so considered, to our Nominating and Governance Committee, care of the Corporate Secretary, Voya Financial, Inc., 230 Park Avenue, New York, New York 10169.

Our Director Nominees

The following table sets forth our Director Nominees, their ages, their status as “independent” for purposes of NYSE listing rules, their board and business experience, and the committees of our Board on which they were serving as of June 2, 2014, the Record Date.

Name	Age	Independent	Director Since	Occupation	Other Public Company Boards	Group Director*	Committees
Jane P. Chwick	51	Yes	2014	Director	• MarketAxess	No	• Compensation and Benefits • Finance
Patrick G. Flynn	53	No	2011	Chief Financial Officer, ING Group NV	None	Yes	• Finance
J. Barry Griswell	65	Yes	2013	Director	• Herman Miller, Inc. • Och-Ziff Capital Management Group	No	• Compensation and Benefits (Chair) • Audit • Nominating and Governance
Frederick S. Hubbell (Lead Director)	63	Yes	2012	Director	• Macerich Company	No	• Nominating and Governance (Chair) • Audit • Compensation and Benefits
Hendricus (“Henny”) A. Koemans	60	No	2013	Director of Public & Government Affairs, ING Group	None	Yes	• Finance (Chair) • Executive
Rodney O. Martin, Jr.	61	No	2011	CEO and Chairman of the Board, Voya Financial, Inc.	None(1)	No	• Executive
Willem (“Wilfred”) F. Nagel	58	No	2011	Chief Risk Officer, ING Group NV	None	Yes	• Compensation and Benefits • Finance
Deborah C. Wright	56	Yes	2014	Chairman and Chief Executive Officer, Carver Bancorp Inc.	• Time Warner Inc. • Carver Bancorp, Inc.	No	• Audit • Nominating and Governance
David Zwiener	59	Yes	2013	Principal, Dowling Capital Partners	• Partner Re, Ltd.	No	• Audit (Chair) • Finance • Executive
*	Indicates a Director Nominee that has been included among the Director Nominees pursuant to the right of ING Group under the Shareholder Agreement to designate three of the nine Director Nominees.
(1)	Mr. Martin is also a director of two of our wholly owned subsidiaries, ING Life Insurance and Annuity Company and ING USA Annuity and Life Insurance Company, each of which is an SEC registrant.

If elected by our stockholders, the nine Director Nominees, all of whom are currently members of our Board, will serve for a one-year term expiring at our 2015 Annual Meeting of Stockholders. Each duly elected director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

Each of our Director Nominees has been recommended for election by our Nominating and Governance Committee and approved and nominated for election by our Board. All of our directors are elected by majority vote of our stockholders, excluding abstentions.

Below is biographical information about our Director Nominees. This information is current as of the Record Date and has been confirmed by each of the Director Nominees for inclusion in this proxy statement.

Jane P. Chwick

Jane P. Chwick has been a director of the Company since May 2014. Ms. Chwick is the retired Co-Chief Operating Officer of Technology for The Goldman Sachs Group, Inc., where she was employed in increasingly senior positions from 1983 until 2013. Ms. Chwick serves on the boards of MarketAxess Holdings, Inc., the Queens College Foundation and Girls Who Code. Ms. Chwick holds a bachelor’s degree in Mathematics from Queen’s

College and a Masters of Business Administration in Management Sciences and Quantitative Methods from St. John’s University. Ms. Chwick has been selected as a Director Nominee in light of her experience as chief operating officer of a major function within a global financial institution, and her experience in technology, strategy, risk management and operations.

Patrick G. Flynn

Patrick G. Flynn has been a director of the Company since 2011. He has been a member of the Executive Board and chief financial officer of ING Group since April 2009. He also serves on the Management Boards of ING Group subsidiaries ING Bank N.V., ING Verzekeringen N.V. and ING Insurance Eurasia N.V. and is a member of the management board of ING Group subsidiary ING Insurance Topholding N.V. Prior to joining ING Group, he was employed by HSBC from 1989 to 2009 serving as chief financial officer for HSBC’s banking and insurance operations in South America from 2002 to 2006 and rising to chief financial officer of HSBC’s global insurance business based in London. From 1984 to 1989 he was employed by KPMG in Dublin, Ireland. Mr. Flynn holds a bachelor’s degree in Business Studies from Trinity College Dublin. Mr. Flynn is a fellow of the Institute of Chartered Accountants, Ireland, and a member of the Association of Corporate Treasurers (UK). Mr. Flynn has been selected as a Director Nominee in light of his experience as a chief financial officer, his extensive knowledge of finance and accounting and his experience with the Company. Mr. Flynn is one of the three “Group Directors” designated by ING Group under the Shareholder Agreement to be a Director Nominee of the Company.

J. Barry Griswell

J. Barry Griswell has been a director of the Company since May 2013, and serves as Chairman of our Compensation and Benefits Committee (see “—Board Committees—Compensation and Benefits Committee”). Mr. Griswell is the retired Chairman and Chief Executive Officer of Principal Financial Group, positions he held from 2002 to 2009 and

2000-2008, respectively. He remained a non-executive member of Principal Financial Group’s Board of Directors until 2010. Prior to joining Principal Financial Group in 1988, Mr. Griswell served as President and Chief Executive Officer of MetLife Marketing Corporation, a subsidiary of Metropolitan Life Insurance Company. In 2011, Mr. Griswell joined the board of directors of Och-Ziff Capital Management Group, where he serves as Chair of the Compensation Committee, and since 2004 he has been a member of the board of directors of Herman Miller, Inc., where he currently is Chair of the Compensation Committee and a member of the Executive Committee. From 2010 to 2013, Mr. Griswell served as a director of National Financial Partners Corp. From his retirement in 2008 from Principal Financial Group until July 1, 2013, Mr. Griswell served as the head of the Community Foundation of Greater Des Moines, first as President and, from July 2011 until July 2013, as Chief Executive Officer. Mr. Griswell has held leadership positions with several industry trade associations, including ACLI, LIMRA, the Life Underwriting Training Council and LL Global. Mr. Griswell is the co-author of The Adversity Paradox: An Unconventional Guide to Achieving Uncommon Business Success (2009). Mr. Griswell received a B.A. from Berry College and an M.B.A. from Stetson University. Mr. Griswell has been selected as a Director Nominee in light of his extensive experience in the U.S. retirement and life insurance industry, his financial expertise and his experience serving as a director and officer of other U.S. public companies.

Frederick S. Hubbell

Frederick S. Hubbell has been a director of the Company since 2012. Mr. Hubbell serves as our Lead Director (see below “—Lead Director”) and as Chairman of our Nominating and Governance Committee (see “—Board Committees—Nominating and Governance Committee”). During 2012, prior to his appointment to our Board of Directors, Mr. Hubbell was an independent advisor to ING Group for approximately nine months in its consideration of potential transactions to divest us from ING Group. He served as a member of the Executive Board of ING Group from 2000 to 2006 and was Chairman of Insurance and Asset Management Americas for ING Group from 2004 to 2006. Mr. Hubbell was a member of the Executive Committee of Financial Services International for ING Group from 1999 to 2000 and served as President and Chief Executive Officer of the United States Life and Annuities Operations for ING Group from 1997 to 1999. He became President and Chief Executive Officer of Equitable Life Insurance Company of Iowa in 1989 and Chairman in 1993, and served in both roles until ING Group’s acquisition of Equitable in 1997. Mr. Hubbell was Chairman of Younkers, a retail department store business from 1985 to 1992. He was head of strategic planning of Equitable Life Insurance Company of Iowa from 1983 to 1985. Mr. Hubbell began his career as a lawyer in the United States at Dewey, Ballantine, Bushby, Palmer & Wood LLP from 1976 to 1978 and also practiced at Hughes Hubbard and Reed LLP from 1978 to 1981, and was a partner at Mumford, Schrage, Merriman and Zurek from 1981 to 1983. Mr. Hubbell received his B.A. from University of North Carolina, Chapel Hill in 1973 and his J.D. from University of Iowa in 1976. He serves on the Board of Directors of The Macerich Company, the Board of Directors of the Community Foundation of Greater Des Moines, and the Board of Trustees of Simpson College. Mr. Hubbell has been selected as a Director Nominee in light of his deep understanding of the U.S. insurance business, his background in financial services and his experience serving as a director on the boards of U.S. public companies.

Hendricus (“Henny”) A. Koemans

Hendricus (“Henny”) A. Koemans has been a director of the Company since October 2013. He has been employed by ING Group since 1996 in various positions, most recently as Director of Public & Government Affairs since 2010. He served as Head of Tax ING Group from 2002 to 2011. Prior to joining ING Group, Mr. Koemans was employed by the Ministry of Finance in the Netherlands from 1987 to 1996. Mr. Koemans holds a tax law degree from the University of Leiden. Mr. Koemans has been selected as a Director Nominee in light of his experience in financial services, his specialization in taxation and his knowledge of the Company’s business. Mr. Koemans is one of the three “Group Directors” designated by ING Group under the Shareholder Agreement to be a Director Nominee of the Company.

Rodney O. Martin, Jr.

Rodney O. Martin, Jr. has been our chief executive officer and a director of the Company since 2011. Mr. Martin was appointed Chairman of the Board of Directors upon completion of our initial public offering in May 2013, and also serves as chairman of the Board’s Executive Committee (see “—Board Committees—Executive Committee”). As

Chief Executive Officer, Mr. Martin is responsible for the overall strategy and performance of the Company. Mr. Martin began his insurance career as an agent with Connecticut Mutual Life Insurance Company, where, from February 1975 to August 1995, he served in various marketing and management positions. Mr. Martin ultimately advanced to become president of Connecticut Mutual Insurance Services. In 1995, Mr. Martin joined the American General Life Companies as president and chief executive officer where he ran the U.S. life insurance businesses until they were acquired by American International Group, Inc. (“AIG”), in 2001. At AIG, Mr. Martin held positions of increasing responsibility, from chief operating officer of AIG Worldwide Life Insurance, chairman and chief executive officer of American Life Insurance Company, chairman of American International Assurance, and most recently, chairman of AIG’s International Life and Retirement Services businesses until November 2010. Mr. Martin received his bachelor’s degree in business administration from Alfred University in Alfred, N.Y., and is also a Life Underwriter Training Council Fellow. Mr. Martin serves on the Board of Directors of ACLI and has served on the Board of Directors of LIMRA. Mr. Martin has been selected as a Director Nominee in light of his extensive leadership experience within the retirement and life insurance industries, his understanding of the Company’s business and the important role he has played in determining the Company’s strategy and vision as a newly public company.

Willem F. Nagel

Willem F. Nagel has been a director of the Company since 2011. He has been a member of the Executive Board and chief risk officer of ING Group since May 2012. He also serves as chief risk officer on the Management Boards of ING Group subsidiaries ING Bank, ING V, and ING Insurance Eurasia N.V. and is a member of the management board of ING

Insurance Topholding N.V. He has been employed by ING Group since 1991 in various positions, most recently as chief executive officer of ING Bank Turkey since January 2010 and CEO of ING Wholesale Bank Asia from 2005 to January 2010. From 1981 to 1991, he was employed by ABN Amro Bank, most recently as head of Aerospace and Structured Finance. Mr. Nagel holds a master’s degree in Economics from VU University Amsterdam. Mr. Nagel has been selected as a Director Nominee in light of his extensive experience in risk management, his knowledge of the financial services industry and his deep understanding of the Company’s business. Mr. Nagel is one of the three “Group Directors” designated by ING Group under the Shareholder Agreement to be a Director Nominee of the Company.

Deborah C. Wright

Deborah C. Wright has been a director of the Company since May 2014. Ms. Wright is currently the Chairman and Chief Executive Officer of Carver Bancorp, Inc. and Carver Federal Savings Bank, a position she has held since 2005. Ms. Wright served as President and Chief Executive Officer of Carver Bancorp, Inc. and Carver Federal Savings Bank from 1999 to

2005. From 1996 to 1999, Ms. Wright served as the President and Chief Executive Officer of the Upper Manhattan Empowerment Zone Development Corporation. Ms. Wright is a director and chairman of the audit and finance committee of Time Warner, Inc., and was previously on the board of directors of Kraft Foods Inc. (now Mondelēz International, Inc. and Kraft Foods Group Inc.). Ms. Wright currently serves as director and chairman of the audit committee of Memorial Sloan-Kettering Cancer Center and as a director of Sesame Workshop. Ms. Wright holds A.B., J.D. and M.B.A. degrees from Harvard University. Ms. Wright has been selected as a Director Nominee in light of her extensive experience in the financial services industry and her experience on public company boards and audit committees.

David Zwiener

David Zwiener has been a director of the Company since May 2013, and serves as chairman of our Audit Committee (see “—Board Committees—Audit Committee”). Since 2010, Mr. Zwiener has been a Principal in Dowling Capital Partners. Prior to joining Dowling Capital Partners, Mr. Zwiener was Chief Financial Officer of Wachovia Corporation. From

2007 to 2008, he was Managing Director and Co-Head of the Financial Institutions Group at The Carlyle Group. From 1995 to 2007, Mr. Zwiener served in increasingly responsible positions at The Hartford, rising to President and Chief Operating Officer—Property & Casualty. Mr. Zwiener is currently a director of Partner Re, Ltd. where he serves as chairman of that company’s audit committee, and he is a trustee of the New Britain Museum of American Art. He previously served as a director of CNO Financial Group (2010-2011), The Hartford (1997-2007) and Sheridan Healthcare, Inc. (1998-2004). Mr. Zwiener received an A.B. degree from Duke University and an M.B.A. from the Kellogg School of Management at Northwestern University. Mr. Zwiener has been selected as a Director Nominee in light of his extensive experience in the financial services and U.S. insurance industries, his knowledge of finance and accounting and his background as a director and officer of U.S. public companies.

Board Leadership

Our Nominating and Governance Committee has considered the leadership structure of our board, and has determined that it is in the best interest of the Company for the positions of Chief Executive Officer and Chairman to be held by a single individual, Mr. Martin. The Committee made this determination in light of Mr. Martin’s experience with the Company; the nature of the leadership he has demonstrated within our Company and on our Board; and the role fulfilled by Mr. Hubbell, our Lead Director. It is the policy of our Board that, during any period where the Chairman of the Board is not “independent” for purposes of the rules of the New York Stock Exchange (NYSE), the Board will appoint a Lead Director who will be an independent director. Mr. Hubbell is an independent director.

Board Leadership Structure

Under the leadership structure adopted by our Board, the Chairman and CEO and the Lead Director have complementary roles. The following table outlines the respective responsibilities held by each:

Chairman and CEO	Lead Director

•      Responsible for managing the Company on a day-to-day basis.

•      Chairs Board meetings.

•      Works with Lead Director to set agenda for Board meetings.

•      Guides discussions at Board meetings and encourages directors to voice their views.

•      Communicates significant business developments and time-sensitive matters to the Board.

•      Sets and leads the implementation of corporate policy and strategy.

•      Interacts daily with the senior leadership of our Company.

•      Meets frequently with clients and stockholders, providing an opportunity to understand and respond to concerns and feedback; and communicates feedback to our Board.

•      Chairs annual stockholder meeting.

•      Consults on meeting agendas and schedules of our Board of Directors

•      Together with the chair of the Compensation and Benefits Committee, coordinates the evaluation of the performance of the CEO by our non-management directors.

•      Serves as a liaison between the non-management members of our Board of Directors and the Chairman of the Board, as a contact person to facilitate communications by our employees, stockholders (including ING Group) and others with the non-management directors.

•      Reviews the quality, quantity, appropriateness and timeliness of information provided to our Board.

In addition, the Lead Director is a member and the chairperson of any independent committee designated to review and approve related party transactions. The Lead Director also presides over the executive sessions of our Board held by non-management directors without any management directors present and those that are held by independent directors without any non-independent directors present; as well as chairing any regular Board meetings held when the Chairman of our Board is absent. The Lead Director may call meetings of the independent directors at any time.

Board Role in Risk Oversight

Our Board carries out its risk oversight function through its regularly scheduled meetings, through its committees (including the Audit Committee, which consistent with NYSE rules has a central role in risk oversight), and through informal interactions and discussions between our directors and our senior management.

In carrying out its oversight role with respect to financial risk management, the Board has established policies which govern the nature and degree of financial risk that the Company is permitted to undertake, and the manner in which protection from such risks is established and managed. The Board receives regular reports from the management risk committee of the Company and the Company’s Chief Risk Officer on the Company’s ongoing adherence to the Board’s risk-related policies and the status of the Company’s risk management programs.

The Board also oversees the Company’s exposure to risks of other natures, including due to adverse political events, legal and regulatory developments, natural disasters and infrastructure and security failures. To this end, the Board has placed particular emphasis on business continuity and recovery, IT security, emergency succession planning, financial and compliance controls, and strategic planning to improve our resiliency in the face of uncertainty surrounding the laws and regulations governing the financial services industry generally and retirement and insurance businesses in particular.

The Board has also put significant focus on the Company’s public disclosure and reporting function, in light of its status as a newly public company subject to Exchange Act reporting obligations.

2013 Board Meetings

Between the time of our IPO in May 2013 and the end of 2013, our Board held 5 meetings. Our eight non-employee directors also met 3 times in executive session during 2013, in meetings presided over by Mr. Hubbell, our Lead Director. Our Independent Directors met once in executive session during 2013, in a meeting also presided over by Mr. Hubbell.

No directors attended fewer than 75% of the aggregate number of meetings of the Board and of the Board committees on which the director served during 2013, the threshold for disclosure under SEC rules.

We encourage our directors to attend each of our annual meetings, and have scheduled a board meeting to follow immediately after our 2014 Annual Meeting in order to further facilitate and promote such attendance.

Director Independence

As required by NYSE rules, our Board of Directors considers annually whether each of its members is “independent” for purposes of NYSE rules. Those rules provide that a director is “independent” if our Board determines that the director does not have any direct or indirect material relationship with Voya Financial.

Our Board has determined, upon the recommendation of our Nominating and Governance Committee, that each of Ms. Chwick and Ms. Wright, and Messrs. Griswell, Hubbell, and Zwiener, are independent. This determination was based, in part, on detailed information that each director provided our Board regarding his or her business and professional relationships, and those of his or her family members, with Voya Financial and those entities with which we have significant business or financial interactions.

In making its independence determinations, our Nominating and Governance Committee and our Board considered both the “bright line” independence criteria set forth in NYSE rules, as well as other relationships which, although not expressly inconsistent with independence under NYSE, may nevertheless have been determined to constitute a “material direct or indirect relationship” that would prevent a director from being independent. These included relationships and transactions in the following categories, which our Nominating and Governance Committee and our Board have deemed immaterial to the Director’s independence due to the nature of the relationship or transaction or the amount involved:

•	Ordinary course customer or client transactions. Ordinary-course transactions between the Company and another entity, where the other entity is our customer or client, or where we are the customer or client of the other entity, and where our director:
¡	is an executive officer of the other entity (Ms. Wright);
¡	is a non-executive director of the other entity (Ms. Chwick); or

¡	is a less-than-five percent shareholder of the other entity (and the entity is not a publicly-traded corporation) (Mr. Hubbell);

, and where the annual payments made or received by the Company do not exceed the greater of $1 million or 2 percent of the other entity’s gross revenues.

•	Ordinary course charitable donations. Charitable donations made in the ordinary course (including through our matching gift program) to a charitable organization of which our director (Messrs. Griswell and Hubbell) or an immediate family member (Mr. Zwiener) is a board member or trustee, or holds a similar position.

“Controlled Company” Exemption

Until March 25, 2014, ING Group owned a majority of our stock, and we elected to be a “controlled company” for purposes of the NYSE listing rules. Pursuant to the “controlled company” exemption, we were not required to satisfy certain of the corporate governance rules of the NYSE, including the requirement that we maintain a Board of Directors containing a majority of directors who are “independent” for purposes of the NYSE listed company rules or that our Nominating and Governance and Compensation and Benefits committees each consist solely of independent directors. As of March 25, 2014, we have ceased to be a “controlled company,” and no longer have the benefit of the controlled company exemption. Accordingly, we will become subject to all of the applicable NYSE corporate governance rules over a one-year phase-in period ending March 25, 2015, following which time our Board of Directors must consist of a majority of independent directors, and our Nominating and Governance and Compensation and Benefits committees must each consist solely of independent directors.

Board Committees

Our Board of Directors has the following standing committees: Audit, Compensation and Benefits, Nominating and Governance, Finance, and Executive.

Audit Committee

The Audit Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities of the financial reports and other financial information filed with the SEC or provided by us to regulators; our risk and capital profile and policies; our independent auditors’ qualifications and independence; and the performance of our independent auditors and our internal audit function.

As of the mailing date of this proxy statement, the Audit Committee consists of Mr. Zwiener, who serves as chairman, Ms. Wright, and Messrs. Griswell and Hubbell.

See Part III – Audit Related Matters of this proxy statement for additional information about our Audit Committee.

The Audit Committee met six times between the time of our IPO in May 2013 and the end of 2013.

Compensation and Benefits Committee

The Compensation and Benefits Committee is responsible for annually reviewing and approving the corporate goals and objectives relevant to the compensation of the Chief Executive Officer and evaluating his or her performance in light of these goals; determining the compensation of our executive officers and other appropriate officers, and administering our incentive and equity-based compensation plans.

The Compensation and Benefits Committee has the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board of Directors or management. With respect to compensation consultants retained to assist in the evaluation of director, chief executive officer or senior executive compensation, this authority is vested solely in the Compensation and Benefits Committee.

As of the mailing date of this proxy statement, the Compensation and Benefits Committee consists of Mr. Griswell, who serves as chairman, Ms. Chwick, and Messrs. Hubbell and Nagel. Mr. Nagel serves as a Group Director and is not “independent” for purposes of NYSE listing rules. Because ING Group has ceased to own more than 50% of our shares, the Compensation and Benefits Committee is transitioning to consist solely of independent directors in accordance with the phase-in provisions of the NYSE listing rules.

The Compensation and Benefits Committee met five times between the time of our IPO in May 2013 and the end of 2013.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for identifying and recommending candidates for election to our Board of Directors and each committee of our Board of Directors, reviewing and reporting to the Board of Directors on compensation of directors and Board committee members, developing, recommending and monitoring corporate governance principles applicable to the Board of Directors and the Company as a whole.

As of the mailing date of this proxy statement, the Nominating and Governance Committee consists of Mr. Hubbell, who serves as chairman, Ms. Wright, and Mr. Griswell.

The Nominating and Governance Committee met five times between the time of our IPO in May 2013 and the end of 2013.

Finance Committee

The Finance Committee is responsible for reviewing our financial affairs based upon periodic reports and recommendations of our management; monitoring our financial structure and long-term financial plan and recommending appropriate action to our board of directors with respect to financial policies, allocation of capital to our businesses and methods of financing our businesses; monitoring our capital needs and financing arrangements, our ability to access capital markets and management’s financing plans; and reviewing and approving or recommending for approval certain issuances of securities, investments, dispositions and other transactions above certain amounts.

As of the mailing date of this proxy statement, the Finance Committee consists of Mr. Koemans, who serves as chairman, Ms. Chwick, and Messrs. Flynn, Nagel and Zwiener.

Executive Committee of the Board

The Executive Committee of the Board is responsible for taking action where required in exigent circumstances, where it is impracticable to convene, or obtain the unanimous written consent of, the full Board of Directors.

As of the mailing date of this proxy statement, the Executive Committee of the Board consists of Mr. Martin, who serves as chairman, and Messrs. Koemans and Zwiener.

Our Executive Officers

Management of the Company is led by the Office of the CEO (the “OCEO”) and the Management Executive Committee. The OCEO, our highest management body, is composed of the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer and is responsible for setting the leadership tone and providing overall strategic and financial guidelines for the Company. The Management Executive Committee, composed of the members of the OCEO as well as the remainder of our executive officers, set forth below, is tasked with setting corporate strategy, managing overall operating performance, building a cohesive culture and establishing our organizational structure.

The following table presents information regarding our executive officers.

Name	Age	Position
Rodney O. Martin, Jr.*	62	Chief Executive Officer
Alain M. Karaoglan*	52	Executive Vice President and Chief Operating Officer
Ewout L. Steenbergen*	44	Executive Vice President and Chief Financial Officer
Mary E. (“Maliz”) Beams	58	Chief Executive Officer, Retirement Solutions
Jeffrey T. Becker	48	Chief Executive Officer, Investment Management
Bridget M. Healy	59	Executive Vice President and Chief Legal Officer
Chetlur S. Ragavan	60	Executive Vice President and Chief Risk Officer
Kevin D. Silva	60	Executive Vice President and Chief Human Resources Officer
Michael S. Smith	50	Chief Executive Officer, Insurance Solutions and Closed Block Variable Annuities

*	Designates a member of the OCEO.

Set forth below is biographical information about each of the executive officers named in the table above.

Rodney O. Martin, Jr. has served as chief executive officer and a member of the Board of Directors of Voya Financial, Inc. since April 2011. Additional biographical information regarding Mr. Martin is provided above, under “Our Director Nominees”.

Alain M. Karaoglan has served as executive vice president and chief operating officer since September 2012, and from April 2011 to September 2012 served as executive vice president, finance and strategy. Mr. Karaoglan provides oversight to our Investment Management business, as well as Strategy and Corporate Development, Investor Relations, Brand Marketing, Operations, and Information Technology. Mr. Karaoglan also served as a member of the Board of Directors from April 2011 to April 2013. Prior to joining us, Mr. Karaoglan was senior vice president, Divestiture, for AIG from June of 2009 to April 2011. Prior to AIG, from September 2007 to April 2009, Mr. Karaoglan was managing director, Equity Research, for Banc of America Securities LLC. From October of 2000 to June 2007, he was managing director, North American Equity Research, at Deutsche Bank Securities Inc. Previously, from August 1997 to October 2000, he was an equity research analyst at Donaldson Lufkin & Jenrette after being in investment banking for approximately 10 years (1988-1997) at First Boston Corporation and, as a managing director at Bear Stearns, where he advised companies in corporate finance and merger and acquisitions transactions. Mr. Karaoglan received bachelor’s degrees, both magna cum laude, in business administration and economics from Pepperdine University and received his M.B.A. from Dartmouth College’s Tuck School of Business.

Ewout L. Steenbergen has served as executive vice president and chief financial officer of the Company since January 2010. Mr. Steenbergen also served as a member of the Board of Directors from January 2010 to April 2013. Mr. Steenbergen is responsible for strategic finance, capital management, treasury, actuarial, tax, insurance investments, controller functions, financial reporting, procurement and expense management for the

Company. Mr. Steenbergen has been employed by ING Group-affiliated companies since 1993. Immediately prior to his current position, he served as chief financial officer and chief risk officer for ING Asia Pacific. Mr. Steenbergen has held a number of management roles for ING Group including serving as regional general manager in Hong Kong, China, and as chief executive officer of RVS, an ING Group company based in the Netherlands that provides a broad range of life insurance, property and casualty insurance, and pension products. He has also served as head of corporate strategy for ING Group, chief executive officer of ING Insurance Czech Republic and Slovakia, and director of Retirement and Employee Benefits at Nationale-Nederlanden, ING Group’s life insurance company in the Netherlands. Prior to joining ING Group, Mr. Steenbergen was a consultant at the actuarial firm, Ten Pas (now part of Mercer) from 1990 to 1993. He holds a master’s degree in actuarial science from the University of Amsterdam (Netherlands) and a master’s degree in business administration from the University of Rochester.

Mary E. (“Maliz”) Beams has served as chief executive officer of our Retirement segment since June 2011, with responsibility broadened to cover the entire Retirement Solutions business since August 2012. Ms. Beams joined ING in 2011 with 30 years of experience in the financial services industry, spanning institutional, high net-worth and retail markets across asset management, retirement and banking sectors and has run both international and domestic businesses. Prior to joining the Company, Ms. Beams served as president and chief executive officer of TIAA-CREF’s Individual and Institutional Services LLC (2004-2010). In addition to TIAA-CREF, Ms. Beams was a partner at Zurich Scudder Investments heading the offshore and U.S. mutual fund direct businesses (1997-2003). She was also a managing director of Fleet Financial (1993-1997), American Express (1988-1993) and Citibank (1984-1988). Ms. Beams received a B.A. in English from Boston College and an M.B.A. in finance and marketing from Columbia University. Ms. Beams is currently a board member of the Employee Benefits Research Institute (EBRI), The Insured Retirement Institute (IRI) and LIMRA-LOMA Secure Retirement Institute and is a member of the CEO Task Force for Retirement Services.

Jeffrey T. Becker has served as chief executive officer of our Investment Management business since October 2009. Mr. Becker has been employed by the Company and its predecessor since 1998, serving in increasingly responsible positions, including vice chairman, chief operating officer and chief financial officer of the Investment Management business. Prior to joining the Company, Mr. Becker was chief credit officer for Aetna’s Real Estate Investment Group. Prior to joining Aetna in 1994, Mr. Becker was a senior manager in Arthur Andersen’s financial consulting practice. Mr. Becker earned a B.A. in economics from Colgate University and an M.B.A. in finance from New York University’s Stern School of Business.

Bridget M. Healy has served as executive vice president and chief legal officer of the Company since July 2007 and prior to 2012, also served in the same capacity for ING Group’s non-banking operations in the Americas. In this role, Ms. Healy is responsible for the law, government affairs, compliance and corporate responsibility functions for the Company. Ms. Healy joined Voya Financial, Inc. from The Travelers Companies, Inc., where she was senior vice president and group general counsel from 2005 to 2007. Prior to Travelers, from 1995 to 2003 she served in positions of increasing responsibility at Becton, Dickinson and Company, ultimately serving as its general counsel and corporate secretary from 2000-2003. In addition, she previously was a partner in the law firm of Stroock & Stroock & Lavan from 1992 to 1995 and practiced law in the United States and in Europe with Davis Polk & Wardwell LLP from 1982 to 1991. Ms. Healy received her J.D., magna cum laude, from the Georgetown University Law Center and is a graduate of Brown University, with an honors degree in International Relations and French Studies. Ms. Healy is the past Chairman of the Life Insurance Council of New York (LICONY).

Chetlur S. Ragavan has served as executive vice president and chief risk officer of the Company since January 2014. Prior to assuming this role, Mr. Ragavan served as the chief risk officer of Investment Management since April 2008. In this role, Mr. Ragavan was responsible for an integrated, company-wide platform that covers investment, operational and business risk management. Prior to joining the Company, Mr. Ragavan served as Managing Director, co-head of the Portfolio Analytics Group for Blackrock Solutions following its merger with Merrill Lynch Investment Managers in October 2006. He began his career at Merrill Lynch in 1980 and has held a number of senior investment and risk management positions within its various subsidiaries. Mr. Ragavan has a B.B.A. in management science from Madurai University and an M.B.A. in finance from the University of Madras, both in India. He also holds an M.S. in computer science from the New Jersey Institute of Technology and holds the Chartered Financial Analyst® designation.

Kevin D. Silva has served as executive vice president and chief human resources officer of the Company since February 2012. Prior to his current position, from 2009 to 2012, he served as chief human resources officer at Argo Group International, a global, publicly traded specialty insurance company. Prior to joining Argo, Mr. Silva spent more than 13 years (1996-2009) at MBIA Insurance Corporation where he served as chief administrative officer responsible for the human resources, communications, corporate administration, governmental relations, information resources, facilities, telecommunications, and records-management functions. Mr. Silva has also served in senior human resources leadership roles with Merrill Lynch (1993-1995), MasterCard International (1989-1993), and Pepsi Cola Company (1979-1989). Mr. Silva earned a bachelor’s degree in Communications from St. John’s University and a master’s degree in Psychology from New York University.

Michael S. Smith has served as Chief Executive Officer of our Insurance Solutions and Closed Block Variable Annuity business since January 2014. Prior to assuming this role, Mr. Smith served as the executive vice president and chief risk officer of the Company since May 2012. In this role, Mr. Smith was responsible for overseeing the enterprise-wide and business-level risk monitoring and management program for the Company. In addition to his risk management role, he provided management oversight of our CBVA segment. Mr. Smith joined the Company in May 2009 first as chief financial officer and chief insurance risk officer of the annuity business and subsequently as chief executive officer of Annuity Manufacturing. Prior to joining the Company, from 1988 to 2009, Mr. Smith was employed by Lincoln Financial Group (“LNC”) where he held several positions, including head of Profitability and Risk Management for Retirement Solutions at LNC, chief actuarial officer for Lincoln National Life, chief administrative officer and chief financial officer for Lincoln Financial Distributors, Inc., chief financial officer and chief risk officer for LNC’s Life and Annuity division and head of customer support for LNC’s Employer Markets division. Mr. Smith holds bachelor’s degrees in Economics and Russian Studies from the University of Michigan. He attained Fellowship in the Society of Actuaries in 1990 and is also a Member of the American Academy of Actuaries. He also attained his CFA Charter holder designation in 2003.

Part II: Compensation Matters

Agenda Item 2. An Advisory Vote to Approve Executive Compensation

Section 14A of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) requires that stockholders be given the opportunity to cast an advisory vote on the compensation of our Named Executive Officers, or “NEO’s”. Our NEO compensation for 2013 is disclosed and discussed below, including under “—Compensation Discussion and Analysis” and “—Executive Compensation”.

Accordingly, the following resolution will be presented at our Annual Meeting:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

This vote is only advisory and will not be binding on the Compensation and Benefits Committee of the Board of Directors, which is responsible for determining the compensation of our NEOs. The results of the vote will be taken into account, however, by our Compensation and Benefits Committee when considering our compensation policies.

Board Recommendation: Our Board of Directors unanimously recommends that stockholders vote FOR the resolution approving the compensation paid to the Named Executive Officers.

Agenda Item 3. An Advisory Vote to Approve the Frequency of Future

Advisory Votes on Executive Compensation

In addition to the advisory vote on compensation matters referred to in Agenda Item 2, above, Section 14A of the Exchange Act also requires that stockholders be given the opportunity to cast an advisory vote on the frequency with which we will conduct the advisory vote on compensation. You may vote that we have this advisory vote every year, every two years or every three years or you may abstain.

Accordingly, the following resolution will be presented at our Annual Meeting:

RESOLVED, that the stockholders indicate, by their vote on this resolution, whether the advisory vote on executive compensation should be held every year, every two years or every three years.

This vote is only advisory and will not be binding on the Compensation and Benefits Committee of the Board of Directors, which is responsible for determining the compensation of our NEOs. The results of the vote will be taken into account, however, by our Compensation and Benefits Committee when considering our compensation policies and the frequency with which we pursue an advisory vote on executive compensation from our stockholders.

Board Recommendation: Our Board of Directors unanimously recommends that stockholders vote to hold an advisory vote on executive compensation EVERY YEAR.

Compensation Highlights

The success of our business is based in significant part on our ability to attract, retain and motivate the executive officers who determine the Company’s strategy and provide the leadership necessary to allow the Company to execute its business plan. To support the achievement of these objectives, the Company focuses its executive compensation programs on the principle of pay-for-performance. Consistent with this principle, our programs condition the amount of compensation our executives receive on the achievement of business and individual performance results.

2013 was a year of transition for our Company, as we carried out our initial public offering and began our evolution from a wholly owned subsidiary of a European company to a publicly traded U.S. corporation. Because ING Group continued to own a majority of our common stock throughout 2013, we were subject to European regulations that limited our ability to fully implement our intended compensation programs, including limitations on the vesting conditions applicable to equity grants awarded to our executives. With these limitations now lifted, we expect to embrace pay-for-performance to an even greater degree for 2014 and future years.

Our pay-for-performance approach is demonstrated in a number of ways:

A significant proportion of executive pay is conditioned on the achievement of business and individual results

For 2013, approximately 86% of the total compensation package of our Chairman and Chief Executive Officer, Rodney O. Martin, Jr., was in the form of variable pay. This amount consisted of approximately 29% of Mr. Martin’s total compensation that was based on the achievement by the Company of specific financial goals and by Mr. Martin of individual performance objectives, and was paid as cash or in the form of equity awards that vest over a four-year period. A further approximately 57% of Mr. Martin’s total compensation was based on an overall assessment of the Company’s business performance during 2013 and an evaluation of Mr. Martin’s 2013 individual performance, and was paid in the form of equity awards that also vest over a four-year period.

With respect to our named executive officers other than Mr. Martin, an average of 81% of 2013 compensation was conditioned on the achievement of Company financial goals and/or individual performance objectives.

Individual performance objectives are set at the beginning of the year and reviewed following the conclusion of each year

The company and individual objectives that determine variable compensation outcomes were established early in 2013 and the assessment of results against those objectives early in 2014 is a critical part of our pay-for-performance approach to compensation.

Awards from our annual incentive plan are based on key business results of our core businesses that align with the strategies and objectives we set out in connection with our initial public offering

Compensation amounts paid under our annual incentive plan depend on the achievement of specific targets set with respect to certain of the key financial measures we use to determine the success of our business, including our ongoing business adjusted operating earnings; ongoing business adjusted return on capital, and distributable earnings. These measures align with our long-term strategy of focusing on return on equity, prudent capital management, and the financial performance of our ongoing business segments.

Long-term incentive grants designed to focus NEOs on longer-term value creation

The majority of the total compensation paid to our named executive officers for 2013 was in the form of restricted stock units that vest over a period of years. This approach means that a significant portion of our executives’ eventual realizable compensation depends on the Company’s long-term financial performance.

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) provides a review of the compensation arrangements of our named executive officers. The following individuals were our named executive officers as of December 31, 2013:

Name	Position
Rodney O. Martin, Jr.	Chairman and Chief Executive Officer
Alain M. Karaoglan	Executive Vice President and Chief Operating Officer
Ewout L. Steenbergen	Executive Vice President and Chief Financial Officer
Maliz E. Beams	Chief Executive Officer, Retirement Solutions
Jeffrey T. Becker	Chief Executive Officer, Investment Management

Throughout this CD&A, we refer to the five executives above as our “named executive officers” or “NEOs,” and to Mr. Martin as our “Chief Executive Officer” or “CEO”.

Compensation Philosophy and Objectives

Before our IPO in May 2013, we were a wholly owned subsidiary of ING Group, and as a result the compensation packages of our named executive officers, while guided by U.S. compensation surveys and practices, were governed primarily by the compensation philosophy and objectives of ING Group, including the requirements imposed by the European Commission and the Kingdom of the Netherlands on the compensation practices of financial institutions. See “—Critical Compensation and Other Policies—Capital Requirements Directive”.

Since the IPO, we have been developing the compensation philosophy and objectives we intend to pursue as a standalone public company. Because, until March 2014, ING Group continued to hold a majority of our common stock, our initial approach has been similar in several respects to the principles historically followed by ING Group with respect to our management team, although we have begun to implement changes that we believe are more consistent with the compensation practices of the U.S. companies that we consider to be our peers. This includes an increasing emphasis on variable compensation elements, an effort to gradually move the level of our NEOs’ total compensation opportunities to approximate median levels when compared with our peers, and performance-based compensation more directly tied to business and individual performance results. We anticipate that it will take several years before we have fully implemented our intended approach to executive compensation, and in the meantime our practices are likely to retain a number of elements in common with the practices of ING Group, including, during periods in which we have been subject to such requirements, our required adherence to certain limitations on compensation ratios, limitations on performance-based equity compensation, and mandatory deferrals (in the form of time-vested equity awards) of a portion of annual incentive compensation amounts, in each case as mandated by regulations implemented by the European Commission and national banking regulators in the Netherlands. See “Critical Compensation and Other Policies—Capital Requirements Directive”. In this CD&A, we refer to these limitations as the “CRD Limitations”.

Together with the Board of Directors, the Compensation and Benefits Committee (which we sometimes refer to in this CD&A as the “Committee”) is responsible for determining our compensation philosophy in a manner consistent with applicable laws and regulations, and which we believe is appropriately reflective of best practices in the area of executive compensation.

Our executive compensation philosophy reflects the following principles:

•	Compensation programs should attract, retain and motivate executive talent in a manner that ensures that our investors receive an appropriate return on their investment in the Company.

•	NEO target levels for each element of compensation and for overall total direct compensation (base salary, annual cash and deferred equity-based incentives and long-term equity-based incentives) should be competitive with the compensation packages provided to similarly situated executives with comparable responsibilities at companies that compete with the Company for executive talent.

•	Compensation packages should facilitate long-term equity growth by aligning the interests of executives with the interests of our investors through emphasizing long-term equity-based compensation and by encouraging executive stock ownership.

•	Performance-based compensation should be a meaningful portion of total compensation and actual amounts earned should reward corporate, business unit and individual performance, within the boundaries of prudent risk management and all applicable regulatory considerations.

Our executive compensation plans and policies are designed to:

•	Ensure that competitive levels of compensation are paid when business targets are met.

•	Establish focused performance metrics that will reward executives for the most critical business objectives that drive long-term sustainable growth.

•	Encourage long-term share ownership.

•	Establish an appropriate approach to governance that reflects the needs of all stakeholders and include the Company’s right to claw back compensation in certain circumstances.

Elements of Compensation

The following table presents the principal elements of the compensation programs that applied to our named executive officers for 2013 and the objective each element was designed to achieve. The elements of compensation (described below) were designed to provide a variety of fixed and at-risk compensation related to the achievement of the Company’s short-term and long-term objectives.

Compensation Elements

Compensation Element	Objective/Purpose
Base salary	Compensates NEOs for the day-to-day services performed for the Company. Attracts and retains talented executives with competitive compensation levels.

Annual cash and deferred equity-based incentive compensation

Motivates executives to achieve performance goals selected for their potential to increase long-term stockholder value.

Promotes differentiation of pay based on business and individual performance and rewards executives for attaining annual objectives.

Long-term equity-based incentive compensation	Emphasizes equity-based compensation and creates a culture focused on long-term value creation.

Retirement, deferral and health and welfare programs	Addresses retirement needs of executives with competitive retirement programs. Aligns with philosophy of attracting and retaining talented individuals.

Deal Incentive Awards	Between 2011 and 2013, and prior to our IPO in May 2013, our named executive officers received one-time “deal incentive awards”, in order to incentivize the completion of our IPO or of another transaction through which ING Group would divest itself of our stock. These deal incentive awards, which were initially awarded in terms of a fixed grant value, were granted as restricted stock units upon the completion of our IPO in 2013.

Compensation Element	Objective/Purpose
Perquisites and other benefits	We provide perquisites and other benefits similar to those provided by peer companies. Also aligns with philosophy of attracting and retaining talented individuals.

Review and Assessment of Compensation Policies

In 2013, following our IPO, the Company reviewed its executive compensation policies and practices in light of our emergence as a newly public U.S. company. The Compensation and Benefits Committee helped lead this assessment.

During 2013, the Committee retained Pay Governance LLC, to serve as its executive compensation consultant. Among other services, Pay Governance assisted and advised the Committee in connection with its review of executive compensation policies and practices.

Comparison Group

As part of its review, in 2013 the Committee established a comparison group of peer companies, with the assistance and advice of the Company’s management and Pay Governance. The Committee used this comparison group, in part, to evaluate the Company’s compensation policies and practices, and as a means by which to measure the compensation packages of its executives. In establishing the comparison group, the Committee considered numerous factors, including whether potential member companies competed with us in the same competitive labor market or in similar lines of business, the potential member company’s market capitalization (with a view to having the market capitalization of most comparison group companies be within 50% and 300% of the market capitalization of the Company), and various other factors, including the revenues, workforce size and assets under management or assets under administration of potential member companies.

For 2013, the comparison group of companies considered by the Committee (which we refer to in this CD&A as the “Comparison Group”) included the following companies:

•    Ameriprise Financial, Inc.

•    Eaton Vance Corp.

•    Genworth Financial, Inc.

•    The Hartford Financial Services Group, Inc.

•    Invesco Ltd.

•    Legg Mason, Inc.

•    Lincoln National Corp.

•    Manulife Financial Corp.

• Metlife, Inc. • T. Rowe Price Group, Inc. • Principal Financial Group, Inc. • Prudential Financial, Inc. • Sun Life Financial Inc. • Torchmark Corp. • Unum Group

Surveys and Competitive Data

As part of its 2013 compensation review, the Committee also considered compensation data provided by a number of surveys and sources to determine the relative competitiveness of compensation programs as well as competitive levels of pay. These surveys included a diversified study of executive compensation in the insurance industry prepared by Towers Watson (which we refer to as the “Towers Watson Survey”) and a survey of investment management companies prepared by McLagan. For purposes of the McLagan survey, we used the following group of investment and asset management companies (which we refer to in this CD&A as the “IM Comparison Group”):

•    AEGON USA, LLC

•    American Century Investments

•    Babson Capital Management LLC

•    Columbia Management Investment Advisers, LLC

•    Conning Holdings Corp.

•    Delaware Investments

•    Eaton Vance Investment Managers

•    Janus Capital Group

•    Jennison Associates, LLC

•    Loomis, Sayles & Company, L.P.

•    MFS Investment Management

•    Morgan Stanley Investment Management

•    New York Life Investment Management LLC

•    Nuveen Investments

•    Old Mutual Asset Management

•    Oppenheimer Funds, Inc.

•    Principal Global Investors

•    Putnam Investments

•    Trust Company of the West

2013 Compensation

Base Salary

Base salary is an essential element of each NEO’s compensation package. With the exception of Mr. Becker, our NEOs’ base salaries for 2013 were established prior to our IPO, having been recommended by our Board of Directors and then approved by the ING Group Supervisory Board. Although Mr. Becker’s base salary for 2013 was initially determined in the same manner, as described below, this amount was reviewed and increased following our IPO.

In the case of Mr. Martin, base salary for 2013 was set forth in his employment agreement. The base salary for our other NEOs was established after considering several factors, including the NEO’s experience, the NEO’s 2012 performance, the NEO’s 2012 base salary and the competitiveness of that base salary as compared to internal peers and similarly situated executives at companies that compete with us for executive talent. In the case of Mr. Karaoglan, Mr. Steenbergen, and Ms. Beams, this included consideration of executive compensation paid by certain companies included in the Comparison Group, and a review of the Towers Watson Survey. Following our IPO, our Compensation and Benefits Committee reviewed each NEO’s base salary and, in the case of Mr. Becker, increased base salary for 2013. This increase was made after review of Mr. Becker’s total incentive opportunity as compared to similarly situated executives in the IM Comparison Group, with a view to increasing Mr. Becker’s total target compensation to be closer to the median for such group.

Further information regarding the salary of Mr. Steenbergen, a citizen of the Netherlands, who was on a long-term international assignment with the Company in the U.S. from January 1, 2010 until his transition to local employee status (his “localization”) on April 1, 2013, is provided below under “—Expatriate Arrangements and Localization of Mr. Steenbergen”.

The annual base salaries earned by the NEOs in 2013 were as follows: Mr. Martin—$1,000,000; Mr. Karaoglan—$700,000; Mr. Steenbergen—$605,768 (which amount includes $54,739 in tax equalization and also includes other amounts paid in respect of Mr. Steenbergen’s expatriate status prior to April 1, 2013); Ms. Beams—$679,167 (increased to $700,000 annually on March 16, 2013); and Mr. Becker—$422,538 (increased to $575,000 annually on November 15, 2013). Mr. Martin’s base salary was unchanged from his 2012 base salary. Mr. Karaoglan’s base salary for 2013 increased from $650,000 in 2012; Ms. Beams’ base salary increased from $600,000 in 2012; and Mr. Becker’s base salary increased from $400,000 in 2012. On April 1, 2013, in connection with his localization, Mr. Steenbergen’s base salary was established at $550,000 annually on April 1, 2013. This amount was an increase over Mr. Steenbergen’s base salary prior to April 1, 2013, excluding the effect of amounts Mr. Steenbergen was paid prior to April 1, 2013 in respect of his expatriate status.

Annual Cash and Deferred Equity-Based Incentive Compensation

Our annual incentive plan is designed to reward participants based on critical financial results and for their annual contributions to those results. Individual incentive awards are based on an annual evaluation of business performance and each NEO’s individual performance.

The annual incentive compensation payment with respect to 2013 was paid in March 2014. In this CD&A, references to 2013 annual incentive compensation awards are to the annual incentive compensation amounts that were paid to NEOs in March 2014, which were designed to recognize individual, Company and business unit performance during 2013. As described in more detail below, an NEO’s annual incentive award is determined after taking into account the performance of the Company under several financial measures and based on a qualitative assessment of individual performance and other factors considered relevant by the Compensation and Benefits Committee.

Mandatory Deferral of 2013 Annual Incentive Compensation. Because we continued to be majority-owned by ING Group until March 2014, our NEOs have been subject to an ING Group mandatory annual incentive award deferral plan under which portions of 2013 annual incentive amounts in excess of $132,651 were automatically deferred, with deferral amounts calculated based on a sliding scale ranging from 10% of the first $265,302 of annual incentive amounts to a maximum marginal deferral of 50% for annual incentive amounts in excess of $633,255. Amounts that were deferred were converted into restricted stock units (“RSUs”) granted under, and subject to the payment and other terms and conditions of, the ING U.S., Inc. 2013 Omnibus Employee Incentive Plan (the “Omnibus Plan”). The RSUs generally vest over four years from the date of grant, with 50% vesting on the second anniversary, 25% vesting on the third anniversary and 25% vesting on the fourth anniversary of the date of grant. Because of the rules of the Securities and Exchange Commission governing the presentation of executive compensation in registration statements, the amounts listed in the tables below under “—Compensation of Named Executive Officers” do not include deferred amounts of 2013 annual incentive compensation, because such amounts were paid through equity grants made after the end of the 2013 calendar year. Such tables do, however, reflect the portion of 2013 annual incentive compensation paid in cash (even though such amounts were also paid after the end of the 2013 calendar year), along with the deferred portion of 2012 annual incentive compensation, which was paid in the form of ING Group equity grants in March 2013 (and subsequently converted to Voya Financial equity grants at the time of our IPO in May 2013). In order to more clearly present the annual incentive compensation paid to our NEOs for 2013, a supplemental table is presented below under “—Annual Incentive Compensation Outcomes” which includes all annual incentive compensation paid to our NEOs for 2013, including cash and equity amounts, and which excludes amounts paid in the form of equity awards in respect of 2012 performance.

Determination of 2013 Annual Incentive Compensation. The Compensation and Benefits Committee determined 2013 annual incentive compensation for our NEOs by applying a multi-step process. First, the target annual incentive opportunity and maximum award was determined for each NEO, expressed as a percentage of their base salaries. Second, a preliminary payout amount for each NEO was established, based on the target opportunity amount and on company financial performance under three financial measures: ongoing business adjusted operating earnings before tax, ongoing business adjusted return on capital, and distributable earnings before holding company expense. Third, based on a qualitative assessment of each NEO’s performance on an individualized basis, the individual payout was determined. Each of these steps is described in more detail below:

Step 1: Establishment of Annual Incentive Compensation Target Opportunity and Maximum Award. Mr. Martin’s, Mr. Karaoglan’s and Mr. Steenbergen’s 2013 target and maximum annual incentive opportunities were determined under the terms of their respective employment agreements and offer letters. The 2013 target and maximum award opportunity for Ms. Beams was, in terms of percentage amounts of base salary, adjusted downwards from the amount provided in Ms. Beams’ offer letter. This adjustment was made as part of an increase to Ms. Beams’ base salary and total target compensation opportunity implemented for 2013, and established Ms. Beams’ target annual incentive amount at 100% of base salary, which is the same percentage amount as applies to Messrs. Martin, Karaoglan and Steenbergen. In each of the foregoing cases, the target and maximum annual incentive opportunities were determined prior to our IPO, however, following our IPO, the Compensation and Benefits Committee has become responsible for reviewing and approving the annual target and maximum incentive opportunity for each of our NEOs. The target and maximum annual incentive opportunities for Mr. Becker were determined by our Compensation and Benefits Committee in November 2013, in connection with a review of Mr. Becker’s overall compensation package.

The NEOs’ 2013 target and maximum annual incentive opportunities were reviewed by the Compensation and Benefits Committee with reference to the Towers Watson Survey and to the compensation amounts publicly disclosed by the Comparison Group (with respect to Messrs. Martin, Karaoglan, and Steenbergen, and Ms. Beams) and the IM Comparison Group (with respect to Mr. Becker). The target and maximum annual incentive amounts were considered as one element of our NEOs’ overall total direct compensation opportunity, and, based in part on this review, total direct compensation opportunities were set at or below median total target compensation as reflected in the comparative data.

Target incentive award opportunities for the NEOs in 2013, as a percentage of base salary, were as follows: Mr. Martin—100%; Mr. Karaoglan—100%; Mr. Steenbergen—100%; Ms. Beams—100%; and Mr. Becker—250%. Mr. Becker’s target incentive award was based on a percentage of his new base salary, as it was adjusted on November 15, 2013, rather than the base salary actually paid for 2013. The maximum 2013 incentive opportunity was capped at two times the target award opportunity for all NEOs except for Mr. Becker, whose maximum incentive opportunity was capped at three times the target award opportunity, reflecting market practice among the IM Comparison Group, as reflected in the survey of such companies conducted by McLagan.

The target incentive award opportunities of each of Messrs. Martin and Karaoglan were unchanged from their 2012 target annual incentive award opportunities. Ms. Beams’ target incentive award opportunity was decreased from 125% to 100%, in connection with an increase to Ms. Beams’ base salary in 2013, as described above. Mr. Steenbergen’s target incentive award opportunity was increased from 40% to 100% in connection with Mr. Steenbergen’s localization and Mr. Becker’s target incentive award opportunity was increased from 200% to 250% in November 2013, in connection with the increases to Mr. Becker’s overall compensation package.

Step 2: Establishment of Preliminary Annual Incentive Compensation Amounts. Preliminary annual incentive amounts were determined based on company performance in 2013 against target performance levels set by during the first quarter of 2013, based on business forecasts and projections. Because in 2013 these targets were set during the period prior to our IPO when we were still wholly owned by ING Group, these targets were set by our board of directors in consultation with, and subject to the approval of, ING Group. Achievement against these targets was assessed by our Compensation and Benefits Committee during the first quarter of 2014, following the availability of Company financial information for 2013.

For 2013 annual incentive awards, preliminary annual compensation amounts were based on the target annual incentive compensation amounts for each of our NEOs, and on the following three financial measures:

Ongoing Business Adjusted Operating Earnings Before Tax: Ongoing Business Adjusted Operating Earnings Before Tax is a measure which indicates the financial performance of our ongoing business, without the effect of period-to-period volatility that can be caused by DAC/VOBA and other intangibles unlocking and certain other notable items that we do not believe are indicative of its continuing performance. Ongoing Business Adjusted Operating Earnings Before Tax is a non-GAAP financial measure. See Exhibit A—Non-GAAP Measures.

Ongoing Business Adjusted Operating Return on Capital: Ongoing Business Adjusted Operating Return on Capital is a measure of how effectively we deploy capital in our ongoing business. Ongoing Business Adjusted Operating Return on Capital is a non-GAAP financial measure. See Exhibit A—Non-GAAP Measures.

Distributable Earnings Before Holding Company Expense: Distributable Earnings Before Holding Company Expense is an internal measure of how effectively we are generating capital and managing the capital structure of our business.

Measure	Weight	Minimum Performance for Payout	Performance for Target Payout	Performance for Maximum Payout	Actual Performance, as Reported(1)	Performance, As Adjusted for Compensation Purposes(2)	Payout as Percentage of Target
Ongoing Business Adjusted Operating Earnings Before Tax	35%	$909 million	$1,136 million	$1,363 million	$1,212 million	$1,165 million	113%
Ongoing Business Adjusted Operating Return on Capital	35%	6.5%	8.1%	9.7%	8.6%	8.3%	105%
Distributable Earnings Before Holding Company Expense(3)	30%	80%	100%	120%	N/A	127%	150%

Total	100%						120%

(1)	Actual performance amounts as reported in the Company’s press release announcing 2013 financial results.
(2)	Performance amounts reflecting adjustments to the reported amounts, which were determined by the Compensation and Benefits Committee to be not reflective of the ongoing performance of our business.
(3)	Expressed as a percentage of plan amounts.

Step 3: Individual assessment and determination of individual ICP award. Following determination of the preliminary annual incentive amounts, the Compensation and Benefits Committee qualitatively assessed each NEO’s performance based on performance objectives that included individualized qualitative performance goals and business line or functional area performance. In the case of NEOs other than Mr. Martin, the views of Mr. Martin with respect to such performance were considered by the Compensation and Benefits Committee as part of this assessment. The results of this assessment were as follows:

Mr. Martin significantly exceeded his goals and objectives that were set at the beginning of 2013. In assessing the performance of Mr. Martin, the Committee considered the Company results that were achieved under Mr. Martin’s leadership, in addition to a number of his other notable accomplishments in 2013. Key corporate and individual factors considered included the following:

•	Mr. Martin delivered solid financial results for the Company, which met or exceeded our targets, with Net Income available to shareholders driven by strong Ongoing Business Operating Earnings. Further, the Closed Block Variable Annuity performance was actively and effectively managed so as to protect regulatory and rating agency capital.

•	Ongoing Business Adjusted Operating Return on Equity for the year was increased to 10.3% during 2013, well on track to meet the year-end 2016 target of 12% to 13%.

•	Under Mr. Martin’s leadership, the Company achieved significant transformational objectives in 2013. Notably:

•	Our IPO was completed in May and a secondary offering of shares was completed in October, reducing ING Group’s ownership stake to approximately 57%.

•	We had strong stock performance in 2013, with our stock price increasing approximately 80% between our initial public offering and the end of the year.

•	Voya Financial completed its recapitalization plan, which included a $600 million primary equity offering in May; three debt offerings (with an aggregate principal amount of $2.15 billion); and the restoration of ordinary dividend capacity in our four principal insurance operating subsidiaries.

•	We introduced our new brand, Voya Financial, to employees, customers, clients, distribution partners and investors, and developed detailed plans for full operational rebranding in 2014.

Mr. Karaoglan significantly exceeded his key business objectives established for 2013. The Committee considered the following factors in assessing Mr. Karaoglan’s performance, in his capacity as a member of the OCEO:

•	Mr. Karaoglan significantly contributed to the financial results of the Company, which met or exceeded our targets with Net Income available to shareholders driven by strong Ongoing Business Operating Earnings. The Closed Block Variable Annuity performance was actively and effectively managed so as to protect regulatory and rating agency capital.

•	Ongoing Business Adjusted Operating Return on Equity for the year was increased to 10.3% during 2013, well on track to meet the year-end 2016 target of 12% to 13%.

•	Mr. Karaoglan significantly contributed to the achievement of key transformational objectives for the Company during 2013. He was one of the key drivers in the development of compelling investment narratives, based on capital and value creation, and prepared the Company to be publicly traded. As a result of his efforts, we completed our IPO in May and a secondary offering of shares in October, thus reducing ING Group’s ownership stake to approximately 57%.

Further,

•	We had strong stock performance in 2013, with our stock price increasing approximately 80% between our initial public offering and the end of the year.

•	The businesses and functions led by Mr. Karaoglan achieved meaningful business and strategic targets in 2013.

•	Investment Management realized profitability and margin levels that were at historic highs, all while concurrently undergoing significant cultural change.

•	The functions met or exceeded key targets and also underwent significant leadership changes, began a significant cultural transformation and launched Continuous Improvement so as to enable employees to improve the ways in which they work and thereby deliver tangible economic benefits.

•	Mr. Karaoglan also successfully led the efforts to develop and began to implement our plans to operationally rebrand, while maintaining our existing strong brand presence and awareness.

Mr. Steenbergen significantly exceeded our key business objectives for 2013. The Committee considered the following factors in assessing Mr. Steenbergen’s performance, in his capacity as a member of the OCEO:

•	Mr. Steenbergen significantly contributed to the financial results of the Company, which met or exceeded our targets, with Net Income available to shareholders driven by strong Ongoing Business

Operating Earnings. Capital generation during 2013 significantly exceeded our plan. Further, the Closed Block Variable Annuity performance was actively and effectively managed so as to protect regulatory and rating agency capital.

•	Ongoing Business Adjusted Operating Return on Equity for the year was increased to 10.3% during 2013, well on track to meet the year-end 2016 target of 12% to 13%. Mr. Steenbergen helped to direct the achievement of significant transformational objectives for the Company during 2013. He significantly contributed to the development and communication of the Voya Financial story with key investors, regulators, research analysts and rating agencies. As a result of his efforts, we were able to complete our IPO in May and a secondary offering in October, thereby reducing ING Group’s ownership to approximately 57%.

•	We had strong stock performance in 2013, with our stock price increasing approximately 80% between our initial public offering and the end of the year.

•	Mr. Steenbergen led the achievement of meaningful business and strategic targets during 2013, which included significant capital management projects, the establishment of a high quality U.S. GAAP reporting function next to simultaneous IFRS reporting and insurance statutory reporting, the redomestication of Security Life of Denver International Limited (“SLDI”), and the completion of the Voya Financial recapitalization plan, which included a $600 million primary equity offering in May; three debt offerings (with an aggregate principal amount of $2.15 billion); and the restoration of ordinary dividend capacity in our four principal insurance operating subsidiaries.

Ms. Beams met or exceeded her key business objectives for 2013. The Committee considered the following factors in assessing Ms. Beams’ performance, in her capacity as Chief Executive Officer of our Retirement Solutions businesses:

•	Under the leadership of Ms. Beams, the Retirement business outperformed our targets on key metrics (including adjusted operating earnings, adjusted operating return on capital and distributable earnings). These results were driven by increases in profitable sales, margin and capital efficiency efforts as well as recordkeeping change orders. Recordkeeping retention, however, was somewhat below our targets, although with minimal impact to 2013 earnings.

•	Ms. Beams led the Annuities business to outperform on all key metrics (including adjusted operating earnings, adjusted operating return on capital and distributable earnings), except with respect to the lapse rate of one product which was slightly below our target.

•	Ms. Beams also notably contributed to the achievement of key strategic objectives for the Company during 2013, including continued rollout of our Retirement Readiness strategy and integrating cross-organizational capabilities.

Mr. Becker exceeded his key business objectives for 2013. The Committee considered the following factors in assessing Mr. Becker’s performance, in his capacity as Chief Executive Officer of our Investment Management businesses:

•	Under Mr. Becker’s leadership, Investment Management exceeded its targets and made important strategic advances. These included driving enhanced coordination and cross business development with Retirement and Insurance; leveraging the rebuilt and repositioned retirement, retail, and institutional distribution organizations to achieve industry-level productivity; focusing and prioritizing of products and strategies to achieve scale; significant margin expansion, retention and engagement with staff with a focus on investment talent; and driving profitable growth and distributable earnings consistent with growth objectives.

•	Mr. Becker also led Investment Management to significant asset growth during 2013. The Institutional and Retail Intermediary businesses had solid year-over-year growth in sales across products, with a series of notable wins. The business continued to grow its capabilities in the area of 529 College Savings Plans and Defined Contribution Investment Only mandates.

Following this assessment, the Compensation and Benefits Committee considered the total 2013 compensation package being proposed for each NEO, including long-term incentive amounts and the amount of 2013 annual incentive amounts that would be subject to mandatory deferral as described above. Following this review and assessment, the Compensation and Benefits Committee adjusted the annual compensation amount payable to each NEO to between 100% and 167% of the preliminary payout determined pursuant to Step 2, above.

Ongoing Business Adjusted Operating Return on Equity is a non-GAAP financial measure. See Exhibit A—Non-GAAP Measures.

Annual Incentive Compensation Outcomes

The following table presents, for each NEO, the results of the foregoing annual incentive award determination, the target annual incentive compensation for 2013 and the amount of the award paid in the form of cash and deferred equity (for a discussion of incentive deferral requirements, see—Mandatory Deferral of 2013 Annual Incentive Compensation). The cash component of 2013 incentive compensation awards was paid in March 2014, and the equity grants were made at the same time. As discussed above, due to SEC rules, the “—Summary Compensation Table”, below, and the related tables, do not include the value of the equity grants made in 2014 in respect of 2013 annual incentive compensation, but do include the grant date fair value (as determined under FASB ASC Topic 718) of the deferred portion of 2012 annual incentive compensation granted to our NEOs in March 2013 under the ING Group LSPP (as defined below) and subsequently converted to RSUs under the Omnibus Plan as of the date of our IPO.

Name	2013 Target Annual Incentive	2013 Target Annual Incentive Adjusted For Financial Performance Measures Described Above	2013 Actual Incentive Award
			Cash Payment	Deferred Equity(1)	Total Annual Incentive Payment
Rodney O. Martin, Jr.	$1,000,000	$1,200,000	$1,185,711	$814,289	$2,000,000
Alain M. Karaoglan	$700,000	$840,000	$885,711	$514,289	$1,400,000
Ewout L. Steenbergen	$550,000	$660,000	$735,711	$364,289	$1,100,000
Maliz E. Beams	$700,000	$840,000	$745,711	$374,289	$1,120,000
Jeffrey T. Becker	$1,437,500	$1,725,000	$1,048,211	$676,789	$1,725,000

(1)	The portion of the annual incentive award that was automatically deferred and converted into grants of RSUs under the Omnibus Plan vest over four years from the date of grant, with 50% vesting on the second anniversary, 25% vesting on the third anniversary and 25% vesting on the fourth anniversary of the date of grant.

Long-Term Equity-Based Incentive Compensation

Equity compensation is an important element of executive compensation, because it helps to align executive pay with the performance of our stock, and in turn the interests of our stockholders. We currently seek to achieve this objective through the payment of a portion of our NEO’s compensation in the form of time-vested equity awards. The size of each award is generally based on each NEO’s individual performance during the year preceding the grant date.

We have historically made grants of equity-based awards in March, in respect of prior-year performance. In March 2013 we had not yet completed our IPO and were not yet a publicly traded company, and we therefore followed our historical practice of granting equity-based awards in the form of plan shares of ING Group. In 2013, these plan shares were awarded under the ING Group Long-Term Sustainable Performance Plan (“LSPP”). Upon the closing of our IPO in May 2013, 2013 awards granted to our NEOs under the LSPP were converted to Voya Financial awards granted under the Omnibus Plan, at a conversion ratio based on our IPO price of $19.50 per share and ING Group shares valued based upon an average market price over the five trading-day period immediately before our IPO. For equity awards granted in 2014 and subsequent years, we intend to make grants on the date of the first scheduled meeting of our Compensation and Benefits Committee following the publication of our financial results for the preceding year. If such grants are subject to a further approval requirement, as is the case for awards made in 2014 that are subject to the approval of the ING Group Supervisory Board (see “—Approval of Compensation Arrangements by Supervisory Board of ING Group”), then the grant date would be the date of such subsequent approval, although the determination of the price basis for such awards would be the date of the earlier Committee meeting.

Upon conversion of their 2013 LSPP awards to Voya Financial awards, our NEOs received time-vested RSUs issued under the Omnibus Plan that vest over a four-year period, with the first 50% vesting on the second anniversary of the original LSPP grant, and an additional 25% vesting on each of the third and fourth such anniversary. The number of LSPP awards granted to our NEOs in 2013 was based initially on a target award amount, expressed as a percentage of base salary, which was either set forth in their individual employment agreements, or was determined by our board of directors and approved by ING Group, based on reviews of market competitiveness and on individual performance.

The NEOs’ long-term equity awards granted in 2013 were considered for adjustment, either upwards or downwards, from 2012 levels, based on an assessment of individual performance during 2012. Mr. Martin, Mr. Karaoglan, Mr. Steenbergen, Ms. Beams and Mr. Becker received long-term incentive awards in 2013 in the following amounts: Mr. Martin—$1,220,000; Mr. Karaoglan—$825,500; Mr. Steenbergen—$308,238; Ms. Beams—$1,170,000; and Mr. Becker—$600,000. Although these amounts were granted in respect of 2012 performance, because of the rules of the Securities and Exchange Commission governing the presentation of executive compensation in proxy statements, such amounts appear in the “—Summary Compensation Table” and other tables below under “—Compensation of Named Executive Officers” as compensation for 2013, because such awards were granted during 2013.

Our equity-based awards granted under the Omnibus Plan are calculated and communicated to our NEOs based on various internal factors and qualifications, and are similar to award measurements used by companies that compete with us for executive talent. These internally communicated amounts do not necessarily reflect the “grant date fair value” of these awards (computed in accordance with FASB ASC Topic 718) which are required to be included in the “—Summary Compensation Table”, below.

For each of our NEOs other than Mr. Martin, target long-term equity awards with respect to 2013 performance were set or reviewed by the Compensation and Benefits Committee during 2013, with reference to the Towers Watson Survey and to the compensation amounts publicly disclosed by the Comparison Group (with respect to Messrs. Karaoglan, and Steenbergen, and Ms. Beams) and the IM Comparison Group (with respect to Mr. Becker). The target long-term equity incentive amounts were considered as one element of our NEOs’ overall total direct compensation opportunity, and, based in part on this review, total direct compensation opportunities were set at or below median total target compensation as reflected in the comparative data. Our NEO target long-term equity incentive amounts for 2013, expressed as a percentage of base salary, were 200% for each of Messrs. Karaoglan and Steenbergen, and for Ms. Beams, and 250% for Mr. Becker. Mr. Martin did not have a specific long-term equity incentive target for 2013.

In 2014, long-term incentive awards to our NEOs were made on the basis of an evaluation of individual performance during 2013, which evaluations are described above under “Step 3” of Annual Incentive Compensation determination process. Based on those evaluations, Mr. Martin, Mr. Karaoglan, Mr. Steenbergen, Ms. Beams and Mr. Becker each received long-term incentive awards in 2014 in the following amounts: Mr. Martin—$4,000,000; Mr. Karaoglan—$1,712,000; Mr. Steenbergen—$1,188,000; Ms. Beams—$1,120,000; and Mr. Becker—$1,437,500. Although these amounts were granted in respect of 2013 performance, because of the rules of the Securities and Exchange Commission governing the presentation of executive compensation in proxy statements, such amounts do not appear in the “—Summary Compensation Table” and other tables below under “—Compensation of Named Executive Officers” as compensation for 2013, because such awards were granted during 2014.

Long-term incentive awards were granted to our NEOs in the form of time-vested RSUs issued under the Omnibus Plan that vest over a four-year period, with the first 50% vesting on the second anniversary of the grant date, and an additional 25% vesting on each of the third and fourth such anniversary.

ING Group Equity Awards in Prior Years

Prior to our IPO, all long-term equity-based awards granted to our NEOs and other U.S. employees were granted in plan shares of ING Group. In addition to pre-IPO grants that were made under the LSPP, we previously granted long-term equity-based awards under two other ING Group plans: options were granted under the ING Group Standard Share Option Plan (the “GSOP”) and performance shares and options were granted under the ING Group Long-Term Equity Ownership Plan (the “LEO Plan”). Beginning in March 2011, we granted equity-based awards under the LSPP in the form of performance shares and deferred shares. The Company also granted restricted American Depositary Share (“ADS”) units of ING Group and restricted performance units under the ING America Insurance Holdings, Inc. Equity Compensation Plan (the “Equity Plan”). Some of the NEOs continue to have outstanding awards under the GSOP, the LEO Plan, the LSPP and the Equity Plan, as set forth in the table entitled “—Outstanding Equity Awards Table at 2013 Year End”.

Approval of Compensation Arrangements by Supervisory Board of ING Group

Pursuant to the requirements of the Capital Requirements Directive (“CRD”) of the European Commission, and the related implementing legislation and instruments of the Kingdom of the Netherlands, as a majority-owned subsidiary of ING Group, prior to March 25, 2014 we were required to submit all compensation of “identified staff” for purposes of CRD (which includes all of our NEOs) to the approval of the Supervisory Board of ING Group (“Supervisory Board”). This arrangement, which is also formalized in our Shareholder Agreement with ING Group, applied for as long as we were subject to CRD.

During the period between our IPO and December 31, 2013, the only such submission to the Supervisory Board relating to the compensation of our NEOs was in respect of changes to the compensation package of Mr. Becker. Such changes were approved by our Compensation and Benefits Committee in October 2013 and subsequently approved by the Supervisory Board. In addition, all annual incentive compensation amounts and long-term equity-based incentive compensation paid or awarded to our NEOs in 2014 in respect of 2013 performance was also subject to Supervisory Board approval.

Health and Insurance Plans

Our NEOs are currently eligible to participate in Company-sponsored benefit programs, offered on the same terms and conditions as those made generally available to all full-time and part-time employees. Basic health, life insurance, disability benefits and similar programs are provided to give employees access to healthcare and income protection for themselves and their family members. The NEOs also have access to a supplemental long-term disability program, facilitated by the Company, generally available to a broad group of highly paid Company employees on an elective basis. The cost of participating in the supplemental disability program is borne entirely by each NEO. Mr. Steenbergen became eligible to participate in these programs in connection with his localization in 2013. See “—Expatriate Arrangements and Localization of Mr. Steenbergen” for more information relating to Mr. Steenbergen’s health and welfare benefits before his localization.

Tax-qualified and Non-qualified Retirement and Other Deferred Compensation Plans

Our NEOs generally are eligible for the same retirement benefits as full-time and part-time employees under the Company’s broad-based, tax-qualified retirement plans. As described further in the narrative description preceding the table entitled “—Pension Benefits in 2013”, below, the Company sponsors the Retirement Plan, a tax-qualified, noncontributory, cash balance formula, defined benefit pension plan for eligible employees. See the narrative below under “Pension Benefits”.

The Company also sponsors the ING U.S. Savings Plan and ESOP (the “401(k) Plan”), a tax-qualified defined contribution plan with an employee stock ownership plan feature. Under the 401(k) Plan, the Company will match 100% of a participant’s contribution up to six percent of eligible compensation.

In addition to the tax-qualified retirement benefits described above, the Company also maintains the ING U.S. Supplemental Executive Retirement Plan (the “SERP”) and the ING U.S. 409A Deferred Compensation Savings Plan (the “DCSP”). The SERP and the DCSP permit our NEOs (including Mr. Steenbergen who became eligible to participate in the DCSP in connection with his localization) and certain other employees whose participation in our tax-qualified plans is limited due to compensation and contribution limits imposed under the Internal Revenue Code (the “Code”), to receive the benefits on a non-qualified basis that they otherwise would have been eligible to receive under the Retirement Plan and the 401(k) Plan if it were not for the compensation and contribution limits set under the Internal Revenue Code. For purposes of determining benefits under the SERP and the DCSP, eligible compensation is limited to three times the Internal Revenue Code compensation limit, which was $255,000 for 2013.

See the narrative description preceding the table entitled “—Pension Benefits in 2013” for more detail of the Retirement Plan and the SERP. See the narrative description preceding the table entitled “—Nonqualified Deferred Compensation Plans Table for 2013” for more detail of the DCSP.

Also, see “—Expatriate Arrangements and Localization of Mr. Steenbergen” for more information relating to Mr. Steenbergen’s retirement benefits.

Perquisites and Other Benefits

During 2013, we provided the NEOs with Company-selected independent advisors to assist them with financial planning, tax and legal issues. In addition, certain of our NEOs have personal use of a company car and driver (principally for commuting purposes), and in certain cases the Company provided travel-related perquisites, including for spousal travel. In addition, our NEOs occasionally have personal use of tickets held by the Company at sporting or entertainment events, at no incremental cost to the Company. See “—All Other Compensation Table for 2013”, below, for additional information concerning perquisites. In addition, see “—Expatriate Arrangements and Localization of Mr. Steenbergen” for more information relating to Mr. Steenbergen’s pre-localization perquisites.

Deal Incentive Awards

Prior to our IPO, we granted certain one-time incentive award opportunities (“Deal Incentive Awards”) to each of the NEOs and to certain other employees to encourage the achievement of ING Group’s and the Company’s goal of successfully executing an initial public offering of the Company’s common stock. The terms and conditions of the Deal Incentive Awards are set forth in award letters or, in the case of Messrs. Martin and Karaoglan, set forth in their respective employment agreement or offer letter. With the exception of the deal incentive awards of Messrs. Martin and Karaoglan, the Deal Incentive Awards were payable in the form of RSUs issued under the Omnibus Plan, one half of which vested during 2013, upon the closing of our IPO and the subsequent expiration of the associated underwriters’ lock-up period applicable to our common stock. The second half of the deal incentive RSUs vested in January 2014.

The Deal Incentive Awards of Mr. Martin and Mr. Karaoglan included a cash payment of $2,000,000 and $666,667, respectively, which became payable upon the completion of our IPO in May 2013, and an equity component consisting of RSUs which vest ratably as ING Group continues to sell its holdings of our common stock. The first such vesting occurred in October 2013 and the second such vesting occurred in March 2014. See the narrative descriptions under “—Compensation of Named Executive Officers—Grants of Plan-Based Awards—Deal Incentive Awards” and “—Employment Agreements” for a description of the material terms of the Deal Incentive Awards.

Dividend Equivalent Rights

Equity-based awards granted to our employees, including to our named executive officers, include dividend equivalent rights. These rights provide for the cash payment, in respect of each RSU granted in respect of deferred annual incentive awards, long-term incentive awards, and deal incentive awards, of an amount equivalent to the dividends paid upon our common stock during the period between the grant date and the vesting date of the award. The amount is paid, without interest, only upon vesting of the award.

Expatriate Arrangements and Localization of Mr. Steenbergen

Mr. Steenbergen is a citizen of the Netherlands who served in the United States from January 1, 2010 through March 31, 2013 pursuant to a long-term international assignment from ING Group. On April 1, 2013, Mr. Steenbergen was localized and became an employee of the Company. With respect to Mr. Steenbergen’s service as an expatriate, the Company followed the ING Group International Assignments Long-Term Assignment Policy (the “LTAP”), which provides executives on long-term international assignments with additional benefits to ensure they have approximately the same relative spending power in the host country as they would have had in their home country. Under the LTAP, the Company operates a “net pay policy”, to which tax equalization applies. This is designed to ensure that assignees pay no more or less tax than would have been payable if they had remained solely in their home country. Also under the LTAP, Mr. Steenbergen received benefits to compensate him for certain expenses and cost differentials attributable to his expatriate status, as well as amounts to cover the taxes on those benefits. These benefits are described in more detail in the footnotes to the “—Summary Compensation Table” and “—All Other Compensation for 2013” table. Mr. Steenbergen’s expatriate benefits applied only until April 1, 2013, when Mr. Steenbergen was localized.

For the first three months of 2013, Mr. Steenbergen participated in ING Group health care and insurance programs that are generally available to all expatriates on assignment with the Company. He also participated in the ING Directors’ Pension Scheme during that time, the Dutch tax-qualified, contributory defined benefit pension plan in which similarly situated employees of ING Group are eligible to participate. Upon Mr. Steenbergen’s localization on April 1, 2013, his compensation and benefits were aligned with practices for local U.S. employees. See “—Employment Agreements—Employment Agreement of Mr. Steenbergen”.

Critical Compensation and Other Policies

Tax Deductibility of Compensation

Under Section 162(m) of the Internal Revenue Code, a public company generally may not deduct compensation in excess of $1 million paid to its chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer). Until the expiration of the post-IPO transition period provided by the rules and regulations of the Internal Revenue Code, compensation awarded under a pre-IPO plan or arrangement is generally exempt from the deduction limits of Section 162(m), unless such plan or arrangement is materially amended or certain other events occur.

For compensation that is not otherwise exempt from Section 162(m), amounts paid to the aforementioned officers will only be exempt from the deduction limit to the extent that it complies with the conditions set forth in Section 162(m) and the related Treasury regulations, including that such compensation be based on the satisfaction of performance conditions and be submitted for the approval of our stockholders. Until March 2014, we were subject to the CRD Limitations that prohibited us from granting equity incentive awards, including under the Omnibus Plan, that are subject to performance conditions. Nevertheless, our Compensation and Benefits Committee seeks to minimize the impact of Section 162(m), while maintaining overall NEO compensation packages that it deems to be in the interests of the Company and adhering to the requirements of the CRD Limitations while they were applicable to us. See “—Capital Requirements Directive”. The Company reserves the right to pay in the future compensation that is not exempt from the deduction limit, when it deems such compensation to be in the interests of the Company.

Under Section 162(m)(6) of the Internal Revenue Code, which was introduced as part of the 2010 Affordable Care Act, certain health insurance providers cannot deduct compensation for any employees in excess of $500,000. The Company has determined that it is not subject to Section 162(m)(6) for calendar years 2010 through 2013. The Department of the Treasury issued proposed regulations under Section 162(m)(6) in 2013, but those regulations have not been finalized. The Company is continuing to monitor this issue and will determine whether the Section 162(m)(6) limitations will apply in the future based on that guidance. To the extent that the Company is subject to any of these limits on deductibility of compensation, the Company reserves the right to approve non-deductible compensation.

Compensation Recoupment Policies

Certain elements of our NEOs’ compensation packages are subject to recoupment or being “clawed back” or “held back” under certain circumstances. Under both the CRD policies described below (which became applicable to the Company on January 1, 2012) and the terms of the LSPP (pursuant to which both performance plan shares and deferred plan shares of ING Group have been granted), ING Group has the right to claw back awards previously settled with or paid to our NEOs, or hold back awards previously made to our NEOs that have not yet vested if (i) activities conducted under the responsibility of the NEO, including fraud or malfeasance, led to a material restatement of ING Group’s or the Company’s annual accounts or resulted in significant reputational harm to ING Group or any of its subsidiaries or affiliates, (ii) the Company undergoes significant adverse changes in its economic and regulatory capital base or (iii) the Company or one of its business lines suffers a significant failure in risk management. Grants of Company RSUs to the NEOs made pursuant to the Omnibus Plan are subject to similar clawback provisions in respect of the Company.

Capital Requirements Directive

The European Commission’s CRD affects compensation disclosures and practices in financial services companies, which all EU member states are required to implement and enforce. One objective of CRD is to ensure that the total compensation and mix of fixed to variable compensation paid to key “Identified Staff” are consistent with CRD, as implemented by each EU nation and in alignment with the companies’ risk management practices and policies. Other objectives of CRD include the incorporation of recoupment or “clawback” provisions into compensation programs in which our NEOs participate, and the maintenance of an adequate capital base by the institutions subject to CRD. These policies provide for the Company to make adjustments to reduce current or prior year variable compensation based on significant changes in the Company’s risk profile. In the Netherlands, the Dutch National Bank oversees the implementation of and compliance with CRD.

CRD has already been widely implemented across ING Group’s Europe-based financial services businesses. Under ING Group’s agreement with the DNB, from January 1, 2012 the CRD requirements applied to certain Company employees, referred to as “Control Function” employees and “Identified Staff”. Control Function employees include the heads of the corporate audit services, finance, human resources, compliance, risk management and legal departments and individuals they supervise, in each case, who may have a material impact on the Company’s risk profile. Identified Staff, who may also be Control Function employees, include employees who may have a material impact on the Company’s risk profile. Performance metrics for Control Function employees generally could not be directly linked to financial objectives related to their departments and variable-to-fixed pay could not exceed certain ratios.

Under CRD as it applied for 2013 compensation, the compensation packages of Identified Staff were subject to specified parameters, including that (i) variable-to-fixed pay may not exceed certain ratios, and (ii) variable pay must be composed of at least 50% long-term incentives for Identified Staff (other than those in Investment Management) and must be composed of at least 30% long-term incentives for those Identified Staff in Investment Management.

For 2013, the Company had approximately 40 “Identified Staff”, including all of the NEOs, whose total compensation packages were required to conform with CRD.

As of March 2014, when ING Group ceased to hold a majority of our outstanding stock, we have ceased to be subject to CRD requirements.

Relationship of Compensation Policies and Practices to Risk Management

The Company adheres to compensation policies and practices that are designed to support a strong risk management culture. We have reviewed the Company’s compensation programs, policies and practices for employees and have determined that those programs, policies and practices are not reasonably likely to have a material adverse effect on the Company.

Compensation of Named Executive Officers

Summary Compensation Table

The following table presents the cash and other compensation for our NEOs for 2013, 2012 and 2011.

Summary Compensation Table

Name and Principal Position	Year	Salary(1)		Bonus(2)		Stock Awards(3)			Non-Equity Incentive Plan Compensation(4)		Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)		All Other Compensation(6)		Total
Rodney O. Martin, Jr., CEO	2013		$1,000,000		$—		$7,598,688	(7)		$3,185,711		$29,903		$67,868		$11,882,170
	2012 2011	$ $	1,000,000 746,212	$ $	— —	$ $	923,129 —		$ $	816,116 585,536	$ $	30,209 —	$ $	58,780 84,231	$ $	2,828,234 1,415,979
Alain M. Karaoglan, EVP & COO	2013		$700,000		$—		$2,961,939	(7)		$1,552,378		$23,828		$62,395		$5,300,540
	2012 2011	$ $	650,000 452,292	$ $	— —	$ $	923,129 381,980		$ $	593,866 585,536	$ $	28,809 —	$ $	59,529 28,188	$ $	2,255,333 1,447,996
Ewout L. Steenbergen, EVP & CFO	2013		$605,768		$—		$1,081,229			$735,711		$94,001		$637,818		$3,154,527
	2012 2011	$ $	498,861 438,139	$ $	— 164,128	$ $	314,575 235,236		$ $	281,032 267,933	$ $	820,688 172,514	$ $	680,376 796,113	$ $	2,595,532 2,074,063
Maliz E. Beams, CEO, Retirement Solutions	2013		$679,167		$—		$2,852,755			$745,711		$27,493		$64,881		$4,370,007
	2012		$600,000		$—		$772,227			$766,116		$29,628		$57,723		$2,225,694
Jeffrey T. Becker, CEO Investment Management	2013		$422,538		$—		$1,596,793			$1,048,211		$0		$62,168		$3,129,710
	2012 2011	$ $	391,667 350,000	$ $	216,690 198,367	$ $	856,429 959,285		$ $	681,116 695,536	$ $	293,510 235,762	$ $	58,809 51,975	$ $	2,498,221 2,490,925

(1)	Amounts in this column represent salary that was actually paid to each NEO during the listed calendar year. Mr. Steenbergen’s salary comprises three elements: (i) his net pay under the LTAP for periods prior to April 1, 2013; (ii) tax equalization payments for periods prior to April 1, 2013 (amounting to $54,739, $163,787 and $149,780 in 2013, 2012 and 2011, respectively); and (iii) regular base salary for periods after Mr. Steenbergen’s localization on April 1, 2013. See “—2013 Compensation—Expatriate Arrangements and Localization of Mr. Steenbergen,” above.
(2)	Amounts in this column reflect the portions of a cash retention award that became vested and were paid in September 2011 and (in the case of Mr. Becker) September 2012.
(3)	Amounts in this column include the grant date fair value calculated in accordance with FASB ASC Topic 718 of: (i) for 2013, time-vested awards granted to the NEOs under the LSPP and Equity Plan and subsequently converted to RSUs under the Omnibus Plan at the time of our IPO, including a component representing the portion of each NEO’s annual incentive that was subject to automatic deferment, and in each case in respect of 2012 performance; (ii) for 2012 and 2011, time-vested awards granted to the NEOs under the LSPP and the Equity Plan and subsequently converted to RSUs under the Omnibus Plan at the time of our IPO, including a component representing the portion of each NEO’s annual incentive that was subject to automatic deferment, and in respect of 2011 and 2010 performance, respectively; and (iii) Deal Incentive Awards that were awarded in the form of time-vested RSUs.
(4)

Amounts in this column include, for Mr. Martin and Mr. Karaoglan, $2,000,000 and $666,667, respectively, reflecting the cash portion of their Deal Incentive Awards that became payable upon the completion of our IPO in May 2013. Amounts in this column for all NEOs include the cash portion of the annual incentive awarded for prior-year performance. An additional portion of each award made for 2013 performance (and granted in 2014) has been deferred in the form of time-vested RSUs issued under the Omnibus Plan, which vest between 2015 and 2017. Pursuant to SEC rules, the value of such RSUs is not included in this table because they were not awarded during the 2013 calendar year.

(5)	Amounts in this column represent the net changes in actuarial present value under the Retirement Plan and the SERP (and, with respect to Mr. Steenbergen, the Directors’ Pension Plan). See the “—Pension Benefits in 2013” table below for more detail. Approximately 82% ($693,405) of the change in the present value of the accumulated pension benefit of Mr. Steenbergen from December 31, 2011 to December 31, 2012 is due solely to the change in the discount rate from 5.50% to 3.70%.
(6)	Amounts in this column for Mr. Steenbergen include a market value payment of $400,000 pursuant to terms of Mr. Steenbergen’s localization in April 2013 and certain amounts payable prior to his localization in accordance with the LTAP. See “—2013 Compensation—Expatriate Arrangements and Localization of Mr. Steenbergen,” above. All amounts in this column are described in more detail in the table below entitled “—All Other Compensation Table for 2013”.
(7)	This amount includes the effect of revaluing the Deal Incentive Awards granted to Messrs. Martin and Karaoglan in July 2013, upon the extension of the latest vesting date applicable to such awards, in order to reflect the terms of ING Group’s Restructuring Plan, under which they are divesting their interest in Voya Financial. Deal Incentive Awards for all other NEOs have been valued at the price to the public in our IPO, because no change was made to the terms of such awards. If valued at the date of the IPO, the grant date fair value of stock awards to Messrs. Martin and Karaoglan during 2013 would have been lower by $2,159,998 and $719,999, for aggregate grant date fair values of $5,438,690 and $2,241,940, respectively. As of December 31, 2013, 40,448 and 13,483 of the RSUs awarded to Mr. Martin and Mr. Karaoglan, respectively, in respect of Deal Incentive Awards, having a grant date fair value of $1,214,653 and $404,894, had vested.

All Other Compensation Table for 2013

Name	401(k) Employer Match(1)	DCSP Employer Match(2)	Financial Tax Services(3)	Gross- Ups(4)	Other(5)	Total
Rodney O. Martin, Jr.	$15,600	$30,600	$15,968	$2,585	$3,114	$67,868
Alain M. Karaoglan	$15,600	$30,600	$15,968	$—	$227	$62,395
Ewout L. Steenbergen	$15,300	$9,450	$—	$85,897	$527,171	$637,818
Maliz E. Beams	$9,200	$36,700	$15,968	$—	$3,013	$64,881
Jeffrey T. Becker	$15,600	$30,600	$15,968	$—	$—	$62,168

(1)	See the narrative under “—Retirement and Other Deferred Compensation Plans” for a description of the material terms of the 401(k) Plan. For Messrs. Martin, Karaoglan and Becker, this amount includes $300 correction payment with respect to the prior year.
(2)	See the narrative under “—Retirement and Other Deferred Compensation Plans” for a description of the material terms of the DCSP.
(3)	Amounts in this column represent the amounts actually paid by the Company, on behalf of each NEO, to the Company-selected financial advisor in 2013.
(4)	The Company provided tax gross-ups to Mr. Steenbergen in accordance with the LTAP for periods prior to Mr. Steenbergen’s localization on April 1, 2013. These include reimbursements for taxes associated with his housing allowance ($45,878); his home leave allowance ($14,815); tuition and other educational expenses for his children ($24,437); and long-term incentive vesting ($768).
(5)	The amount in this column for Mr. Steenbergen includes (i) a market value allowance of $400,000 paid in connection with Mr. Steenbergen’s localization in April 2013, (ii) a tax protection payment pursuant to the LTAP of $32,665 in respect of the exercise of options during 2013 and (iii) the sum of the expatriate benefits provided to Mr. Steenbergen under the LTAP prior to his localization. These include a housing allowance ($45,000), tuition and other educational and related expenses for his children ($24,300), and home leave allowance covering the cost of travel for Mr. Steenbergen and his family to travel to the Netherlands ($16,699). For more detail, see the narrative description under “—2013 Compensation—Expatriate Arrangements and Localization of Mr. Steenbergen,” above.

Amounts in this column also include the following perquisites: (i) for Mr. Martin, Mr. Karaoglan and Mr. Steenbergen, the expense to the Company associated with the respective NEO’s personal use of a Company car and driver, the amount of which has been calculated based on an allocation of the total cost associated with the car and driver between business and personal usage, based on total miles driven; and (ii) for Mr. Martin and Ms. Beams, incremental expenses associated with travel perquisites, including for spousal travel. Personal usage of the car and driver was principally for commuting purposes. In addition, during 2013, several of our NEOs had personal use of tickets held by the Company to sporting and entertainment events, at no incremental expense to the Company.

Grants of Plan-Based Awards

The table below presents individual grants of awards made to each NEO during 2013.

Grants of Plan-Based Awards Table for 2013

Name	Grant Type	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Number of Other Stock Awards	Grant Date Fair Value of Stock Awards(2)
			Threshold	Target	Maximum	Threshold Number of Shares	Target Number of Shares	Maximum Number of Shares
Rodney O. Martin, Jr.	Omnibus Plan—Converted LSPP Long-Term Incentive Shares	5/7/2013							56,482	$1,048,588
	Omnibus Plan—Converted LSPP Deferred Shares (Mandatory Deferral of portion of Annual ICP Award)	5/7/2013							21,013	$390,106
	Deal Incentive Award(3)	7/25/2013					205,128	205,128		$6,159,994
	Annual Incentive Plan			$1,000,000	$2,000,000

Alain M. Karaoglan	Omnibus Plan—Converted LSPP Long-Term Incentive Shares	5/7/2013							38,218	$709,517
	Omnibus Plan—Converted LSPP Deferred Shares (Mandatory Deferral of portion of Annual ICP Award)	5/7/2013							10,724	$199,091
	Deal Incentive Award(3)	7/25/2013					68,376	68,376		$2,053,331
	Annual Incentive Plan			$700,000	$1,400,000

Ewout L. Steenbergen	Omnibus Plan—Converted LSPP Long-Term Incentive Shares	5/7/2013							14,270	$264,922
	Omnibus Plan—Converted LSPP Deferred Shares (Mandatory Deferral of portion of Annual ICP Award)	5/7/2013							878	$16,300
	Deal Incentive Award(3)	5/7/2013					41,026	41,026		$800,007
	Annual Incentive Plan			$550,000	$1,100,000

Maliz E. Beams	Omnibus Plan—Converted LSPP Long-Term Incentive Shares	5/7/2013							54,167	$1,005,610
	Omnibus Plan—Converted LSPP Deferred Shares (Mandatory Deferral of portion of Annual ICP Award)	5/7/2013							18,699	$347,147
	Deal Incentive Award(3)	5/7/2013					76,923	76,923		$1,499,999
	Annual Incentive Plan			$700,000	$1,400,000

Name	Grant Type	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Number of Other Stock Awards	Grant Date Fair Value of Stock Awards(2)
			Threshold	Target	Maximum	Threshold Number of Shares	Target Number of Shares	Maximum Number of Shares
Jeffery T. Becker	Omnibus Plan—Converted LSPP Long-Term Incentive Shares(4)	5/7/2013							13,899	$257,849
	Omnibus Plan—Converted LSPP Deferred Shares (Mandatory Deferral of portion of Annual ICP Award)	5/7/2013							14,763	$274,075
	Converted ADS Units(4)	5/7/2013							14,126	$264,863
	Deal Incentive Award(3)	5/7/2013					41,026	41,026		$800,007
	Annual Incentive Plan			$1,437,500	$2,875,000

(1)	Grant date is based upon the date of grant of converted awards under the Omnibus Plan, not that of the original award that was subject to conversion. For Messrs. Martin and Karaoglan, the grant date of their respective Deal Incentive Awards is the date upon which such awards were revalued for accounting purposes in July 2013, upon the extension of the latest vesting date applicable to such awards, in order to reflect the terms of ING Group’s Restructuring Plan, under which they are divesting their interest in Voya Financial. Deal Incentive Awards for all other NEOs have a grant date of May 7, 2013, the date we completed our IPO.
(2)	Amounts in this column represent the grant date fair value calculated in accordance with FASB ASC Topic 718.
(3)	See “—Deal Incentive Awards”, above. For Deal Incentive Awards granted to Messrs. Martin and Karaoglan, the grant date and the grant date fair value provided in the table reflects the revaluation of such Deal Incentive Awards for accounting purposes in July 2013, upon the extension of the latest vesting date applicable to the Deal Incentive Awards held by Messrs. Martin and Karaoglan, in order to reflect the terms of the 2012 Restructuring Plan of ING Group. See “Item 1. Business—Plan of Divestment from ING Group” in the Original Filing. Deal Incentive Awards for all other NEOs have a grant date of May 7, 2013, the date we completed our IPO and have been valued at the price to the public in our IPO, because no change was subsequently made to the terms of such awards. If valued at the date of the IPO, the grant date fair value of the Deal Incentive Awards of Messrs. Martin and Karaoglan would have been $3,999,996 and $1,333,332, respectively. As of December 31, 2013, 40,448 and 13,483 of the RSUs awarded to Mr. Martin and Mr. Karaoglan, respectively, in respect of Deal Incentive Awards, having a grant date fair value of $1,214,653 and $404,894, had vested.
(4)	Fifty percent of Mr. Becker’s long-term incentive award was comprised of awards granted under the LSPP and subsequently converted to Omnibus Plan RSUs, and the remaining 50% was granted in the form of restricted ADS units granted under the Equity Plan and subsequently converted to Omnibus Plan RSUs.

Outstanding Equity Awards at Year End

The table below provides information concerning unexercised options and stock and stock-based awards that have not vested for each NEO outstanding as of December 31, 2013.

Outstanding Equity Awards Table at 2013 Year End

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Rodney O. Martin, Jr.
										56,396	(2)	$790,108
							14,061	(3)	$196,995
							56,482	(4)	$1,985,342
							21,013	(4)	$738,607
							164,680	(5)	$5,788,502
Alain M. Karaoglan
										18,038	(6)	$252,712
										56,396	(2)	$790,108
							14,061	(3)	$196,995
							38,218	(4)	$1,343,363
							10,724	(4)	$376,949
							54,893	(5)	$1,929,489
Ewout L. Steenbergen
	2,051	(7)			€14.37	3/15/2014
	5,730				€17.88	3/30/2015
	4,860				€25.16	3/23/2016
	8,339				€24.72	3/22/2017
	11,447				€16.66	3/13/2018
	13,918				€7.35	3/17/2020
										5,732	(8)	$80,305
							487	(9)	$6,823
										21,691	(2)	$303,891
							2,319	(3)	$32,489
							14,270	(4)	$501,591
							878	(4)	$30,862
							20,513	(10)	$721,032
Maliz E. Beams
										20,813	(6)	$291,590
										54,227	(2)	$759,720
							4,712	(3)	$66,015
							54,167	(4)	$1,903,970
							18,699	(4)	$657,270
							38,462	(10)	$1,351,939

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Jeffrey T. Becker
	7,814	(7)			€14.37	3/15/2014
	10,816				€17.88	3/30/2015
	8,479				€25.16	3/23/2016
	7,124				€24.72	3/22/2017
	13,829				€16.66	3/13/2018
										6,939	(8)	$97,215
							9,068	(9)	$127,043
							27,479	(11)	$384,981
										21,691	(2)	$303,891
							22,014	(3)	$308,416
							32,380	(12)	$453,644
							13,889	(4)	$488,198
							14,763	(4)	$518,919
							14,126	(13)	$496,529
							20,513	(10)	$721,032

(1)	The market value of Voya Financial, Inc. equity awards was determined by multiplying $35.15, the closing price of a share of Voya Financial, Inc. common stock, as reported by the NYSE, on December 31, 2013, by the number of shares or units; and the market value of ING Group equity awards was determined by multiplying $14.01, the closing price per ADS of ING Group ADS, as reported by the NYSE on December 31, 2013, by the number of shares or units.
(2)	Represents performance shares of ING Group. One half of such shares vested on March 28, 2014 and the remaining shares are scheduled to vest on March 28, 2015, based on the achievement of performance metrics that are determined prior to each vesting cycle.
(3)	Represents deferred shares of ING Group. One-half of such shares vested on March 28, 2014 and the remaining shares are scheduled to vest on March 28, 2015.
(4)	Represents RSUs of Voya Financial, Inc. One-half of such RSUs are scheduled to vest on March 27, 2015 and the remaining half is scheduled to vest in equal amounts on March 27, 2016 and March 27, 2017.
(5)	Represents RSUs of Voya Financial, Inc. awarded as deal incentive awards, which vest proportionately to the continued sell-down by ING Group of Voya Financial, Inc., common stock.
(6)	Represents performance shares of ING Group that are scheduled to vest on September 7, 2014, based on the achievement of performance metrics that are determined prior to each vesting cycle.
(7)	Option expired on March 15, 2014.
(8)	Represents performance shares of ING Group that vested on March 30, 2014, based on the achievement of performance metrics that are determined prior to each vesting cycle.
(9)	Represents deferred shares of ING Group that vested on March 30, 2014.
(10)	Represents RSUs of Voya Financial, Inc. awarded as deal incentive awards, and which vested on January 22, 2014.
(11)	Represents ADS of ING Group issued under the Equity Plan that vested on January 1, 2014.
(12)	Represents ADS of ING Group issued under the Equity Plan that are scheduled to vest on January 1, 2015.
(13)	Represents RSUs of Voya Financial, Inc. that are scheduled to vest on January 1, 2016.

Equity-based awards of ING Group granted in 2012 and 2011 were made under the LSPP and the Equity Plan and awards made in years before 2011 were made under the GSOP, the LEO Plan and the Equity Plan. All options shown on the table above are options to acquire ordinary shares of ING Group and were issued under the GSOP and LEO plans. Equity-based awards of ING Group settle in ordinary shares (or ADS) of ING Group and do not affect the Company’s capitalization.

Option Exercises and Stock Vested in 2013

The following table provides information regarding all of the RSUs, deferred shares and performance shares held by the NEOs that vested during 2013 and options that were exercised by NEOs during 2013. This table includes vesting of both Voya Financial equity awards and ING Group equity awards. All option exercises were in respect of ING Group equity awards.

Option Exercises and Stock Vested Table for 2013

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise		Number of Shares Acquired on Vesting	Value Realized on Vesting
Rodney O. Martin				28,197	$304,921	(1)
				7,030	$50,681	(2)
				40,448	$1,399,905	(3)
Alain M. Karaoglan				28,197	$304,921	(1)
				7,030	$50,681	(2)
				18,038	$300,943	(4)
				13,483	$466,647	(3)
Ewout L. Steenbergen				5,459	$57,727	(5)
				10,845	$117,280	(1)
				1,159	$8,355	(2)
				5,730	$61,250	(4)
				485	$3,456	(6)
				15,239	$108,596	(7)
	15,289	$84,145	(8)
				20,513	$709,955	(3)
Maliz E. Beams				27,113	$293,499	(1)
				2,356	$16,985	(2)
				20,813	$347,246	(4)
				38,461	$1,331,135	(3)
Jeffrey T. Becker				33,716	$317,942	(9)
				10,343	$109,379	(5)
				10,845	$117,280	(1)
				11,006	$79,345	(2)
				6,937	$74,155	(4)
				9,066	$64,606	(6)
				21,635	$154,175	(7)
	9,996	$90,608	(8)
	26,374	$77,180	(8)
				20,513	$709,955	(3)

(1)	Represents vesting of a portion of an ING Group performance share award granted under the LSPP during 2012.
(2)	Represents vesting of a portion of an ING Group deferred share award granted under the LSPP during 2012 in respect of the deferred portion of annual incentive awards.
(3)	Represents vesting of a portion of a Voya Financial deal incentive RSU award granted under the Omnibus Plan.
(4)	Represents vesting of a portion of an ING Group performance share award granted under the LSPP during 2011.
(5)	Represents vesting of a portion of an ING Group performance share award granted under the LEO Plan during 2010.

(6)	Represents vesting of a portion of an ING Group deferred share award granted under the LSPP during 2011.
(7)	Represents vesting of a portion of an ING Group deferred share award granted under the LEO Plan during 2010.
(8)	Represents exercise of an option to acquire ING Group ordinary shares.
(9)	Represents vesting of a portion of ING Group equity awards granted under the Equity Plan during 2010.

Pension Benefits

As described above under “—2013 Compensation—Tax-qualified and Non-qualified Retirement and Other Deferred Compensation Plans,” the Company maintains tax-qualified and nonqualified defined benefit (pension) plans that provide retirement benefits for employees whose length of service allows them to vest in and receive these benefits. During 2013, regular full-time and part-time employees of the Company who were hired before January 1, 2009 and completed one year of service were covered by the Retirement Plan. Certain highly compensated employees who participate in the Retirement Plan whose benefits cannot be paid from the Retirement Plan as a result of tax limitations and who are designated by the Company are also eligible to participate in the SERP.

The benefit under the Retirement Plan for employees who participated prior to January 1, 2009 is currently calculated using a final average pay pension formula based on the employee’s average compensation for the highest five consecutive whole calendar years of benefit service earned during a period ranging from 10 to 20 years preceding the date of retirement. Eligible compensation generally includes base salary, annual incentive award and commissions, if applicable. The SERP benefit is equal to the difference between (a) the participant’s retirement benefit before taking into account the tax limitations on eligible compensation and other compensation deferrals and (b) the participant’s actual retirement benefit paid from the Retirement Plan. Pension benefits under the Retirement Plan and SERP are generally payable in the form of a monthly annuity, though certain benefits under the Retirement Plan may be received as a lump-sum or partial lump-sum payment.

A participant’s retirement benefits under the Retirement Plan and the SERP vest in full upon completion of three years of vesting service, when the participant reaches age 65 or if the participant dies while in active service with the Company. Participants may begin receiving full retirement benefits at age 65 and may be eligible for reduced benefits if retiring at an earlier age with a minimum of three years of vesting service. As of December 31, 2013, Messrs. Martin and Karaoglan, and Ms. Beams, were each eligible for early retirement under the Retirement Plan. Benefits under the SERP may be forfeited at the discretion of the Company if the participant engages in unauthorized competition with the Company, is discharged for cause, or performs acts of willful malfeasance or gross negligence in a matter of material importance to the Company. The Retirement Plan and the SERP were closed to new participants effective January 1, 2009.

Beginning January 1, 2012, all Voya Financial employees transitioned to a new cash balance pension formula under the Retirement Plan. A similar change to the SERP was also made. The cash balance pension formula credits 4% of eligible compensation to a hypothetical account in the Retirement Plan and SERP, as applicable, each month. Account balances receive a monthly interest credit based on a 30-year Treasury bond rate published by the IRS in the preceding August of each year (for 2013 that rate was 2.77%). Participants in the Retirement Plan and SERP prior to January 1, 2012, including Mr. Becker, transitioned to the new cash balance pension formula during the two-year period ending December 31, 2013. Benefits that accrued during the transition period have been determined based on the prior final average pay pension formula or the new cash balance pension formula, whichever is greater. Pension benefits that accrue after the transition period will be solely based on the new cash balance pension formula. Because they began employment after December 31, 2008, the benefits of Messrs. Martin and Karaoglan, and Ms. Beams, will be determined based solely on the new cash balance pension formula.

Prior to April 1, 2013, Mr. Steenbergen participated in the ING Group Directors’ Pension Scheme (the “Directors’ Pension Plan”), to which a percentage of his base salary was automatically contributed. The benefit under the Directors’ Pension Plan is calculated based on the participant’s years of service and fixed annual salary (adjusted annually). Members of the Directors’ Pension Plan may begin receiving full retirement benefits at age 65 and may be eligible for reduced benefits if retiring at an earlier age. Beginning April 1, 2013, in connection with his localization, pension benefits for Mr. Steenbergen were determined based solely on the new cash balance pension formula under the Retirement Plan.

The following table presents the accumulated benefits under the Company pension plans in which each NEO participates.

Pension Benefits in 2013

Name	Plan Name	Number Years Credit Service	Present Value of Accumulated Benefit	Payments During 2013
Rodney O. Martin, Jr.	Retirement Plan	2	$20,074	$0
	SERP	2	$40,041	$0

Alain M. Karaoglan	Retirement Plan	2	$17,566	$0
	SERP	2	$35,071	$0

Ewout L. Steenbergen	Retirement Plan	1	$7,891	$0
	SERP	1	$4,731	$0
	Directors’ Plan	18.75	$1,691,885	$0

Maliz E. Beams	Retirement Plan	2	$19,072	$0
	SERP	2	$38,049	$0

Jeffrey T. Becker	Retirement Plan	19.42	$322,360	$0
	SERP	19.42	$660,431	$0

Assumptions for the “—Pension Benefits in 2013” table include:

The present value of accumulated benefits under the Retirement Plan and SERP shown in the “—Pension Benefits in 2013” table is calculated using the same actuarial assumptions used by the Company for GAAP financial reporting purposes, and assuming benefits commence as of age 65 under both plans. Those assumptions are:

•	The discount rate is 4.95%.

•	The RP-2000 Mortality Table with generational projection using Scale AA for males and females after commencement at age 65. No mortality assumed before age 65.

•	The interest crediting rate on cash balance accounts is 3.5%, except AFS cash balance benefits have a minimum of 5.0%.

•	The cost of living adjustment under prior AFS benefits is 2.2%.

Assumptions for the ING Group Directors’ Plan include:

•	The discount rate is 3.668% and general inflation is 2.00%. The long-term rate of return on plan assets is not applicable but would be equal to the discount rate under IAS19 reporting.

•	Mortality is based on the AG Generational Table 2012-2062 with ING Group mortality experience rates derived from the Towers Watson 2012 experience mortality model.

•	Retirement age is equal to the normal pension age, 65. Payment is assumed to be in the form of a life-long annuity.

•	A discretionary cost-of-living indexation beginning January 1, 2015 is excluded.

Nonqualified Deferred Compensation Plans

The Company maintains the DCSP, a nonqualified deferred compensation plan that allows employees to contribute to deferred compensation accounts amounts above the 401(k) annual limit and provides certain company matching contributions on the deferred amounts. The Company also previously maintained an additional nonqualified deferred compensation plan for the purpose of holding certain deferred amounts paid to employees of our Investment Management business in 2010, including Mr. Becker. All amounts in such additional plan vested and were paid out during 2013.

ING U.S. 409A Deferred Compensation Savings Plan

Eligible employees who meet certain compensation thresholds may elect to participate in the DCSP. Participating employees may elect to defer up to 50% of their salary, up to 50% of their sales-based commission compensation, up to 100% of their short-term variable compensation (excluding sales-based commissions) and up to 100% of their long-term variable compensation and may also elect to defer compensation they would have contributed to their 401(k) Plan accounts were it not for the compensation and contribution limits under the Internal Revenue Code. The Company provides a 6% matching contribution on certain amounts elected to be deferred under the DCSP to enable company-matched contributions on deferrals that are in excess of the 401(k) contribution limits. The aggregate company match under the 401(k) plan and DCSP for 2013 was limited to $45,900.

The table below presents, for each NEO, 2013 information with respect to nonqualified deferred compensation plans.

Nonqualified Deferred Compensation Plans Table for 2013

Name	Executive Contributions in 2013(1)	Registrant Contributions in 2013(1)	Aggregate Earnings in 2013(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 2013 Year End
Rodney O. Martin, Jr.	$93,667	$30,600	$94,255	$0	$416,540
Alain M. Karaoglan	$62,332	$30,600	$6,380	$0	$245,028
Ewout L. Steenbergen	$9,450	$9,450	$72	$0	$18,972
Maliz E. Beams	$58,695	$36,700	$4,160	$0	$173,731
Jeffrey T. Becker	$125,337	$30,600	$139,395	$309,872	$2,537,959

(1)	Amounts reported in this column that are reported in the “Summary Compensation Table” (for 2013, unless otherwise noted) are: Mr. Martin—$93,667 base salary; Mr. Karaoglan—$62,332 base salary; Mr. Steenbergen—$9,450 base salary; Ms. Beams—$58,695 base salary; and Mr. Becker—$84,470 base salary and $40,867 non-equity incentive plan compensation from 2012.
(2)	Amounts in this column reflect the interest earned on notional investments, which investments are elected by the participant. The participant has the ability to change his or her investment election only during open periods.

Potential Payments upon a Termination or Change in Control

ING U.S. Severance Pay Plan

The ING Americas Severance Pay Plan (the “Severance Plan”) provides for the payment of severance benefits to eligible employees in the event of a qualifying termination of employment. Examples of qualifying termination events include an employee’s job elimination as a result of a reduction in workforce, an acquisition, a merger, divestiture or restructuring, outsourcing or position elimination. Other examples of qualifying termination events are significant pay reductions due to an employer-requested job change, the transfer of an employee’s job function more than 50 miles from the employee’s current work location, an employee’s job being filled while the employee is on an approved leave and the expiration of an employee’s expatriation assignment. Employees whose employment terminates for reasons other than a qualifying termination, including those who resign or are terminated for unsatisfactory performance, violation of laws or Company policies or similar reasons are not eligible for payments under the Severance Plan. Under the Severance Plan, eligible employees who do not sign a waiver and release agreement in connection with their employment termination receive two weeks of eligible pay. Employees who sign a waiver and release receive a benefit equal to the greatest of six weeks of eligible pay, two weeks of eligible pay per year of service (up to 52 weeks of eligible pay), or two weeks of eligible pay per $10,000 of eligible pay (up to 52 weeks of eligible pay). Outplacement and support services may be provided to eligible employees at the discretion of the Company. Mr. Martin has an employment agreement that provides for a lump-sum severance payment equal to annual salary in the event of an involuntary separation without “Cause” or for “Good Reason,” as defined in the employment agreements. Pursuant to Mr. Steenbergen’s localization arrangements, if he is involuntarily terminated without “Cause” (as defined in his offer letter), prior to April 15, 2014, in addition to severance under the ING U.S. Severance Plan, he will be paid a market value allowance of $400,000 on April 14, 2014. Currently, there are no other employment agreements that provide payments due to termination of employment. Mr. Karaoglan, Mr. Steenbergen, Ms. Beams and Mr. Becker are eligible to participate in the ING U.S. Severance Plan that is generally available to all full-time and part-time employees.

Employment Agreements

As discussed above under “—Critical Compensation and Other Policies”, notwithstanding the target opportunities discussed below, the compensation paid to Identified Staff remained subject to CRD Limitations while ING Group consolidated our financial results with its financial results under IFRS.

Employment Agreement of Mr. Martin

The Company has an employment agreement with Mr. Martin, who serves as Chief Executive Officer of the Company and Chairman of its Board of Directors. The employment agreement is dated as of March 25, 2011, as amended and restated as of November 7, 2012, and as further amended and restated as of July 25, 2013. The term of the employment agreement is April 4, 2011 to December 31, 2014 and can be extended by mutual agreement.

Under the terms of his employment agreement, Mr. Martin receives an annual base salary of $1 million and has the opportunity for certain incentive payments. Mr. Martin is eligible to participate in the annual incentive payment program, or “ICP”, under which he may receive an award subject to his achievement of pre-established performance goals during each year ending during his employment. The amounts awarded under the ICP are determined by the Compensation and Benefits Committee and have a target of 100% of base salary with an opportunity to earn up to 200% of his base salary, a certain portion of which is subject to deferral. Mr. Martin’s target annual incentive award has subsequently been adjusted to 175% of base salary.

In addition to his base salary and ICP opportunity, Mr. Martin received a Deal Incentive Award in the amount of $6 million upon completion of our IPO, consisting of $2 million in cash and $4 million in Company RSUs, issued under the Omnibus Plan, based on the IPO price. The cash component of the award was paid after the completion of the IPO. The RSUs will vest as follows, provided that Mr. Martin is still employed by the Company on the applicable vesting date: (i) prior to December 31, 2016, if the Company completes one or more additional public offerings, a number of shares underlying the RSUs shall vest equal to (I) the total number of shares underlying the original RSU award multiplied by (II) the percentage of Company shares held by ING Group after the IPO that are sold in an additional public offering, and (ii) on December 31, 2016, if all of the shares underlying the original RSU award have not yet vested, and ING Group owns less than 50% of the amount of Company shares that it held prior to the IPO (the “Pre-IPO Shares”), then 50% of the unvested RSUs shall vest (but no RSUs will vest if ING Group continues to own 50% or more of the Pre-IPO Shares). If the number of shares underlying the RSU award that have vested pursuant to the above is less than the “Minimum RSA Shares,” determined as (I) the number of shares underlying the RSU award multiplied by (II) a fraction, the numerator of which is the amount by which the percentage of the Pre-IPO Shares no longer owned by ING Group as of December 31, 2016 exceeds 33.33% and the denominator of which is 66.67%, then an additional number of shares underlying the RSU award shall vest such that the total number of shares that have vested is not less than the Minimum RSA Shares. All unvested shares underlying the RSU award that have not vested as of December 31, 2016 shall be forfeited. In the event of Mr. Martin’s termination without cause, termination for good reason, death or disability prior to a relevant payment or vesting date, any unpaid portion of the Deal Incentive Award will immediately vest and be paid, unless applicable law or regulation requires payment in a different form or at a different time. Except as provided in his employment agreement, Mr. Martin’s RSUs will be subject to the terms of the Omnibus Plan and to the terms of his award agreement under it.

During his employment, Mr. Martin is eligible to receive long-term equity-based incentive awards. With respect to the 2011 and 2012 performance years, he was eligible, in ING Group’s sole discretion, to receive up to a maximum aggregate amount of $2,000,000 in long-term incentive awards (his “Long-Term Incentive”). Beginning with fiscal year 2013 performance, Mr. Martin is eligible to receive an annual long-term incentive award, as determined in its discretion by the Compensation and Benefits Committee. For 2014, Mr. Martin’s target long-term incentive opportunity has been established at 550% of base salary. Mr. Martin is entitled to participate in each of the Company’s employee benefit and welfare plans, including plans providing retirement benefits or medical, dental, hospitalization, life or disability insurance, on a basis that is at least as favorable as that provided to other senior executives of the Company.

Mr. Martin’s employment agreement contains various provisions governing termination. If the Company terminates Mr. Martin’s employment for cause (which includes willful failure to perform substantially under the agreement, after demand for substantial performance has been given by the Board of Directors that specifically identifies how he has not substantially performed his responsibilities, engagement in illegal conduct or in gross negligence or willful misconduct, in any case, that is materially and demonstrably injurious to either ING Group or the Company and material breach of non-compete, non-solicitation and other restrictive covenants in the employment agreement) or if Mr. Martin terminates his employment other than for good reason (which includes a reduction in salary or incentive award opportunities, failure to pay compensation or other amounts due under the agreement, failure to elect and maintain Mr. Martin in the positions contemplated by the employment agreement, any material reduction or other materially adverse action related to his authority, responsibilities or duties, or relocation of his principal office more than 50 miles from the New York City metropolitan area) the Company will pay his unpaid salary through the end of his employment, his salary for any accrued but unused paid time off, any accrued expense reimbursements and other cash entitlements and any unpaid but vested ICP award for a year ending before the end of his employment (collectively, his “Accrued Compensation”). In addition, the Company will pay any benefits to which he is entitled under any plan, contract or arrangement other than those described in the employment agreement, (including any unpaid deferred compensation and other cash compensation accrued by him through the end of his employment) (collectively, the “Other Benefits”).

If the Company terminates Mr. Martin’s employment without cause or if he terminates his employment for good reason, the Company will pay his Accrued Compensation, the Other Benefits, a pro rata ICP award (based on actual performance through the termination date, multiplied by the number of days of employment before termination divided by 365), and a lump-sum severance payment equal to his salary and any unpaid portion of his Deal Incentive Award. The Company’s obligation to make the specified payments and benefits in the event of a termination by the Company without cause or by Mr. Martin for good reason is conditioned upon Mr. Martin’s execution and delivery, without subsequent revocation, of an agreement releasing ING Group from all other liability.

Employment Agreement of Mr. Karaoglan

Mr. Karaoglan serves as the Executive Vice President and Chief Operating Officer of the Company, reporting to the CEO. Certain terms and conditions of his employment are set forth in an offer letter dated April 5, 2011, as amended as of July 25, 2013. Mr. Karaoglan is employed at will, and the Company may change the terms of or terminate his employment at any time.

Under the terms of his offer letter, Mr. Karaoglan received an annual base salary of $650,000 and has the opportunity for certain incentive payments. Mr. Karaoglan is eligible to receive an annual incentive award with a target bonus opportunity of 100% of his base salary with the opportunity to earn up to 200% of his base salary, a certain portion of which is subject to deferral. The offer letter also states that Mr. Karaoglan is eligible to participate in the LSPP, under which he may receive a long-term incentive award of ING Group restricted stock and/or performance shares with a target value of 100% of his salary (following our IPO, awards to employees of the Company are made in the form of Voya Financial, Inc. equity grants pursuant to the Omnibus Plan, rather than the LSPP). Mr. Karaoglan’s base salary has subsequently been increased to $700,000, his target annual incentive award has subsequently been increased to 160% of base salary, and his target long-term incentive award has subsequently been increased to 320% of base salary.

In addition to his base salary, annual incentive award opportunity and long-term incentive award opportunity, Mr. Karaoglan received a Deal Incentive Award in the amount of $2 million upon completion of our IPO, consisting of $666,667 in cash and $1,333,333 in RSUs based on the IPO price. The cash component of the award was paid after the completion of the IPO. The RSUs vest pursuant to the same terms and conditions as those described above for the vesting of the Deal Incentive Award of Mr. Martin, under “—Employment Agreement of Mr. Martin.” All unvested shares underlying the restricted share award that have not vested as of December 31, 2016 shall be forfeited. If Mr. Karaoglan’s employment is terminated without cause (which includes willful failure to perform substantially under the agreement, after demand for substantial performance has been given by the Company that specifically identifies how he has not substantially performed his responsibilities, and engagement in illegal conduct or in gross negligence or willful misconduct, in any case, that is materially and demonstrably injurious to the Company) or for good reason (which includes a reduction in salary or ICP award opportunity, more than 50% of his responsibilities change and are not replaced with other responsibilities of generally similar significance or relocation of his principal office more than 50 miles from the New York City metropolitan area), death or disability following an IPO but prior to a relevant vesting or payment date, his Deal Incentive Award will immediately vest and be paid, unless applicable law or regulation requires payment in a different form or at a different time. Except as provided in his offer letter, Mr. Karaoglan’s restricted stock award will be subject to the terms of the equity plan for executive officers of the Company in effect at the time of the IPO and to the terms of his award agreement under it.

Employment Agreement of Mr. Steenbergen

Mr. Steenbergen serves as Executive Vice President and Chief Financial Officer of the Company. Prior to Mr. Steenbergen’s localization and the execution of his offer letter, dated March 28, 2013, Mr. Steenbergen was party to an employment agreement with ING Group, as Director of the Retail Division of ING Nederland. This agreement was originally entered into on May 19, 2004 and was amended effective January 1, 2006. See “—Expatriate Arrangements and Localization of Mr. Steenbergen” for more information regarding the terms of Mr. Steenbergen’s offer letter.

The terms of Mr. Steenbergen’s localization and his employment as a local employee of the Company are set forth in an offer letter dated March 28, 2013. Mr. Steenbergen is employed at will, and the Company may change the terms of or terminate his employment at any time. Under the terms of his offer letter, Mr. Steenbergen, beginning April 1, 2013, received a base salary of $550,000 and had a target annual incentive opportunity of 100% of his base salary, and a long-term incentive opportunity of 200% of his base salary. Mr. Steenbergen’s base salary has subsequently been increased to $625,000, his target annual incentive award has subsequently been increased to 163% of base salary, and his target long-term incentive award opportunity has been changed to 190% of base salary. To support his transition to a local, market competitive compensation package, Mr. Steenbergen receives a market value allowance of $400,000 for each twelve-month period beginning April 15, 2013 and 2014, respectively. If, however, Mr. Steenbergen is terminated for “cause” (as defined in his offer letter) prior to the payment of his market value allowance in 2014, Mr. Steenbergen will not receive such payment. In addition, if Mr. Steenbergen voluntarily leaves employment with the Company prior to April 15, 2015, he is required to repay a prorated amount of the market value allowance already paid. Following his localization, Mr. Steenbergen is now eligible to participate in Company-sponsored health and insurance programs, offered on the same terms and conditions as those made generally available to all full-time and part-time employees, as well as the DCSP and the Retirement Plan.

Mr. Steenbergen was awarded a Deal Incentive Award with an original value of $650,000, subject to the terms and conditions described above under “—Compensation of Named Executive Officers—Grants of Plan Based Awards—Deal Incentive Awards,” which, in connection with his localization, was increased to $800,000.

Employment Agreement of Ms. Beams

Ms. Beams serves as the Chief Executive Officer, Retirement Solutions, of the Company, reporting to the CEO. Certain terms and conditions of her employment are set forth in an offer letter dated May 27, 2011. Ms. Beams is employed at will, and the Company may change the terms of or terminate her employment at any time.

Under the terms of her offer letter, Ms. Beams received an annual base salary of $600,000 and has the opportunity for certain incentive payments. Ms. Beams is eligible to receive an annual incentive award with a target bonus opportunity of 125% of her base salary, a certain portion of which is subject to deferral. The offer letter also states that Ms. Beams is eligible to participate in the LSPP, under which she may receive a long-term incentive award of ING Group restricted stock and/or performance shares with a target value of 125% of her base salary (following our IPO, awards to employees of the Company are made in the form of Voya Financial, Inc. equity grants pursuant to the Omnibus Plan, rather than the LSPP). Ms. Beams’ base salary has subsequently been increased to $700,000 and her target long-term incentive award has subsequently been increased to 250% of base salary.

In addition to her base salary, annual incentive award opportunity and long-term incentive award opportunity, Ms. Beams received a Deal Incentive Award with an aggregate value of $1.5 million, subject to the terms and conditions described under “—Compensation of Named Executive Officers—Grants of Plan Based Awards—Deal Incentive Awards”.

Employment Agreement of Mr. Becker

Mr. Becker serves as the Chief Executive Officer of Investment Management. Certain terms and conditions of his employment are set forth in an offer letter from Aetna Life & Casualty, dated July 25, 1994. Under the terms of his offer letter, Mr. Becker is entitled to an annual base salary of $82,500, which may be reviewed and adjusted. Mr. Becker is employed at will, and the Company may change the terms of or terminate his employment at any time. Mr. Becker’s base salary has subsequently been increased to $575,000.

Mr. Becker is party to a letter agreement pursuant to which he received a Deal Incentive Award of $800,000, subject to the terms and conditions described above under “—Compensation of Named Executive Officers—Grants of Plan Based Awards—Deal Incentive Awards”.

Potential Payments upon Termination or Change of Control Table(1)

The following table sets forth, for each NEO, an estimate of potential payments the NEO would have received at, following, or in connection with a termination of employment under the circumstances enumerated below on December 31, 2013.

Name	Termination Trigger	Severance(2)	Continued Benefits Health and Welfare Continuation	Equity Vesting(3)	Other Benefits(4)	Total
Rodney O. Martin, Jr.	Involuntary termination without cause / for good reason	$1,000,000	$—	$9,098,332	$8,500	$10,106,832
	Voluntary Termination	$—	$—	$—	$—	$—
	Retirement	$—	$—	$—	$—	$—
	Death	$—	$—	$9,489,294	$—	$9,489,294
	Disability	$—	$—	$9,489,294	$—	$9,489,294
	Involuntary termination following Change in Control	$1,000,000	$—	$9,489,294	$8,500	$10,497,794
Alain M. Karaoglan	Involuntary termination without cause / for good reason	$700,000	$6,978	$4,485,767	$8,500	$5,201,245
	Voluntary Termination	$—	$—	$—	$—	$—
	Retirement	$—	$—	$—	$—	$—
	Death	$—	$—	$4,876,728	$—	$4,876,728
	Disability	$—	$—	$4,876,728	$—	$4,876,728
	Involuntary termination following Change in Control	$700,000	$6,978	$4,876,728	$8,500	$5,592,206
Ewout L. Steenbergen	Involuntary termination without cause / for good reason	$550,000	$6,670	$1,515,465	$8,500	$2,080,635
	Voluntary Termination	$—	$—	$—	$—	$—
	Retirement	$—	$—	$—	$—	$—
	Death	$—	$—	$1,665,838	$—	$1,665,838
	Disability	$—	$—	$1,665,838	$—	$1,665,838
	Involuntary termination following Change in Control	$550,000	$6,670	$1,665,838	$8,500	$2,231,008
Maliz E. Beams	Involuntary termination without cause / for good reason	$700,000	$9,949	$4,642,972	$8,500	$5,361,421
	Voluntary Termination	$—	$—	$—	$—	$—
	Retirement	$—	$—	$—	$—	$—
	Death	$—	$—	$5,018,891	$—	$5,018,891
	Disability	$—	$—	$5,018,891	$—	$5,018,891
	Involuntary termination following Change in Control	$700,000	$9,949	$5,018,891	$8,500	$5,737,340
Jeffrey T. Becker	Involuntary termination without cause / for good reason	$575,000	$10,005	$3,041,728	$8,500	$3,635,233
	Voluntary Termination	$—	$—	$—	$—	$—
	Retirement	$—	$—	$—	$—	$—
	Death	$—	$—	$3,762,158	$—	$3,762,158
	Disability	$—	$—	$3,762,158	$—	$3,762,158
	Involuntary termination following Change in Control	$575,000	$10,005	$3,762,158	$8,500	$4,355,663

(1)	There are no change in control provisions that would affect the level of benefits payable from the pension plans. The ING U.S. Severance Plan determines benefits under a formula that takes into account service and salary. The Plan’s maximum severance benefit is equal to 52 weeks of eligible pay.
(2)

Under the terms of his employment agreement, cash severance payments to Mr. Martin would be made in a lump sum by the Company. Under the terms of the Severance Plan and subject to the executive’s execution of a release, cash severance payments to Mr. Karaoglan, Mr. Steenbergen, Ms. Beams and Mr. Becker would be made by the Company in substantially equal, semi-monthly payments as the same time as the regular payroll, for the duration of the severance period.

(3)	The equity valuations were determined using the closing market prices on December 31, 2013 and the interim payout percentages for performance shares as of this same date. The following table details the equity valuations determined using the Voya Financial, Inc. closing share price and ING Group closing ADS price, in each case on December 31, 2013.

	Deal Incentive Awards (ING U.S., Inc.)	Performance Shares (ING Group)		Deferred Equity (Voya Financial, Inc. and ING Group)	Restricted ADS (ING Group)
Name		Total Value	Prorated Value

Rodney O. Martin, Jr.	$5,788,502	$781,895	$390,934	$2,918,896	$0
Alain M. Karaoglan	$1,929,489	$1,031,981	$641,019	$1,915,258	$0
Ewout L. Steenbergen	$721,032	$380,203	$229,830	$564,604	$0
Maliz E. Beams	$1,351,939	$1,040,383	$664,464	$2,626,569	$0
Jeffrey T. Becker	$721,032	$396,937	$246,564	$1,312,328	$1,331,861	(a)

(a)	Prorated value of $761,803

(4)	The executive outplacement services program for executives with a salary of $275,000 or more provides services for up to 12 months at a fixed cost of $8,500 per participant. All NEOs would be eligible.

Report of our Compensation and Benefits Committee

Our Compensation and Benefits Committee reviewed the Compensation Discussion and Analysis (CD&A), as prepared by the management of Voya Financial, Inc., and discussed the CD&A with the management of Voya Financial, Inc. Based on the Committee’s review and discussions, the Committee recommended to the Board that the CD&A be included in this proxy statement.

Compensation and Benefits Committee:

J. Barry Griswell (Chair)

Frederick S. Hubbell

Willem F. Nagel

Non-Employee Director Compensation

Each of our directors that is neither our employee nor an employee of ING Group (each, a “non-employee director”) currently receives the following compensation for their service on our Board of Directors and its committees. For service periods of less than one year, amounts are prorated.

Element of Compensation	Annual Compensation Amount
Annual Cash Fees	$100,000 cash payment
Annual Equity Grant	$110,000, in the form of time-vested RSUs
Committee Membership Fees	$5,000 cash payment
Committee Chair Fees	$20,000 cash payment (Audit Committee) $15,000 cash payment (Compensation and Benefits Committee) $10,000 cash payment (all other committees)
Lead Director Fees	$25,000 cash payment

Director Summary Compensation Table

The chart below indicates the elements and total value of cash compensation and of RSUs granted to each non-employee director for services performed in 2013. Pursuant to SEC rules, this table includes equity awards granted during 2013, and excludes equity awards granted in 2014 in respect of 2013 service. Cash amounts, however, reflect amounts paid in respect of 2013 service, even if paid during 2014.

Director	Fees Earned or Paid in Cash	Stock Awards(1)		All Other Compensation(2)	Total
J. Barry Griswell	$79,999	$73,534		$5,000	$158,533
Dirk Harryvan(3)	$79,780	$73,534	(4)	$—	$153,314
Frederick S. Hubbell	$136,593	$123,532		$5,000	$265,125
David Zwiener	$88,304	$73,534		$5,000	$166,838

(1)	Represents the grant date fair value of the award. For Mr. Hubbell, this amount includes, in addition to the annual equity grant referenced above, a Deal Incentive Award of 2,564 RSUs, 50% of which vested on October 23, 2013 and 50% of which vested on January 22, 2014, and is subject to a required holding period.
(2)	Consists of matching charitable contributions.
(3)	Mr. Harryvan resigned from the Board of Directors effective March 25, 2014. Following his resignation, Mr. Harryvan was awarded a cash payment of $100,000 in recognition of his service on the Board of Directors and the fact that his resignation was a consequence of an offering in March 2014 of Voya Financial, Inc. common stock by ING Group, pursuant to which we ceased to be a “controlled company” under NYSE listing rules.
(4)	Because no stock awards had yet vested at the time of his resignation from the Board of Directors, Mr. Harryvan forfeited the stock awards he was granted during 2013.

Director Equity Awards

The following table sets forth outstanding equity awards held by each non-employee director as of December 31, 2013. All director equity awards (except for the deal incentive awards held by Mr. Hubbell) are in the form of RSUs that vest 50% on the second anniversary of the grant date, and 25% on each of the third and fourth such anniversaries, and settle in shares of our common stock only after the director’s service on the Board of Directors has come to an end.

Director	Number of RSUs Outstanding
J. Barry Griswell	2,733
Dirk Harryvan(1)	2,733
Frederick S. Hubbell	5,297(2)
David Zwiener	2,733

(1)	Mr. Harryvan resigned from the Board of Directors effective March 25, 2014. Because none of his outstanding RSUs had yet vested, they were forfeited on such date.
(2)	Includes RSUs held in respect of Mr. Hubbell’s Deal Incentive Award, which had fully vested by January 22, 2014, but is subject to a required holding period.

Compensation Committee Interlocks and Insider Participation

There are no interlocking relationships between any member of our Compensation and Benefits Committee and any of our executive officers that require disclosure under the applicable rules promulgated under the federal securities laws.

During 2013, Willem F. Nagel, who is currently an officer of ING Group, the then parent of the Company, and Frederick S. Hubbell, who was previously an officer of ING Group, each served on the Compensation and Benefits Committee.

Agenda Item 4.	Approval of the Adoption of the Voya Financial, Inc. 2014 Omnibus Employee Incentive Plan

The stockholders are being asked to approve the adoption of the Voya Financial, Inc. 2014 Omnibus Employee Incentive Plan (the “2014 Omnibus Plan”), which will serve to replace the existing ING U.S., Inc. 2013 Omnibus Employee Incentive Plan (the “Old Plan”) as the principal plan through which we provide equity-based compensation to our employees. The 2014 Omnibus Plan, a copy of which is attached as Exhibit B-1 to this proxy statement, is substantially the same as the Old Plan, except that:

•

the 2014 Omnibus Plan provides for an annual maximum on awards granted under the 2014 Omnibus Plan to any one plan participant, and sets forth the nature of the performance metrics that our Compensation and Benefits Committee can use to set performance targets for awards under the 2014 Omnibus Plan that are subject to performance conditions. See “Summary of Plan—Shares Subject to the 2014 Omnibus Plan,” and “—Performance Goals,” below. These changes from the Old Plan are intended to provide the opportunity for performance-based compensation awards under the 2014 Omnibus Plan to comply with the criteria for tax deductibility set forth in Section 162(m) of the Internal Revenue Code.

•	The 2014 Omnibus Plan provides for 17,800,000 shares of Common Stock to be available for issuance under the 2014 Omnibus Plan (7.0% of the outstanding shares of Common Stock as of the Record Date).

•

The 2014 Omnibus Plan has more restrictive award transferability provisions and differs in some respects in the treatment of performance-based awards upon a change of control, as compared to the Old Plan.

The 2014 Omnibus Plan is attached to this proxy statement as Exhibit B-1 and has also been filed with the SEC along with this proxy statement.

Our Board of Directors adopted the 2014 Omnibus Plan on May 28, 2014, subject to stockholder approval.

Accordingly, the following resolution will be presented at our Annual Meeting:

RESOLVED, that the adoption of the Voya Financial, Inc. 2014 Omnibus Employee Incentive Plan, as presented and included in the Definitive Proxy Statement on Schedule 14A of the Company filed with the Securities and Exchange Commission, is hereby APPROVED.

Board Recommendation: The Board of Directors of the Company unanimously recommends that stockholders vote FOR the adoption of the 2014 Omnibus Plan.

New Plan Benefits: As of the date of this proxy statement, no awards have been made under the 2014 Omnibus Plan. The benefits or amounts that will be received by or allocated to each named executive officer, all current executive officers as a group, and all employees who are not executive officers as a group under the 2014 Omnibus Plan, are not presently determinable, except to the extent described below under “—Conversion of Outstanding ING Group Equity Awards”.

Summary of Plan

The following description of the 2014 Omnibus Plan, as proposed to be adopted by the foregoing resolution, is a summary, does not purport to be complete and is qualified in its entirety by the full text of the proposed 2014 Omnibus Plan. A copy of the 2014 Omnibus Plan is attached to this proxy statement as Exhibit B-1.

Voya Financial, Inc. 2014 Omnibus Employee Incentive Plan

Purpose; Types of Awards. The purposes of the 2014 Omnibus Plan are to align the long-term financial interests of eligible participants of the Company with those of our stockholders, to attract and retain those individuals by providing compensation opportunities that are consistent with our compensation philosophy, and to provide incentives to those individuals who contribute significantly to our long-term performance and growth.

To accomplish these purposes, the 2014 Omnibus Plan provides for grants of stock options (both stock options intended to be “incentive stock options” (“ISOs”) under Section 422 of the Code and non-qualified stock options), restricted shares, restricted stock units, dividend equivalent rights and other equity-based or equity-related awards pursuant to which Company common stock, cash or other property may be delivered.

Shares Subject to the 2014 Omnibus Plan. A total of 17,800,000 shares of Company common stock are reserved and available for issuance under the 2014 Omnibus Plan. The maximum number of shares of Common Stock as to which stock options, restricted shares, restricted stock units, dividend equivalent rights and other types of stock-based or stock-related Awards may be granted under the Plan to any one individual in any one fiscal year may not exceed 1,000,000 (subject to adjustment as described below).

If a stock award granted under the 2014 Omnibus Plan is forfeited, expires, terminates, otherwise lapses or is settled in cash, the shares of Company common stock underlying that award will again become available for issuance under the 2014 Omnibus Plan. Shares underlying awards will not become available for reissuance under the 2014 Omnibus Plan if the shares are withheld by the Company to pay taxes, are withheld by or tendered to the Company to pay the exercise price of stock options, or are repurchased from an option holder by the Company with proceeds from the exercise of stock options.

The maximum number of shares of Company common stock that can be delivered through ISOs under the 2014 Omnibus Plan may not exceed 2,000,000 shares (subject to adjustment as described below).

As of June 2, 2014, the market value of a share of Common Stock was $36.84.

Administration of the 2014 Omnibus Plan. The 2014 Omnibus Plan is administered by our Compensation and Benefits Committee. Subject to the terms of the 2014 Omnibus Plan, the Compensation and Benefits Committee will, subject to Board authorization, determine which employees and prospective employees will receive grants under the 2014 Omnibus Plan, the dates of grant, the numbers and types of stock awards to be granted, the exercise or purchase price of each award, and the terms and conditions of the stock awards, including the period of their exercisability and vesting and the fair market value applicable to a stock award. In addition, the Compensation and Benefits Committee will interpret the 2014 Omnibus Plan and may adopt any administrative rules, regulations, procedures and guidelines governing the 2014 Omnibus Plan or any awards granted under the 2014 Omnibus Plan as it deems to be appropriate. The Compensation and Benefits Committee may also delegate any of its powers, responsibilities or duties to any person who is not a member of the Compensation and Benefits Committee or any administrative group within the company. Our board of directors may also grant awards or administer the 2014 Omnibus Plan directly.

Eligibility. Any employee or consultant of Voya Financial, Inc. is eligible for selection by the Compensation and Benefits Committee to receive an award under the 2014 Omnibus Plan. As of March 31, 2014, Voya Financial, Inc. had approximately 7,000 employees and approximately 1,000 consultants.

Types of Awards

The types of awards that may be made under the 2014 Omnibus Plan are described below. These awards may be made singly or in combination, as part of compensation awards or performance awards, or both. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the Compensation and Benefits Committee, in its sole discretion subject to certain limitations provided in the 2014 Omnibus Plan. Each award will be evidenced by an award agreement, which will govern that award’s terms and conditions.

Performance Shares. An award of performance shares entitles the recipient to receive a number of shares of Company common stock equal to a number of shares identified upon the issuance of the award multiplied, upon vesting, by a performance factor representing the level of achievement, over a stated performance period, of one or more performance goals, as described below.

Restricted Shares. A restricted share is an award of outstanding shares of Company common stock that is subject to transfer and/or forfeiture restrictions for a period of time. During the period that any restrictions apply, the transfer of restricted shares is generally prohibited. Participants will generally have the same voting and dividend rights as any other stockholder of Company.

Restricted Stock Units. A restricted stock unit is an unfunded, unsecured right to receive a share of Company common stock, cash or other property at a future date, subject to such terms and conditions as the Compensation and Benefits Committee may determine.

Dividend Equivalent Rights. Dividend equivalents entitle the participant to receive amounts equal to ordinary cash dividends that are paid on the shares underlying a grant while the grant is outstanding. Dividend equivalents may be paid in cash, in shares of Company common stock or in a combination of the two. The Compensation and Benefits Committee will determine whether dividend equivalents will be conditioned upon the vesting or payment of the grant to which they relate and the other terms and conditions of the grant.

Stock Options. A stock option entitles the recipient to purchase shares of Company common stock at a fixed exercise price. The exercise price per share will be determined by the Compensation and Benefits Committee but will not be less than 100% of the fair market value of Company common stock on the date of grant. Fair market value will generally be the closing price of Company common stock on the NYSE on the date of grant. Stock options generally must be exercised within 10 years from the date of grant. Stock options may be made in the form of non-qualified stock options or ISOs. A non-qualified stock option is an option that does not meet the qualifications of an ISO. An ISO is a stock option that meets the requirements of Section 422 of the Internal Revenue Code. ISOs may be granted only to employees and the aggregate fair market value, determined at the time of grant, of common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the term of the ISO does not exceed five years from the date of grant.

Other Stock-Based Awards. The Compensation and Benefits Committee may grant other types of stock-based or stock-related awards, including the grant of unrestricted shares of Company common stock in such amounts, and subject to such terms and conditions, as the Compensation and Benefits Committee may determine.

Performance Goals. The Compensation and Benefits Committee may grant awards that are subject performance goals. Performance goals may include goals based on either the total return to shareholders (whether in absolute terms or relative to performance at other companies or a published index) or upon the attainment of one or more of the following goals:

•	stock price;

•	operating earnings (before or after tax);

•	adjusted operating earnings (before or after tax);

•	net income;

•	return on equity;

•	return on capital;

•	adjusted return on equity;

•	adjusted return on capital;

•	market share;

•	distributable earnings (before or after holding company expense);

•	level of expenses;

•	growth in revenue;

•	earnings before interest, taxes, depreciation and amortization;

•	cash flow;

•	earnings per share;

•	book value per share;

•	return on invested capital;

•	return on assets;

•	economic value added; and

•	improvements in or attainment of working capital levels

in each case either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies. As determined by the Committee, the Performance Goals applicable to an award may provide for a targeted level or levels of achievement on a whole Company basis or with respect to one or more businesses, business units, segments or Subsidiaries, or on the basis of individual performance. The Compensation and Benefits Committee may provide, in connection with the setting of the Performance Goals, that any evaluation of performance may include or exclude certain items that may occur during any fiscal year of the Company, including, without limitation, the following: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) DAC/VOBA unlocking, as described in the Company’s periodic financial disclosures; (vi) extraordinary or nonrecurring items, or other notable items; (vii) acquisitions or divestitures; and (viii) foreign exchange gains and losses. In the case of any award that is not intended to be “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the Compensation and Benefits Committee has discretion to establish Performance Goals based on other criteria.

Adjustments. In connection with any recapitalization, stock split, reverse stock split, stock dividend, spinoff, splitup, combination, reclassification or exchange of shares of Company common stock, merger, consolidation, rights offering, separation, reorganization, liquidation, or any other change in the corporate structure or shares of Company common stock, including any extraordinary dividend or extraordinary distribution, the Compensation and Benefits Committee will make adjustments as it deems appropriate to the terms of any outstanding award, the number of shares of Company common stock issuable under the 2014 Omnibus Plan, the limit on the number of shares subject to awards in any one fiscal year and the limit on the number of shares that can be issued through incentive stock options.

Change in Control. Unless our Compensation and Benefits Committee determines otherwise, the vesting of awards will, subject to all applicable laws and regulations, be accelerated if the participant has a qualifying termination within two years following a “change in control” as defined in the 2014 Omnibus Plan (i.e., a “double trigger” change in control event). Upon such a change of control event, any performance-based awards will be deemed earned at the greater of the target performance level or actual performance level through the change in control date (or if no target performance level is specified with respect to an award, such award shall be deemed earned as if a target performance level had been set and achieved at exactly 100% of such target performance level) with respect to all open performance periods. In the event applicable law or regulation precludes any acceleration of awards, such awards shall remain outstanding and in effect and continue to vest under their original terms notwithstanding any such change in control, or, in the discretion of the Compensation and Benefits Committee, may be converted into the right to receive, upon the regularly scheduled vesting dates, cash payments equal to the value of the then-outstanding awards (without applying any performance multiplier, and using the price of our common stock immediately prior to the change in control to determine value) that would have vested on each of such subsequent vesting dates. In the event of a change in control, the Compensation Committee may cancel awards for in-the-money spread value for stock options and for fair value for other awards (as determined in the sole discretion of the Compensation Committee), provide for the issuance of substitute awards or provide that for a period of at least 20 days prior to the change in control, stock options will be exercisable as to all shares of common stock subject thereto and that any stock options not exercised prior to the consummation of the change in control will terminate and be of no further force or effect as of the consummation of the change in control.

Clawback/Recoupment. Awards under the 2014 Omnibus Plan may be subject to recoupment or clawback as may be required by applicable law, or any Company’s recoupment, or “clawback” policy.

Amendment and Termination. The Board may from time to time suspend, discontinue, revise or amend the 2014 Omnibus Plan. Amendments to the 2014 Omnibus Plan must be submitted to stockholders if required by applicable law, regulation or rule of a securities exchange.

Unless previously terminated by the Board, the 2014 Omnibus Plan will terminate on July 30, 2024.

Conversion of Outstanding ING Group Equity Awards

As discussed above under “—Compensation Discussion and Analysis” and “—Compensation of our Named Executive Officers”, certain of our employees continue to hold equity awards granted under equity compensation plans of ING Group, which settle upon vesting in the form of equity securities of ING Group. These awards include equity awards granted to our employees pursuant to the LSPP, substantially all of which vest by their terms no later than 2015 (the “LSPP Awards”). The Equity Administration Agreement we entered into with ING Group concurrently with our IPO provides that we and ING Group may agree to convert the LSPP Awards into equity awards of Voya Financial, Inc., once ING Group ceases to own at least 50.1% of our voting stock if, among other conditions, we and ING Group mutually agree on the price or conversion ratio applicable to such a conversion and to the other terms applicable to the conversion.

We have not reached any agreement with ING Group regarding the potential conversion of the LSPP Awards and may not reach such agreement. Because ING Group has now ceased to own at least 50.1% of our voting stock, however, it is possible that we may, sometime after the filing of this proxy statement, agree with ING Group on the terms of a conversion. In such a case, any converted equity awards would likely be issued under the 2014 Omnibus Plan, which would decrease the number of awards we could subsequently grant under the 2014 Omnibus Plan. In any case, we will only issue converted equity awards under the 2014 Omnibus Plan if the 2014 Omnibus Plan is approved by our stockholders.

In order to demonstrate the potential effect of a conversion of the LSPP Awards into equity awards of Voya Financial, Inc. granted under the 2014 Omnibus Plan, the table below provides the number of 2014 Omnibus Plan awards that would be issuable upon a hypothetical conversion of LSPP Awards to Voya Financial, Inc. equity awards, assuming that any such conversion would be carried out in a manner that would be value-neutral, at the time of conversion, to the holders of LSPP Awards. The table makes no assumptions about any terms that might be agreed to between us and ING Group with respect to the conversion. The table below shows the number of converted awards that could be received in this hypothetical conversion scenario by (i) each of our NEOs, (ii) all of our current executive officers as a group, (iii) all of our current directors who are not our executive officers as a group, and (iv) all of our current employees (including all officers who are not executive officers) as a group. The number of shares subject to the awards shown below is based on a hypothetical conversion at a conversion ratio equal to the ratio between the closing market prices of one American Depositary Share of ING Group and one share of common stock of Voya Financial, Inc., in each case as reported on the New York Stock Exchange on June 2, 2014 (the Record Date). The value of the awards shown below is based on the closing market price of one share of common stock of Voya Financial, Inc., as reported on the New York Stock Exchange on the Record Date. The table below assumes that all performance-based LSPP Awards that are converted vest at a performance factor of 100%. If the table were shown on the basis of all such awards vesting at their maximum performance factor of 150%, an aggregate of 299,719 additional shares, with an aggregate value of $11,041,648, would vest. The table below is for illustrative purposes only, and the actual number of 2014 Omnibus Plan awards that would be issuable upon any conversion would depend on several factors, including the respective market prices of ING Group American Depositary Shares and of Voya Financial, Inc. Common Stock at the time of conversion, and any other terms or conditions that the parties might agree to with respect to the conversion.

Name and Position	Dollar Value ($)	Number of Units
Rodney O. Martin, Jr., Chairman and Chief Executive Officer	$498,150	13,522
Alain M. Karaoglan, Executive Vice President and Chief Operating Officer	$753,194	20,445
Ewout L. Steenbergen, Executive Vice President and Chief Financial Officer	$169,759	4,608
Maliz E. Beams, Chief Executive Officer, Retirement Solutions	$710,975	19,299
Jeffrey T. Becker, Chief Executive Officer, Investment Management	$309,014	8,388

Executive Officers as a Group (9 people)	$3,632,719	98,608
Directors who are not Executive Officers, as a Group (8 people)	$0	0
Non-Executive Officer Employees as a Group	$21,924,073	595,116

Summary of Federal Income Tax Consequences of Options

ISOs. A participant who is granted an ISO does not recognize taxable income at the time the ISO is granted or upon its exercise, but the excess of the aggregate fair market value of the shares acquired on the exercise date (ISO shares) over the aggregate exercise price paid by the participant is included in the participant’s income for alternative minimum tax purposes. Upon a disposition of the ISO shares more than two years after grant of the ISOs and one year after exercise of the ISOs, any gain or loss is treated as long-term capital gain or loss. In such case, Voya Financial, Inc. would not be entitled to a deduction. If the participant sells the ISO shares prior to the expiration of these holding periods, the participant recognizes ordinary income at the time of disposition equal to the excess if any, of the lesser of (1) the aggregate fair market value of the ISO shares at the date of exercise and (2) the amount received for the ISO shares, over the aggregate exercise price previously paid by the participant. Any gain or loss recognized on such a premature disposition of the ISO shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on how long the shares were held by the participant prior to the sale. The amount of ordinary income recognized by the participant is subject to payroll taxes. Voya Financial, Inc. is entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income.

Non-qualified Stock Options. A participant who is granted a stock option that is not an ISO (a non-qualified stock option) does not recognize any taxable income at the time of grant. Upon exercise, the participant recognizes taxable income in an amount equal to the aggregate fair market value of the shares subject to the non-qualified stock options over the aggregate exercise price of such shares. Any taxable income recognized in connection with the exercise of non-qualified stock options by an employee is subject to payroll taxes. Voya Financial, Inc. is entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income. The participant’s basis in the option shares will be increased by the amount of ordinary income recognized. Upon the sale of the shares issued upon exercise of the non-qualified stock options, any further gain or loss recognized will be treated as long-term or short-term capital gain or loss, depending on how long the shares were held by the participant prior to the sale.

Agenda Item 5.	Approval of the Voya Financial, Inc. Amended and Restated 2013 Omnibus Non-Employee Director Incentive Plan

The stockholders are also being asked to approve the Voya Financial, Inc. Amended and Restated 2013 Omnibus Non-Employee Director Incentive Plan (the “Director Plan”). The Director Plan is the principal means by which the Company grants equity-based compensation to its directors who are neither employees of the Company nor employees of ING Group. The amendments to the Director Plan will increase the number of shares of Common Stock available for issuance under the Director Plan by 200,000 shares (0.1% of the outstanding shares of Common Stock as of the Record Date) for an aggregate total of 288,000 shares.

The Director Plan, as amended and restated, also reflects our new Voya Financial, Inc. corporate name, and aligns with the 2014 Omnibus Plan in terms of transferability of awards and treatment of performance-based awards upon a change of control.

The Director Plan (reflecting all proposed amendments), is attached to this proxy statement as Exhibit B-2 and has also been filed with the SEC along with this proxy statement.

Our Board of Directors adopted the amended and restated Director Plan on May 28, 2014, subject to stockholder approval.

Accordingly, the following resolution will be presented at our Annual Meeting:

RESOLVED, that the Voya Financial, Inc. Amended and Restated 2013 Omnibus Non-Employee Director Incentive Plan, as presented and included in the Definitive Proxy Statement on Schedule 14A of the Company filed with the Securities and Exchange Commission, is hereby APPROVED.

Board Recommendation: The Board of Directors of the Company unanimously recommends that stockholders vote FOR the approval of the amended and restated Director Plan.

New Plan Benefits: Future awards under the Director Plan will be based upon prospective factors including the nature of services to be rendered by non-employee directors and their potential contributions to the success of the Company. Currently, non-employee directors receive $110,000 annually, in the form of time-vested RSUs.

Summary of Plan

The following description of the Director Plan, as proposed to be amended and restated by the foregoing resolution, is a summary, does not purport to be complete and is qualified in its entirety by the full text of the Director Plan (as it is proposed to be amended). A copy of the Director Plan reflecting all proposed amendments is attached to this proxy statement as Exhibit B-2.

Voya Financial, Inc. Amended and Restated 2013 Omnibus Non-Employee Director Incentive Plan

The Company makes equity-based awards to the Company’s non-employee directors in Company common stock under the Director Plan, which the Company adopted concurrently with the IPO. The purpose of the Director Plan is to attract, retain and motivate qualified and experienced individuals who may perform services for the Company as non-employee directors, to compensate them for their contributions to the long-term growth and profits of the Company and to encourage them to acquire a proprietary interest in the Company’s success. The material terms of the Director Plan are substantially consistent with the material terms of the 2014 Omnibus Plan described above, except for the following key differences:

Administration. The Nominating and Governance Committee will have sole discretion to make all determinations in respect of whether and when a director’s leave of absence from Board service or change in association with the Company results in a termination of his or her service as a non-employee director, and the impact, if any, of any such leave of absence or change in association on outstanding awards.

Eligibility. Any non-employee director of the Company is eligible for selection by the Compensation and Benefits Committee to receive an award under the Director Plan. Non-employee directors do not include our directors who are employees of ING Group. As of June 2, 2014, Voya Financial, Inc. had five non-employee directors.

Shares Subject to the Director Plan. Subject to adjustment as described below, the total number of shares of Company common stock that may be subject to awards granted under the Director Plan is 288,000 shares. The maximum number of shares of Common Stock as to which stock options, restricted shares, restricted stock units, dividend equivalent rights and other types of stock-based or stock-related Awards may be granted under the Plan to any one individual in any one fiscal year may not exceed a number of Awards with a grant date fair value of $500,000.

As of June 2, 2014, the market value of a share of Common Stock was $36.84.

Types of Awards. The Director Plan provides for grants of non-qualified stock options, restricted shares, restricted stock units, dividend equivalent rights and other types of stock-based or stock-related awards. Awards under the Director Plan will be subject to time-based vesting, as set forth from time to time in the terms of individual grants.

Change in Control. Unless otherwise determined by the Nominating and Governance Committee (or unless otherwise provided in the applicable award agreement), if a non-employee director’s service is terminated by the Company or any successor entity thereto on or within one year after a “change in control,” as defined in the Director Plan, each award granted to such director prior to the change in control will fully vest (including the lapsing of all restrictions and conditions) and, as applicable, become exercisable as of the date of such termination of service, and any shares of Common Stock deliverable pursuant to restricted stock units shall be delivered promptly (but no later than 15 days) following the director’s termination of service.

Summary of Federal Income Tax Consequences of Options

Non-qualified Stock Options. A participant who is granted a stock option that is not an ISO (a non-qualified stock option) does not recognize any taxable income at the time of grant. Upon exercise, the participant recognizes taxable income in an amount equal to the aggregate fair market value of the shares subject to the non-qualified stock options over the aggregate exercise price of such shares. Any taxable income recognized in connection with the exercise of non-qualified stock options by an employee is subject to payroll taxes. Voya Financial, Inc. is entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income. The participant’s basis in the option shares will be increased by the amount of ordinary income recognized. Upon the sale of the shares issued upon exercise of the non-qualified stock options, any further gain or loss recognized will be treated as long-term or short-term capital gain or loss, depending on how long the shares were held by the participant prior to the sale.

Securities Authorized for Issuance under Equity Compensation Plans

As of December 31, 2013, the following securities were available for issuance under the Company’s equity compensation plans:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	5.5 million shares of common stock	N/A(1)	2.3 million shares of common stock
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	5.5 million shares of common stock	N/A(1)	2.3 million shares of common stock
(1)	All outstanding awards are in the form of restricted stock units, which carry no exercise price.

Part III:  Audit-Related Matters

Agenda Item 6:	Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm, which is retained to audit the Company’s financial statements.

•	The Audit Committee is responsible for determining and approving the audit fees paid to Ernst & Young LLP. Further, our Audit Committee approves in advance all services rendered by Ernst & Young LLP to us and our consolidated subsidiaries, either on an individual basis or pursuant to our pre-approval policy. These services include audit, audit-related services (including attestation reports, employee benefit plan audits, accounting and technical assistance, and risk and control services) and tax services.

•	In order to assure continuing auditor independence, the Audit Committee periodically evaluates the qualifications, performance, and independence of the Company’s independent registered public accounting firm before determining to renew its engagement. Further, in connection with the eventual rotation of our independent registered public accounting firm’s lead engagement partner mandated by the rules of the SEC and the U.S. Public Company Accounting Oversight Board (PCAOB), our Audit Committee will be directly involved in the selection of Ernst & Young LLP’s new lead engagement partner.

The members of our Audit Committee and our Board believe that the continued retention of Ernst & Young LLP as our independent registered public accounting firm is in the best interests of our firm and its stockholders.

In light of this, our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for 2014. We are asking stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, although such ratification is not a legal requirement of, or condition to, such appointment. If our stockholders do not ratify the appointment, our Audit Committee will reconsider its retention of Ernst & Young LLP, but will not necessarily revoke their appointment as the Company’s independent registered public accounting firm. Similarly, even if ratified by our stockholders, our Audit Committee may determine to appoint a different firm at any time during the year if it determines that such a change would be in the interests of our Company and its stockholders.

A representative of Ernst & Young LLP is expected to participate in our Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

Accordingly, the following resolution will be presented at our Annual Meeting:

RESOLVED, that the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the purposes of the audit of the Company’s financial statements for the year ending December 31, 2014, is hereby APPROVED.

Board Recommendation:  Our Board of Directors unanimously recommends that the stockholders vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Membership of Audit Committee

The Audit Committee of our Board of Directors consists of David Zwiener, who serves as chairman, Barry Griswell, Frederick Hubbell, and Deborah Wright, each of whom is an independent director. Upon the recommendation of the Nominating and Governance Committee, our Board of Directors has determined that each member of our Audit Committee is financially literate, as such term is defined under the rules of the NYSE, and that Mr. Zwiener is an “audit committee financial expert”, as such term is defined in Item 407(e)(5) of Regulation S-K of the SEC.

Report of our Audit Committee

Responsibility for the preparation, presentation and integrity of the Company’s financial statements and its accounting policies and procedures lies with the Company’s management. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s annual financial statements in accordance with the standards of the PCAOB, and for expressing an opinion as to the conformity of the Company’s financial statements with generally accepted accounting principles. The independent registered public accounting firm has free access to the Audit Committee to discuss any matters it deems appropriate.

In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with each of management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by applicable requirements of the PCAOB. The Audit Committee has received the written disclosures from the independent registered public accounting firm in accordance with the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s independence and has discussed with the independent registered public accounting firm such firm’s independence. The Audit Committee approves in advance all audit and any non-audit services rendered by Ernst & Young LLP to us and our consolidated subsidiaries.

Based on the reports and discussions discussed above, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the year ended December 31, 2013 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Additional information about the Audit Committee and its responsibilities may be found beginning on page 17 of this proxy statement and the Audit Committee Charter is available on the Company’s website in the Investor Relations section.

Audit Committee:

David Zwiener, Chairman

J. Barry Griswell

Frederick S. Hubbell

Fees Paid to Independent Registered Public Accounting Firm

The following table provides information about fees payable by us to Ernst & Young LLP for each of 2013 and 2012.

	2013 fees (in millions)	2012 fees (in millions)
Audit fees	$17.0	$20.4
Audit-related fees(1)	$1.6	$1.5
Tax fees(2)	$0.4	$0.3
All other fees	$0	$0

(1)	Includes the audit of the financial statements of employee benefit plans, service organization control reports, and accounting consultations.
(2)	Includes tax compliance services provided to the Company and to consolidated investment funds, and routine tax advisory services.

All services were approved by the Audit Committee or, during periods when we were a wholly owned subsidiary of ING Group, the audit committee of ING Group. The charter of our Audit Committee provides that the Audit Committee pre-approves all audit and any non-audit services rendered to us by our independent registered public accounting firm. The Audit Committee has adopted a pre-approval policy pursuant to which certain categories of engagements have been pre-approved without specific prior identification to the Audit Committee.

Part IV:	Certain Relationships and Related Party Transactions

Continuing Relationship with ING Group

Prior to the completion of our initial public offering in May 2013, we were an indirect wholly owned subsidiary of ING Group. From May 2013 until March 2014, we were part of ING Group’s consolidated business operations, and ING Group continues to beneficially own a significant minority of our common stock. As a result, ING Group has had significant control over our business, including pursuant to the agreements described below, and continues to exercise significant influence over matters voted upon by our stockholders, including the election of members of our Board of Directors.

Shareholder Agreement

In connection with our initial public offering, we entered into the Shareholder Agreement with ING Group that governs certain aspects of our continuing relationship. In particular, the Shareholder Agreement addresses the composition of our Board of Directors and its committees, other corporate governance matters, ING Group approval and consent rights with respect to certain business and corporate actions we may take, mutual rights that we and ING Group will have with respect to business and financial information and financial accounting matters and ING Group rights with respect to subsequent sales of our common stock. The Shareholder Agreement has been filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2013.

Board of Directors and ING Group Rights with Respect to Director Nomination

The Shareholder Agreement entitles ING Group, in connection with any election of directors by our stockholders, to have our Board of Directors include in the candidates it nominates for election (the “Company Slate”) a minimum number of directors designated by ING Group. The number of Group Directors that ING Group is entitled to have included on the Company Slate is based on its beneficial ownership of our common stock, as follows:

•	Until and including the date on which ING Group first ceased to beneficially own more than 50% of our outstanding common stock (which is referred to as the “Majority Holder Date”), ING Group was entitled to nominate five Group Directors, comprising a majority of our directors;

•	Following the Majority Holder Date, and until and including the date on which ING Group first ceases to beneficially own at least 35% of our outstanding common stock (which is referred to as the “First Threshold Date”), ING Group will be entitled to nominate three Group Directors (two, if there shall be at such time fewer than eight directors on our board of directors); and

•	Following the First Threshold Date, and until and including the date on which ING Group first ceases to beneficially own at least 20% of our outstanding common stock (which is referred to as the “Third Threshold Date”), ING Group will be entitled to nominate two Group Directors (one, if there shall be at such time fewer than eight directors on our board of directors).

Following the Third Threshold Date, ING Group will have no further right to nominate Group Directors. The Majority Holder Date occurred on March 25, 2014.

The Shareholder Agreement also provided that, until the Majority Holder Date, our Board of Directors would consist of nine members, one of whom would be our CEO and three of whom would be “Independent Directors”, as defined by NYSE listing rules and Rule 10A-3 under the Exchange Act. On and after the first anniversary of the Majority Holder Date, our Board of Directors may reduce the number of directors to no fewer than seven members.

The Shareholder Agreement requires that, until the Third Threshold Date, if at any time the chairman of our board of directors is not an Independent Director, our Board of Directors will designate a “lead director” who is an Independent Director. In addition, the Shareholder Agreement includes provisions relating to the membership and conduct of our board and management committees, including providing that:

•	until the First Threshold Date, a Group Director shall serve on the Executive Committee of the board;

•	until the first anniversary of the effectiveness of the registration statement relating to our initial public offering, ING Group may at its option include on our audit committee a Group Director who is not an Independent Director; and afterwards may include on our Audit Committee a Group Director who is an Independent Director;

•	at any time during which the board of directors includes a Group Director who is also an Independent Director, at least one member of the Audit Committee shall be a Group Director;

•	until the Third Threshold Date, ING Group is entitled to have observers present at meetings of our Management Risk Committee and Management Investment Committee and to receive all materials, reports and other communications from such committees; and

•	our board committees shall have the membership and responsibilities described under “Part I: Corporate Governance—Board Committees”.

Provisions Relating to Indemnification and Liability Insurance

The Shareholder Agreement provides that, until at least the day after the last date on which any director (including any member of the Supervisory Board or the Executive Board of ING Group), officer, employee or certain designated agents of ING Group or any of its subsidiaries (a “Group Individual”) is a director, officer or employee of the Company, we must indemnify (including advancement of expenses) each such director, officer and employee to the greatest extent permitted under Section 145 of the DGCL and other applicable laws. Such indemnification must continue as to any Group Individual who becomes entitled to indemnification notwithstanding any subsequent change in our indemnification policies or that such Group Individual ceases to be a director, officer or employee of the Company.

The Shareholder Agreement also requires that we renew annually our insurance coverage with respect to director and officer and other fiduciary liability and liabilities under U.S. federal and state securities laws covering directors, officers and employees of the Company, Group Individuals, the Company, ING Group and respective Subsidiaries of the Company and ING Group. Such coverage generally is required to be renewed annually on substantially the same terms in order to cover any claims made on or prior to the sixth anniversary of the last date on which any Group Individual is a director, officer or employee of the Company, with certain exceptions and potential extensions. The Shareholder Agreement also provides a process for adjustments to these coverages and requires the Company and ING Group to share the cost of these coverages and to cooperate in handling renewals and claims.

Provisions with respect to certain obligations of the Company guaranteed by ING Group or its subsidiaries

Aetna Notes

ING Group guarantees approximately $506.1 million par value of various debentures of Lion Holdings that were assumed by Lion Holdings in connection with the Company’s acquisition of Aetna’s life insurance and related businesses in 2000 (the “Aetna Notes”). The Aetna Notes mature between 2023 and 2036.

The Company agreed in the Shareholder Agreement that it will reduce the aggregate outstanding principal amount of Aetna Notes to:

•	no more than $400.0 million as of December 31, 2015;

•	no more than $300.0 million as of December 31, 2016;

•	no more than $200.0 million as of December 31, 2017;

•	no more than $100.0 million as of December 31, 2018; and

•	zero as of December 31, 2019.

The reduction in principal amount of Aetna Notes may be accomplished, at the Company’s option, through redemptions, repurchases or other means, but will also be deemed to have been reduced to the extent the Company shall have posted collateral with a third-party collateral agent, for the benefit of ING Group, which may consist of:

•	cash collateral;

•	certain investment-grade debt instruments;

•	a letter of credit meeting certain requirements; or

•	senior debt obligations of ING Group or a wholly owned subsidiary of ING Group (other than the Company or its subsidiaries).

If collateral is posted in lieu of reducing the outstanding principal amount of Aetna Notes, the amount of such collateral shall be deemed to reduce the outstanding principal amount of Aetna Notes dollar-for-dollar, except that collateral consisting of certain investment grade debt instruments shall be subject to a “haircut”, calculated based on the applicable collateral margin that would be applied from time to time by the U.S. Federal Reserve System to such collateral if it were to be pledged as security for discount window advances.

If the Company fails to reduce the outstanding principal amount of the Aetna Notes as set forth above, the Company will pay a fee to ING Group, payable each quarter, equal to the Quarterly Fee Rate multiplied by the amount by which, as of the end of the immediately preceding fiscal quarter of the Company, the outstanding principal amount of Aetna Notes exceeded the limits set forth above. The “Quarterly Fee Rate” (i) for 2016, is 0.5% per quarter; (ii) for 2017, is 0.75% per quarter; (iii) for 2018, is 1.0% per quarter; and (iv) for 2019 and subsequent years, is 1.25% per quarter.

Other ING Group Guarantees

In addition to the specific provisions set forth above with respect to the Aetna Notes, the Shareholder Agreement also provides that, to the extent that ING Group or any of its subsidiaries (other than the Company or any of its subsidiaries) shall at any time make any payments with respect to any Company obligations that are the subject of a guarantee by ING Group or its subsidiaries (see “—Historical Related Party Transactions—Financing Arrangements—Guarantees”), the Company shall immediately reimburse ING Group or its subsidiary for the full amount of such payments and for all reasonable expenses incurred by ING Group or the subsidiary in connection with making such payments.

Term

The Shareholder Agreement terminates upon ING Group ceasing to beneficially own at least 7.5% of our outstanding common stock, except for certain provisions including those relating to confidentiality, dispute resolution, provisions with respect to guaranteed obligations and the obligation to maintain certain insurance coverage. See “—Provisions Relating to Indemnification and Liability Insurance.”

Transitional Intellectual Property License Agreement

In connection with our initial public offering, we entered into a transitional intellectual property license agreement with ING Group (the “IP Agreement”). Pursuant to the IP Agreement, ING Group granted us and our subsidiaries a limited, non-exclusive, fully paid-up, royalty-free, non-transferable license to use certain trademarks including the name “ING” and the ING “Lion”, with respect to each of our and our subsidiaries’ businesses, in the countries in which such business provides products or services prior to the closing of our IPO (the “Territory”) in the fields of insurance, retirement and investment management (excluding the field of banking, subject to limited exceptions). The license is sublicensable in certain circumstances in the ordinary course of business in the Territory. The license term shall be for a thirty-month transition period, subject to the possibility of extension in accordance with the IP Agreement. Under the IP Agreement, we are required to use commercially reasonable efforts to transition to our new brand and to cease using ING Group trademarks as soon as commercially reasonably practicable.

For a more complete description of our IP Agreement, see the prospectus included in our Registration Statement on Form S-1 (as amended), filed with the SEC on March 18, 2014, under the caption “Certain Relationships and Related Party Transactions—Continuing Relationship with ING Group—Transitional Intellectual Property License Agreement”. The IP Agreement has also been filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2013.

Joinder Agreement

Concurrently with the entry into the IP Agreement, we entered into a joinder agreement (the “Joinder Agreement”) with ING Group that will become effective once we cease to be an “affiliate” of ING Group as defined in the Co-Existence Agreement, dated February 17, 2012, among ING Group, ING Direct N.V., ING Direct Bancorp, ING Bank, fsb and Capital One Financial Corporation. Pursuant to the Joinder Agreement, we are joining the co-existence agreement, as if we remained an affiliate of ING Group.

Equity Administration Agreement

In connection with our initial public offering, we entered into an equity administration agreement with ING Group that sets forth certain of our responsibilities and the responsibilities of ING Group with respect to the administration of certain employee equity compensation plans, programs and arrangements (the “Equity Administration Agreement”). Pursuant to the terms of the Equity Administration Agreement, ING Group agreed to continue to facilitate the exercise of options and the vesting and delivery of performance shares and restricted shares for purposes of all outstanding ING Group equity compensation awards held by our employees. The Equity Administration Agreement also provides that we will cooperate and negotiate with ING Group where necessary to administer compensation plans, programs and arrangements in accordance with the intent of the Equity Administration Agreement.

The Equity Administration Agreement further obligates us and ING Group to promptly provide to the other party all information that the other may reasonably request to enable the requesting party to administer efficiently and accurately each of the ING Group’s stock option or stock incentive plans maintained before the IPO, timely respond to audit requests and to determine the scope of, as well as fulfill, its obligations under the Equity Administration Agreement.

The Equity Administration Agreement provides that we will promptly reimburse ING Group for the cost of any liabilities satisfied by ING Group that are, or that have been made pursuant to the Equity Administration Agreement, our responsibility and that ING Group shall promptly reimburse us for the cost of any liabilities satisfied by us that are, or that have been made pursuant to the Equity Administration Agreement, the responsibility of ING Group.

Master Claim Agreement

In 2012, we entered into an agreement with ING Group and ING Insurance Eurasia N.V. to allocate responsibility among the parties with respect to any litigation against a party (or its subsidiaries) when the party that is named as a defendant in the litigation contends that the litigation in question should be the responsibility of one or more of the other parties.

Historical Related Party Transactions

Direct Share Buyback

On March 18, 2014, we entered into a Share Repurchase Agreement with ING Group, pursuant to which the Company acquired from ING Group, on March 25, 2014, 7,255,853 shares of the Company’s common stock for an aggregate purchase price of $250 million (the “Direct Share Buyback”). The purchase price per share of common stock in the Direct Share Buyback was equal to the per-share proceeds, before expenses, that ING Group received in a concurrent registered offering of shares of the Company’s common stock.

Financing Arrangements

We previously entered into several intercompany lending and guarantee arrangements with ING Group, ING Verzekeringen N.V. (succeeded by NN Group), a wholly owned subsidiary of ING Group and our previous indirect parent, and with ING Bank, a wholly owned subsidiary of ING Group. While we have taken a number of steps to replace certain of these arrangements with standalone financing in connection with our initial public offering, we expect to retain direct financing and guarantee arrangements with ING Group, NN Group and ING Bank for some period of time.

Guarantees

NN Group or ING Group has guaranteed the obligations of the Company and its subsidiaries under various debt instruments and derivative contracts. Additionally, in some circumstances, ING Bank, ING Group, or another subsidiary of ING Group has provided a guarantee of another party’s obligation to the Company. Certain of these guarantees are described below. Unless otherwise stated, figures are presented as of December 31, 2013.

•	ING Group guarantees approximately $506 million par amount of various debentures that were assumed by our subsidiary, Lion Connecticut Holdings Inc. in connection with our acquisition of Aetna’s life insurance and related businesses in 2000. These debentures mature at various times between 2023 and 2036. Pursuant to the Shareholder Agreement, we are obligated to reduce the outstanding principal amount of these debentures, or post equivalent collateral, gradually between December 31, 2015 and December 31, 2019.

•	ING V was the guarantor for the Company’s $3.0 billion commercial paper facility. This facility, along with the ING V guarantee, was terminated in October 2013 and had no amounts outstanding for some time before such termination. Prior to such termination, in connection with this guarantee, the Company paid ING V 10 basis points on the outstanding balance of the commercial paper program, or approximately $20,000 during 2013. ING Capital Markets LLC, a wholly owned subsidiary of ING Bank, acted as a dealer on the facility.

•	ING V provided a guarantee to ING Bank of the Company’s obligations with respect to the $30.1 million in LOCs outstanding as of December 31, 2012 under a bi-lateral credit facility between the Company and ING Bank. In January 2013, $15.1 million in LOCs were cancelled. In January 2014, the remaining $15.0 million LOC was cancelled, and thus the ING V guarantee was terminated. No fees were paid by the Company to ING V with respect to this guarantee.

•	ING V was previously the guarantor of the obligations of Lion Custom Investments LLC, a wholly owned subsidiary of the Company, under its ISDA master agreements with various unaffiliated counterparties. No fees were paid with respect to these guarantees. These guarantees were all terminated on or before May 14, 2013.

•	ING Financial Products Company (“FPC”), a wholly owned subsidiary of Voya Financial, Inc., has sold protection under certain credit default swap derivative contracts that were previously supported by a guarantee provided by ING V and now NN Group. Between September and December 2013, the guarantee provided by ING V on $1.0 billion notional of sold protection was replaced with guarantees provided by Voya Financial, Inc. The Company purchased protection under one credit default swap derivative contract that is still supported by the NN Group guarantee. The maximum potential exposure to NN Group under the guaranteed swap is limited to swap premiums to be paid, or approximately $43.5 million. The swap guaranteed by NN Group, is scheduled to terminate in or prior to 2018. No fees have been or are paid with respect to these guarantees.

Letter of Credit Facilities

From time to time, we have entered into LOC facilities with ING Bank to provide for statutorily required reserves at our captive reinsurance subsidiaries. The terms of these LOC facilities, including fee provisions, are consistent with terms that would be entered into between arm’s-length unaffiliated parties.

On April 20, 2012, the Company entered into a Senior Unsecured Credit Facility, comprised of a Revolving Credit Agreement and a Term Loan Agreement, with a syndicate of banks, including ING Bank, which replaced financing that was either internally funded or guaranteed by ING V. ING Bank committed up to $250.0 million in financing as a member of the syndicate which entered into the Senior Unsecured Credit Facility. The Revolving Credit Agreement was amended and restated as of February 14, 2014 and ING Bank remains a lender under the amended and restated Revolving Credit Agreement and has committed up to $150 million as a syndicate member. ING Bank acted as Joint Lead Arranger, Joint Book Manager and Documentation Agent for the amended and restated Revolving Credit Agreement and received various fees of approximately $0.7 million related to its participation in the amended and restated Revolving Credit Agreement.

As of December 31, 2012, $30.1 million of LOCs were outstanding under an existing bi-lateral facility with ING Bank. In January 2013, $15.1 million in LOCs were cancelled. The remaining $15.0 million LOC and, accordingly, the facility itself, was cancelled in January 2014.

In December 2011, SLDI entered into a contingent capital LOC facility with ING Bank in the amount of $1.5 billion. The contingent capital LOC was used to support the reinsurance obligations of SLDI to another of our wholly owned subsidiaries, ING USA, related to variable annuity cessions from ING USA to SLDI. On May 8, 2013, Voya Financial, Inc. made a capital contribution to SLDI in the amount of $1.8 billion. Immediately thereafter, SLDI deposited the contributed capital as cash collateral into a funds withheld trust account to support its reinsurance obligation to ING USA related to variable annuity cessions from ING USA to SLDI. Following the deposit by SLDI of the contributed capital into the funds withheld trust account, the $1.5 billion contingent capital LOCs issued under the contingent capital LOC facility were cancelled and, on May 14, 2013, the $1.5 billion contingent capital LOC facility was terminated.

In September 2008, SLDI entered into a bi-lateral LOC facility with ING Bank in the amount of $825.0 million. This LOC facility is used to support the borrowing of securities from ING Bank that were used by the Master Trust as collateral for the reinsurance of business written by Security Life of Denver (SLD), another wholly owned subsidiary of ours. We provided a limited guarantee in favor of ING Bank on the return of securities to the extent that SLD drew on the collateral while receiving reinsurance payments when contractually due. Effective October 30, 2013, this facility and the outstanding LOCs thereunder were consolidated with the July 2011 facility described above into a single $1.125 billion LOC facility (described below). As a result of the October 31, 2013 transaction, the Master Trust returned the securities and the guarantee provided by the Company was extinguished.

Intercompany Loans

In 2007, the Company entered into a $500.0 million par floating rate loan agreement with ING V under which the Company paid a variable rate of interest based on the three month LIBOR. As of May 31, 2013, the Company paid off $350 million of this loan and, on July 5, 2013, the Company paid off all remaining borrowings on this loan.

As of December 31, 2013, LOCs issued by ING Bank under the Revolving Credit Agreement were $150.3 million. As part of its participation in the Senior Unsecured Credit Facility described above, ING Bank funded $35.7 million of the total $500.0 million direct borrowings drawn from the Term Loan Agreement portion of the facility. In July 2012, all direct borrowing under the Term Loan Agreement were repaid and no direct borrowings remain thereunder.

Securities Offerings

ING Financial Markets LLC (“ING Financial Markets”), a non-subsidiary affiliate of Voya Financial, Inc., served as a Joint Book Running Manager or as a Senior Co-Manager for three offerings of debt securities made by the Company during 2013, and received an aggregate of $0.5 million for its services, on terms no more favorable than those received by any of the non-affiliated bookrunners or co-managers.

ING Financial Markets was one of the participating underwriters of our initial public offering and follow-on offering and received $1.3 million and $0.5 million, respectively, in commissions from the Company, on terms no more favorable than those received by any of the non-affiliated underwriters.

Derivative and Swap Agreements

The Company is or has been party to several derivative contracts with NN Group and ING Bank and one or more of ING Bank’s subsidiaries. Each of the transactions entered into pursuant to these contracts was entered into as a result of a competitive bid, which included unaffiliated counterparties. The Company is exposed to various risks relating to its ongoing business operations, including but not limited to interest rate risk, foreign currency risk, and equity market risk. To manage these risks, the Company uses various strategies, including derivatives contracts, certain of which are with related parties, including interest rate swaps, equity options and currency forwards.

As of December 31, 2013, the outstanding notional amount of derivative contracts with NN Group, ING Bank and one or more of ING Bank’s subsidiaries were approximately $518.9 million (consisting of interest rate swaps of $328.8 million and equity options of $190.1 million).

As of December 31, 2013, the market value for these contracts was $10.5 million. For the year ended December 31, 2013, the Company recorded net realized capital gains (losses) of $1.7 million in respect of derivative contracts with ING Bank and NN Group.

Alt-A Back-up Facility

On January 26, 2009, ING Group, for itself and on behalf of certain subsidiaries, including the Company, reached an agreement with the Dutch State on an Illiquid Asset Back Up Facility (the “Alt-A Back-up Facility”) regarding Alt-A RMBS owned by subsidiaries, including the Company. Pursuant to this transaction, the Company effectively transferred all risks and rewards on 80% of a $4.5 billion par Alt-A RMBS portfolio to the Dutch State.

The Company executed a second transaction in January 2009, pursuant to which it sold an additional $445.9 million par Alt-A RMBS portfolio to ING Direct Bancorp for $375 million in cash. ING Direct Bancorp paid cash in the amount of $321.0 million for 80% of the Company’s additional $445.9 million par Alt-A RMBS and included those purchased securities as part of its Alt-A RMBS portfolio sale to the Dutch State. ING Direct Bancorp paid cash in the amount of $54.3 million and retained the remaining 20% of this Alt-A RMBS portfolio.

On November 13, 2012, the Company sold the obligations of the Dutch State to the Company under the Alt-A Back-Up Facility to a subsidiary of ING Group at fair value and transferred legal title to 80% of the securities subject to the Alt-A Back-up Facility to ING Bank. The Company continues to retain ownership of 20% of the Alt-A RMBS from the first transaction and, following the execution of an agreement with ING Group and certain of its subsidiaries in March 2014, may freely dispose of these securities.

Our Investment Management business manages the assets that were transferred to ING Bank by the Company and ING Direct Bancorp. For the year ended December 31, 2013, ING Bank paid us approximately $5.5 million in fees related to the Alt-A Asset Management Agreement.

Agreements related to ING Group Divestitures

In recent years, ING Group has divested several businesses and has agreed in certain cases with the buyers of the divested businesses to observe certain non-competition and other restrictions. We are subject to certain of those restrictions, the material aspects of which are indicated below:

Sale of ING Direct (Online US Retail Banking)

Until March 25, 2014, we could not, within the United States, accept retail bank deposits or operate an online securities brokerage or mortgage or consumer lending business.

Also, until February 17, 2017, we may not adopt, use or attempt to register any trademark, service mark or domain name in the United States, its territories or possessions that consists of or contains (i) an orange sphere, orange ball or similar orange object, or (ii) the word “orange” in connection with promoting retail banking products, although there are no restrictions on our use of the color orange. There are also certain restrictions on the use of certain domain names, trademarks, and other intellectual property rights.

Advisory Transactions

Several of our asset management subsidiaries have served as investment managers or sub-managers, investment advisors or sub-advisors, and portfolio managers or sub-managers for various funds pertaining to the asset management subsidiaries of ING Group or the general and separate accounts of non-U.S. insurance company subsidiaries of ING Group. The amount of fees we receive depends, in part, on the performance of the funds or the returns earned on the accounts which our subsidiaries are advising.

Fee and Revenue Sharing

Some of our asset management subsidiaries serve as co-managers or co-advisors for funds alongside other non-U.S. asset management subsidiaries of ING Group. For the services rendered as co-managers, we have agreed to share fees or revenues with our related party co-manager or co-advisor. Similarly, when asset management subsidiaries of ING Group serve as sub-advisors for our funds, we have entered into revenue sharing agreements, in which we receive a portion of the fees earned by the sub-advisor in return for hiring them as sub-advisor.

Non-Advisory Services

Several of our asset management subsidiaries have also provided and continue to provide non-advisory services to funds and asset management subsidiaries of ING Group. These services generally include, but are not limited to, providing research materials and recommendations, trading services, legal and tax advice, sales support services, compliance support and back-office and administrative services.

Distribution and Solicitation Agreements

Several of our asset management subsidiaries are parties to distribution and/or solicitation agreements with non-U.S. asset management subsidiaries of ING Group through which these non-U.S. asset management subsidiaries of ING Group may distribute or sell our asset management products or strategies outside of the United States. Likewise, our U.S. asset management subsidiaries may distribute or sell products or strategies of ING Group’s non-U.S. asset management subsidiaries to U.S.-based clients and investors.

Reinsurance Agreements

Three of our insurance subsidiaries, RLI, ReliaStar Life Insurance Company of New York, and SLD, are parties to life reinsurance treaties with ING Re (Netherlands) N.V. (“ING Re”), a wholly owned reinsurance subsidiary of ING Group. These reinsurance treaties are all either yearly or monthly renewable term reinsurance treaties, and all of these treaties were closed for new business as of December 31, 2010. Although there are no new additional risks ceded under these agreements, the reinsurance of the risks already ceded will continue until the underlying policies lapse. In connection with these reinsurance treaties, our subsidiaries together paid premiums to ING Re of $10.4 million during the year ended December 31, 2013.

Transfer Pricing Agreement

Prior to our initial public offering we were a party to a transfer pricing agreement between the Company and ING Group, pursuant to which ING Group charged us certain specified amounts for various services provided by the ING Group head office. These services included tax services, financial controls, acquisitions and divestments, vendor management, capital management general administrative services, human resources, corporate communications, and audit services among others. The total charges for the services provided pursuant to the transfer pricing agreement are a part of the administrative overhead allocation described below. We no longer make payments to ING Group under this agreement.

Compensation and Other Arrangements Concerning Employees

We have maintained human resources-related arrangements with ING Group in three primary areas: (i) long-term compensation for our employees, (ii) expatriate relationships and (iii) provision of services to employees of our former affiliates in Latin America (discussed below).

Incentive Compensation

Our employees have participated in certain of ING Group’s long-term incentive compensation programs. Following our initial public offering, this participation is governed by the Equity Administration Agreement. See “—Continuing Relationship with ING Group—Equity Administration Agreement.” We pay ING Group a recharge expense amount, which is an interest charge on a percentage of our outstanding stock options. This payment to ING Group was approximately $0.1 million for the year ended December 31, 2013. Such payments are now made pursuant to the Equity Administration Agreement.

When our employees or retirees receive payments through any of the long-term incentive plans managed by ING Group, ING Group reimburses the Company for amounts paid to employees. This reimbursement was approximately $53.4 million for the year ended December 31, 2013. Such payments are now made pursuant to the Equity Administration Agreement.

Expatriate Relationships

During 2013, there were four employees originally hired by the Company who worked at other affiliates within ING Group; however, as of December 31, 2013, none of these employees were considered to be employees of the Company. Two left ING Group entirely while two were hired directly by ING Group affiliates.

During the first three months of 2013, we hosted one employee originally hired elsewhere within ING Group (who has since become an employee of the Company). Any salary, tax and other expenses related to these expatriate arrangements were reimbursed to the entity incurring the cost. For the year ended December 31, 2013 we received approximately $1.7 million in reimbursements for such expenses while paying out $2.1 million.

Affiliate Loan Transaction with Named Executive Officer

One of our named executive officers has entered into an unsecured loan arrangement with a banking subsidiary of ING Group. Such loan was made in the ordinary course of business, was made on substantially the same terms, including interest rates, as those prevailing at the time for comparable loans made by the banking subsidiary with persons unrelated to it, and did not involve more than the normal risk of collectability or present other unfavorable features. We disclaim any participation in the transaction.

Latin America Service Arrangements

Following the divestiture of ING Group’s Latin American businesses in December 2011, the Company entered into a transition services agreement with a subsidiary of ING Group to provide a variety of services to its Latin American affiliates, including personnel, legal, compliance, IT, finance, and accounting services. That transition services agreement, and the services provided thereunder, were terminated as of December 31, 2013. As part of this agreement, the Company was reimbursed $1.7 million for expenses incurred during the year ended December 31, 2013. In addition, as a result of a separate understanding between the Company and ING Group, the Company was also reimbursed an additional $22.0 million for expenses incurred by the Company during 2011 to 2013.

Sourcing/Procurement

We contract directly for most of our strategic sourcing and procurement needs. In several instances, we have entered into consolidated global agreements with ING Bank as the contracting entity to achieve greater leverage. In some cases, we pay directly to vendors based on pricing negotiated by ING Group. In other cases, we pay fees to ING Bank in consideration for our participation in these global arrangements. These global arrangements cover a variety of sourcing needs, including software licenses, information technology service and support, audit services and market data services. We reimbursed ING Bank approximately $1.3 million for the year ended December 31, 2013. In many cases, we have existing relationships with these vendors and have begun to contract directly with them.

Insurance Coverage

The Company continues to benefit from the Risk Management Program (“RMP”) of ING Group (a self-insured insurance program) with respect to professional liability and employment practices-related claims for wrongful acts that occurred prior to May 2, 2013. This coverage will cease as of December 31, 2014. The RMP insurance policies and certain endorsements related to the Company were issued directly by a third-party insurer to the Company, which has paid premiums directly to a non-affiliated broker which, in turn, has remitted such premiums directly to the insurer. The insurer, in turn, cedes 100% of the RMP risks, along with 100% of the remitted premiums, to ING Re. The annual premiums paid by the Company include taxes, fees and premiums. The RMP coverage applies to (i) any claims reported under the RMP prior to May 2, 2013 and (ii) claims alleging wrongful acts occurring prior to May 2, 2013 and reported under the professional liability and employment practices liability coverages of the RMP reported on or before December 31, 2014. On January 1, 2015, reporting periods for claims made under the professional liability and employment practices liability RMP policies will terminate, though any previously reported claims will remain covered by the RMP.

Given our departure from participation in the RMP, the Company has taken out a stand-alone insurance program insuring professional liability, employment practices liability and network security/cyber liability claims arising from wrongful acts that occur on or after May 2, 2013. The Company has also taken out a stand-alone fidelity/crime program that covers all claims discovered on or after May 2, 2013. The Company also maintains a separate, stand-alone directors and officers liability insurance program and a separate, stand-alone fiduciary liability insurance program, each of which is issued by non-affiliated providers. Additionally, directors and officers of the Company designated by ING Group are eligible for excess coverage under the “Side A” directors and officers and fiduciary liability insurance policy issued to ING Group by non-affiliated providers.

Intellectual Property

We frequently make use of trademarks and other intellectual property owned by ING Group. Prior to our initial public offering, there were no formal, written license agreements in place between the Company and ING Group, although we followed brand guidelines as specified in the Trademark License Agreement concluded between ING Group and NN Group. Our use of trademarks and intellectual property owned by ING Group is now governed by the IP Agreement described above under “—Continuing Relationship with ING Group—Transitional Intellectual Property License Agreement”. We have not previously paid license fees for the use of ING Group intellectual property and will not be required to do so pursuant to the IP Agreement.

ING Global Network

Our Employee Benefits business, through our subsidiary, RLI, participates in a worldwide insurance network offering multinational pooling arrangements to global corporate clients. This network, called ING Global Network, is co-owned in equal portions by RLI, Nationale-Nederlanden Nederland B.V. (a subsidiary of ING Group) and an unaffiliated insurance company, and profits and losses of the network are split accordingly.

Administrative Overhead Allocations

Previously, we made use of various other administrative and corporate services provided by non-U.S. affiliates of ING Group. We did not reimburse our affiliate service providers pursuant to formal written agreements but through accounting allocations. The total net allocations were approximately $2.2 million for the year ended December 31, 2013. These allocations will not continue in 2014.

Revenues and Expenses Associated with Related Party Transactions

The approximate net fees and costs received or (paid), or intercompany charges, for our various arrangements with ING Group and its affiliates, including NN Group, are presented in the table below.

($ in millions)	Year Ended December 31, 2013
Types of Related Party Transactions
Financing arrangements	$(43.8)
Revenues related to the Alt-A Back-up Facility	5.5
Transition services arrangements with affiliates	0.3
Advisory, sub-advisory, distribution solicitation and portfolio management agreements fees	10.9
Reinsurance Transactions	(10.4)
Human resources services and compensation arrangements	(0.1)
Sourcing/procurement services	(1.3)
Insurance policies	(5.6)
Other administrative services, overhead allocations	(2.2)

Total	$(46.7)

Related Party Transaction Approval Policy

Our Board of Directors has adopted a written related party transaction approval policy pursuant to which an Independent Committee of our Board of Directors reviews and approves or takes such other action as it may deem appropriate with respect to the following transactions:

•	a transaction in which we or one or more of our subsidiaries is a participant and which involves an amount exceeding $120,000 and in which any of our directors, executive officers, or 5% stockholders or any other “related person” as defined in Item 404 of Regulation S-K (“Item 404”), has or will have a direct or indirect material interest;

•	any material amendment, modification or extension of the Shareholder Agreement, the Equity Administration Agreement, the Registration Rights Agreement or the Transitional Intellectual Property License Agreement; and

•	any other transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404.

The policy provides that an investment by a director or executive officer in a fund or other investment vehicle sponsored or managed by the Company or by one or more of its subsidiaries shall not be deemed to be a related party transaction if:

•	such investment is made pursuant to the Company’s 401(k) plan, Deferred Compensation Savings Plan or any other similar type of Company-sponsored employee or director plan; or

•	such investment is made on terms and conditions that are in all material respects not more favorable to such director or executive officer than are available to investors that are not employed by or affiliated with the Company or any of its subsidiaries.

This policy sets forth factors to be considered by the Independent Committee in determining whether to approve any such transaction, including the nature of our and our subsidiaries’ involvement in the transaction, whether we or our subsidiaries have demonstrable business reasons to enter into the transaction, whether the transaction would impair the independence of a director and whether the proposed transaction involves any potential reputational or other risk issues.

To simplify the administration of the approval process under this policy, the Independent Committee may, where appropriate, establish guidelines for certain types of related party transactions or designate certain types of such transactions that will be deemed pre-approved. This policy also provides that the following transactions are deemed pre-approved:

•	decisions on compensation or benefits or the hiring or retention of our or any of our subsidiaries’ directors or executive officers, if approved by the applicable board committee;

•	the indemnification and advancement of expenses pursuant to our amended and restated certificate of incorporation, by-laws or an indemnification agreement; and

•	transactions where the related person’s interest or benefit arises solely from such person’s ownership of our securities and holders of such securities receive the same benefit on a pro rata basis.

The Independent Committee is currently comprised of Mr. Hubbell, Ms. Chwick, and Messrs. Griswell and Zwiener. Mr. Hubbell, as “lead director,” is the chairperson of the Independent Committee. A director on the Independent Committee who has an interest in a related party transaction being considered by the Independent Committee, will not participate in the consideration of that transaction unless requested by the chairperson of the Independent Committee.

This policy does not apply to the implementation or administration of intercompany agreements, including the Shareholder Agreement, the Equity Administration Agreement, the Registration Rights Agreement and the

Transitional Intellectual Property License Agreement. Our directors who are also senior executives or directors of ING Group or any of its subsidiaries may participate in the negotiation, execution, implementation, amendment, modification, or termination of these intercompany arrangements, as well as in any resolution of disputes thereunder, on behalf of either or both of us and ING Group or any of its subsidiaries, in each case under the direction of the Independent Committee or the comparable committee of the board of directors of ING Group.

Our amended and restated certificate of incorporation contains limitations on the obligations of our directors who have certain relationships with ING Group with respect to certain corporate opportunities.

Beneficial Ownership of Certain Holders

As of June 8, 2014, ING Group owned 110,117,374 shares, or approximately 43%, of our outstanding common stock. The Company is not aware of any other beneficial owner of 5% or more of the Company’s outstanding common stock.

The following table presents information as of June 8, 2014 regarding the beneficial ownership of our common stock by:

•	all persons known by us to own beneficially more than 5% of our common stock;

•	each of our named executive officers and directors as of such date; and

•	all executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner presented in the table below is c/o Voya Financial, Inc., 230 Park Avenue, New York, New York 10169.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owners	Number of Shares	Percentage of Class
ING Groep N.V.(1)	110,117,374	43%
Named executive officers and directors (13 persons)
Rodney O. Martin, Jr.(2)	163,644	*
Alain M. Karaoglan(3)	58,232	*
Ewout L. Steenbergen	19,083	*
Mary E. Beams	43,619	*
Jeffrey T. Becker	39,887	*
Jane P. Chwick	—	—
Patrick G. Flynn	2,350	*
J. Barry Griswell	5,100	*
Frederick S. Hubbell	7,664	*
Hendricus (“Henny”) A. Koemans	—	—
Willem (“Wilfred”) F. Nagel	—	—
Deborah C. Wright	—	—
David Zwiener	5,100	*
All executive officers and directors (17 persons)	401,605	*

*	Less than 1%
(1)	The principal business address of ING Group is Bijlmerplein 888, 1102 MG Amsterdam, The Netherlands.
(2)	Includes 124,232 unvested restricted stock units Mr. Martin received in connection with his Deal Incentive Award. See “Part II: Compensation Matters—Employment Agreements—Employment Agreement of Mr. Martin”. Also includes 684 shares held in Mr. Martin’s 401(k) Plan.
(3)	Includes 41,410 unvested restricted stock units Mr. Karaoglan received in connection with his Deal Incentive Award. See “Part II: Compensation Matters—Employment Agreements—Employment Agreement of Mr. Karaoglan”.

Part V:   Other Information

Communications with our Board or Independent Directors

Any person who wishes to communicate with any of our directors, our Lead Director, our committee chairs or with our independent directors as a group should address communications to the board of directors or the particular director or directors, as the case may be, and mailed to Voya Financial, Inc., 230 Park Avenue, New York, NY 10169, Attention: Law Department, Office of the Corporate Secretary or sent by electronic mail to VoyaBoard@voya.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Based on a review of reports filed by our directors, executive officers and 10% stockholder during 2013, and on written representations such reporting persons have provided to us, we believe that all filing requirements under Section 16(a) of the Exchange Act applicable to our directors and executive officers were complied with during 2013.

Code of Ethics and Conduct

Our Board of Directors has adopted a code of ethics and a code of conduct as such terms are used in Item 406 of Regulation S-K and the NYSE listing rules. A copy of our Code of Business Conduct and Ethics is available from our investor relations website at investors.voya.com. The Company intends to satisfy any disclosure requirement under Item 5.05(c) of Form 8-K with respect to its code of ethics through a notice posted at investors.voya.com.

Committee Charters, Code of Ethics, Corporate Governance Guidelines

Copies of the committee charters for each of our Audit, Nominating and Governance, and Compensation and Benefits Committees; our code of ethics; and our corporate governance guidelines are all available on our company website, at investors.voya.com.

Stockholder Proposals for our 2015 Annual Meeting

Stockholders who wish to present proposals pursuant to SEC Rule 14a-8 for inclusion in the proxy materials to be distributed by us in connection with our 2015 Annual Meeting of Stockholders must submit their proposals to the Law Department, Office of the Corporate Secretary, at Voya Financial, Inc., 230 Park Avenue, New York, NY 10169. Proposals must be received on or before February 19, 2015, unless our 2015 Annual Meeting of Stockholders is held more than 30 days before or after the anniversary date of the 2014 Annual Meeting, in which case proposals must be received a reasonable time before we begin to print and send proxy materials for the 2015 Annual Meeting of Stockholders. Submitting a proposal does not guarantee its inclusion, which is governed by SEC rules and other applicable limitations.

In accordance with our by-laws, for a matter not included in our proxy materials to be properly brought before the 2015 Annual Meeting of Stockholders, a notice of the matter that the stockholder wishes to present must be delivered to the Law Department, Office of the Corporate Secretary, at Voya Financial, Inc., 230 Park Avenue, New York, NY 10169, not less than 90 nor more than 120 days prior to the first anniversary of the 2014 Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our by-laws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than April 1, 2015 and no later than May 1, 2015. If, however, our 2015 Annual Meeting of Stockholders is held before the date that is 30 days before the anniversary date of the 2014 Annual Meeting, or after the date that is 60 days after the anniversary date of the 2014 Annual Meeting, then our by-laws provide that the deadline for such a notice will be the later of the close of business on (i) the date that is 90 days before the date of our 2015 Annual Meeting of

Stockholders and (ii) the tenth day following the date on which the date of our 2015 Annual Meeting of Stockholders is first publicly announced or disclosed.

Other Business

At the date hereof, there are no other matters that our Board intends to present, or has reason to believe others will present, at our Annual Meeting. If other matters come before our Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Exhibit A

Non-GAAP Measures

In this proxy statement, we present Ongoing Business Adjusted Operating Earnings Before Income Taxes, Ongoing Business Adjusted Return on Capital and Ongoing Business Adjusted Return on Equity, each of which is a non-GAAP financial measure.

Ongoing Business Adjusted Operating Earnings Before Income Taxes

Ongoing Business Adjusted Operating Earnings consists of aggregate operating earnings before income taxes for each segment of our business constituting our Ongoing Business (Retirement, Annuities, Investment Management, Individual Life and Employee Benefits), in each case adjusted as described below. Ongoing Business Adjusted Operating Earnings Before Income Taxes does not replace net income (loss) as a measure of our results of operations.

We use operating earnings before income taxes, which consists of operating revenues minus operating benefits and expenses, to evaluate segment performance. Each segment’s operating earnings before income taxes is calculated by adjusting income (loss) before income taxes for the following items:

•	Net investment gains (losses), net of related amortization of DAC, VOBA, sales inducements and unearned revenue. Net investment gains (losses) include gains (losses) on the sale of securities, impairments, changes in the fair value of investments using the fair value option unrelated to the implied loan-backed security income recognition for certain mortgage-backed obligations and changes in the fair value of derivative instruments, excluding realized gains (losses) associated with swap settlements and accrued interest;
•	Net guaranteed benefit hedging gains (losses), which include changes in the fair value of derivatives related to guaranteed benefits, net of related reserve increases (decreases) and net of related amortization of DAC, VOBA and sales inducements, less the estimated cost of these benefits. The estimated cost, which is reflected in operating results, reflects the expected cost of these benefits if markets perform in line with our long-term expectations and includes the cost of hedging. All other derivative and reserve changes related to guaranteed benefits are excluded from operating results, including the impacts related to changes in our nonperformance spread;
•	Income (loss) related to business exited through reinsurance or divestment;
•	Income (loss) attributable to noncontrolling interests;
•	Income (loss) related to early extinguishment of debt;
•	Impairment of goodwill, value of management contract rights and value of customer relationships acquired;
•	Immediate recognition of net actuarial gains (losses) related to our pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments; and
•	Other items, including restructuring expenses (severance, lease write-offs, etc.), integration expenses related to our acquisition of CitiStreet and certain third-party expenses and deal incentives related to the divestment of Voya Financial by ING Group.

To calculate adjusted operating earnings before income taxes, we exclude from operating earnings the following items: (1) DAC/VOBA and other intangibles unlocking, (2) a gain, in conjunction with a Lehman Brothers bankruptcy settlement for assets held in a partnership owned by the Company, and (3) losses recognized as a result of a decision to dispose of low income housing tax credit partnerships. Because DAC/VOBA and other intangibles unlocking can be volatile, excluding the effect of this item can improve period to period comparability. The gain from the Lehman Brothers bankruptcy settlement and loss from the disposition of low-income housing tax credit partnerships affected the run-rate level of investment income and we believe that this effect is not reflective of our ongoing performance.

We report Ongoing Business adjusted operating earnings before income taxes because we believe this measure is a useful indicator of the business performance for our Ongoing Business segments, excluding the effect of our Closed Block segments.

Our Closed Block Variable Annuity (CBVA) segment is managed to focus on protecting regulatory and rating agency capital rather than GAAP earnings and, therefore, we do not include its results of operations within operating earnings before income taxes. When we present the adjustments to Income (loss) before income taxes on a consolidated basis, each adjustment excludes the portions attributable to our CBVA segment.

The most directly comparable GAAP measure to Ongoing Business adjusted operating earnings before income taxes, is income (loss) before income taxes. For a reconciliation, see the table below.

Ongoing Business Adjusted Operating Return on Equity (ROE) and Return on Capital (ROC)

We report Ongoing Business adjusted operating ROE and adjusted operating ROC because we believe these measures are useful indicators of how effectively we use capital resources allocated to our Ongoing Business. When making these calculations, we use an assumed income tax rate of 35%. The most directly comparable GAAP measure to adjusted operating ROE and adjusted operating ROC is return on equity. For a reconciliation of these non-GAAP measures to return on equity, see the tables below.

Voya Financial

Calculation and Reconciliation of Return on Equity and Return on Capital

($ in millions, unless otherwise indicated)	Year ended December 31, 2013
GAAP Return on Equity
Net income (loss) available to Voya Financial, Inc.’s common shareholders	$600.5

Voya Financial, Inc. shareholders’ equity: beginning of period	$13,874.9
Voya Financial, Inc. shareholders’ equity: end of period	$13,272.2
Voya Financial, Inc. shareholders’ equity: average for period	$13,573.6

GAAP Return on Equity	4.4%

Ongoing Business Adjusted Operating Return on Capital and Adjusted Operating Return on Equity

Ongoing Business adjusted operating earnings before income taxes	$1,211.8

Income taxes on adjusted operating earnings (based on an assumed tax rate of 35%)	(424.2)

Ongoing Business adjusted operating earnings after income taxes	787.6
Interest expense after-tax[1]	(79.9)

Ongoing Business adjusted operating earnings after income taxes and interest expense	$707.7

Beginning of period capital for Ongoing Business	$9,057.0
End of period capital for Ongoing Business	9,216.0
Average capital for Ongoing Business	9,137.0
Average debt (based on 25% debt-to-capital ratio)	(2,284.3)

Average equity for Ongoing Business	$6,852.7

Adjusted Operating Return on Capital for Ongoing Business	8.6%
Adjusted Operating Return on Equity for Ongoing Business[1]	10.3%

Voya Financial

Reconciliation of Ongoing Business Adjusted Operating Earnings to Net Income (Loss)

($ in millions)	Year ended December 31, 2013
Ongoing Business adjusted operating earnings before income taxes	$1,211.8
DAC/VOBA and other intangibles unlocking	133.2
Lehman bankruptcy/LIHTC loss, net of DAC	83.6
Impact of investment portfolio restructuring	-

Operating earnings before income taxes for Ongoing Business	1,428.6
Corporate	(210.6)
Closed Blocks Institutional Spread Products and Other	50.6

Total operating earnings before income taxes	1,268.6
Income taxes (based on an assumed tax rate of 35%)	(444.0)

Operating earnings, after-tax	824.6
Closed Block Variable Annuity, after-tax	(786.0)
Net investment gains (losses) and related charges and adjustments, after-tax	137.9
Other, after-tax	424.0

Net income (loss) available to Voya Financial, Inc.’s common shareholders	600.5
Net income (loss) attributable to noncontrolling interest	190.1

Net income (loss)	$790.6

Voya Financial

Reconciliation of End of Period Capital for Ongoing Business to Shareholders’ Equity

($ in millions)	As of December 31, 2013
End of Period Capital for Ongoing Business	$9,216.0
Closed Block Variable Annuity, Corporate, and Other Closed Blocks	5,721.8

End of Period Capital	14,937.8
Financial Leverage [2]	(3,514.7)

Voya Financial, Inc. shareholders’ equity excluding AOCI end of period	11,423.1
AOCI	1,849.1

Voya Financial, Inc. shareholders’ equity: end of period	$13,272.2

[1]	Assumes debt-to-capital ratio of approximately 25% for all time periods presented, a weighted average pre-tax interest rate of 5.5% for all time periods prior to the completion of the company’s recapitalization initiatives, and the actual weighted average pre-tax interest rate for all time periods subsequent to the completion of these recapitalization initiatives starting with the third quarter of 2013.

($ in millions)	As of December 31, 2013
[2] Reconciliation of Financial Leverage to Short-term and Long-term Debt
Short-term debt	$-
Long-term debt	3,514.7

Total Debt	3,514.7
Less operating leverage	-
Plus loans from subsidiaries	-

Financial Leverage	$3,514.7

Exhibit B-1

VOYA FINANCIAL, INC.

2014 OMNIBUS EMPLOYEE INCENTIVE PLAN

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3.17 Severability; Entire Agreement	17

3.18 Waiver of Claims	17

3.19 No Third Party Beneficiaries	17

3.20 Successors and Assigns of Voya Financial	17

3.21 Waiver of Jury Trial	17

3.22 Date of Adoption, Approval of Stockholders and Effective Date	17

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VOYA FINANCIAL, INC.

2014 OMNIBUS EMPLOYEE INCENTIVE PLAN

ARTICLE I

GENERAL

1.1        Purpose

The Voya Financial, Inc. 2014 Omnibus Employee Incentive Plan is (as amended from time to time, the “Plan”) is designed to help the Company (as hereinafter defined): (1) attract, retain and motivate officers and key employees (including prospective employees), Consultants and others who may perform services for the Company (other than non-employee directors of the Company (as hereinafter defined)); (2) align the interests of such persons with the stockholders of Voya Financial; and (3) promote ownership of Voya Financial’s equity.

This Plan governs Awards granted on or after the Effective Date (as hereinafter defined). This Plan will not affect the terms or conditions of any equity award grants under any other plans before the Effective Date.

1.2        Definitions of Certain Terms

For purposes of this Plan, the following terms have the meanings set forth below:

1.2.0    “Affiliate” means any person or entity that controls, is controlled by or is under common control with the Company.

1.2.1    “Award” means an award made pursuant to the Plan.

1.2.2    “Award Agreement” means the written document by which each Award is evidenced, and which the Committee will require a Grantee to execute or acknowledge as a condition to receiving an Award or the benefits under an Award, and which sets forth the terms and provisions applicable to Awards granted under the Plan to such Grantee. Any reference herein to an agreement in writing will be deemed to include an electronic writing to the extent permitted by applicable law.

1.2.3    “Board” means the Board of Directors of Voya Financial.

1.2.4    “Business Combination” has the meaning set forth in Section 1.2.7(d).

1.2.5    “Certificate” means a stock certificate (or other appropriate document or evidence of ownership) representing shares of Common Stock.

1.2.6    “Cause” means (x) with respect to a Grantee employed pursuant to a written employment agreement which agreement includes a definition of “Cause”, “Cause” as defined in that agreement or (y) with respect to any other Grantee, the occurrence of any of the following:

(a)        such Grantee’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof or under the laws of any other jurisdiction;

(b)        such Grantee’s commission of, or participation in, a fraud or act of dishonesty against Voya Financial or any Subsidiary or any client of Voya Financial or of any Subsidiary;

(c)        such Grantee’s material violation of any material contract or agreement between the Grantee and Voya Financial or any Subsidiary;

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(d)        any act or omission by Grantee involving malfeasance or gross negligence in the performance of Grantee’s duties and responsibilities to the material detriment of Voya Financial or any Subsidiary; or

(e)        such Grantee’s material violation of the applicable rules or regulations of any governmental or self-regulatory authority that causes material harm to Voya Financial or any Subsidiary, such Grantee’s disqualification or bar by any governmental or self-regulatory authority from serving in the capacity required by his or her job description or such Grantee’s loss of any governmental or self-regulatory license that is reasonably necessary for such Grantee to perform his or her duties or responsibilities, in each case as an employee or a Consultant, as applicable, of Voya Financial or any Subsidiary.

The determination as to whether Cause has occurred shall be made by the Committee in its sole discretion and, in such case, the Committee also may, but shall not be required to, specify the date such Cause occurred (including by determining that a prior termination of Employment was for Cause).

1.2.7    “Change in Control” means the occurrence of any of the following events:

(a)        individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of Voya Financial in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of Voya Financial as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b)        any person (as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), becomes a beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Voya Financial representing 30% or more of the combined voting power of Voya Financial’s then-outstanding securities eligible to vote for the election of the Board (the “Voya Financial Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of the ownership of, or an acquisition of, Voya Financial Voting Securities: (1) by Voya Financial or any Subsidiary, (2) by any employee benefit plan (or related trust) sponsored or maintained by Voya Financial or any Subsidiary, (3) by any underwriter temporarily holding securities pursuant to an offering of such securities or (4) pursuant to a Non-Qualifying Transaction (as defined in Section 1.2.7(d));

(c)        the approval by the stockholders of Voya Financial of any dissolution or liquidation of Voya Financial or the consummation of a sale of all or substantially all of Voya Financial’s assets; or

(d)        the consummation of any merger, consolidation or statutory share exchange or similar form of corporate transaction involving Voya Financial that requires the approval of the stockholders of Voya Financial, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”) unless immediately following such Business Combination: (1) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Entity”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power, is represented by Voya Financial Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Voya Financial Voting Securities were converted pursuant to such Business

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Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Voya Financial Voting Securities among the holders thereof immediately prior to the Business Combination), (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent) is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity) and (3) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (1), (2) and (3) described in this Section (d) shall be deemed a “Non-Qualifying Transaction”).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Voya Financial Voting Securities as a result of the acquisition of Voya Financial Voting Securities by Voya Financial which reduces the number of Voya Financial Voting Securities outstanding; provided that if after such acquisition by Voya Financial such person becomes the beneficial owner of additional Voya Financial Voting Securities that increases the percentage of outstanding Voya Financial Voting Securities beneficially owned by such person, a Change in Control shall then occur.

1.2.8    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.

1.2.9    “Committee” has the meaning set forth in Section 1.3.1.

1.2.10  “Common Stock” means the common stock of Voya Financial, par value $0.01 per share, and any other securities or property issued in exchange therefor or in lieu thereof pursuant to Section 1.6.3.

1.2.11  “Company” means Voya Financial, Inc. and any Subsidiary.

1.2.12  “Consent” has the meaning set forth in Section 3.3.2.

1.2.13  “Consultant” means any individual (other than a non-employee director of Voya Financial) who provides bona fide consulting or advisory services to Voya Financial or any Subsidiary pursuant to a written agreement.

1.2.14  “Covered Person” has the meaning set forth in Section 1.3.4.

1.2.15  “Effective Date” has the meaning set forth in Section 3.22.

1.2.16  “Employee” means a regular, active employee and a prospective employee of Voya Financial or any Subsidiary, as determined by the Committee, in its sole discretion.

1.2.17  “Employment” means a Grantee’s performance of services for Voya or any Subsidiary, as determined by the Committee. The terms “employ” and “employed” will have their correlative meanings. The Committee in its sole discretion may determine (a) whether and when a Grantee’s leave of absence results in a termination of Employment, (b) whether and when a change in a Grantee’s association with Voya Financial or any Subsidiary results in a termination of Employment and (c) the impact, if any, of any such leave of absence or change in association on outstanding Awards. Unless expressly provided otherwise, any references in the Plan or any Award Agreement to a Grantee’s Employment being terminated will include both voluntary and involuntary terminations. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (“Section 409A”) (and not exempt therefrom), a termination of Employment occurs when a Grantee experiences a “separation from service” (as such term is defined under Section 409A).

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1.2.18  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

1.2.19  “Fair Market Value” means, with respect to a share of Common Stock, the closing price reported for the Common Stock on the applicable date as reported on the New York Stock Exchange or, if not so reported, as determined in accordance with a valuation methodology approved by the Committee, unless determined as otherwise specified herein. For purposes of the grant of any Award, the applicable date will be the trading day on which the Award is granted or, if the date the Award is granted is not a trading day, the trading day immediately prior to the date the Award is granted. For purposes of the exercise of any Award, the applicable date is the date a notice of exercise is received by the Company or, if such date is not a trading day, the trading day immediately following the date a notice of exercise is received by the Company.

1.2.20  “Family Member” means, as to a Grantee, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, mother-in-law, father-in-law, son-in-law or daughter-in-law (including adoptive relationships), or domestic partner of such Grantee, (ii) trusts for the exclusive benefit of one or more such persons and/or the Grantee and (iii) other entity owned solely by one or more such persons and/or the Grantee.

1.2.21  “Good Reason” means, in the absence of written consent of a Grantee:

(a)        any material and adverse change in the Grantee’s position or authority with Voya Financial or any Subsidiary as in effect immediately before a Change in Control, other than an isolated and insubstantial action not taken in bad faith and which is remedied by Voya Financial or any Subsidiary within 60 days after receipt of notice thereof given by the Grantee;

(b)        the transfer of the Grantee’s primary work site to a new primary work site that is more than 50 miles from the Grantee’s primary work site in effect immediately before a Change in Control; or

(c)        a diminution of the Grantee’s base salary in effect immediately before a Change in Control by more than 10%, unless such diminution applies to all similarly situated employees.

Notwithstanding the foregoing, placing the Grantee on a paid leave for up to 90 days, pending the determination of whether there is a basis to terminate the Grantee for Cause, shall not constitute a Good Reason event. If the Grantee does not deliver to Voya Financial or the Subsidiary of whom he is an Employee, as applicable, a written notice of termination within 60 days after the Grantee has knowledge that an event constituting Good Reason has occurred, the event will no longer constitute Good Reason. In addition, the Grantee must give Voya Financial or the Subsidiary, as applicable, notice and 30 days to cure the event constituting Good Reason.

1.2.22  “Grantee” means an Employee or Consultant who receives an Award.

1.2.23  “Incentive Stock Option” means a stock option to purchase shares of Common Stock that is intended to be an “incentive stock option” within the meaning of Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is designated as an Incentive Stock Option in the applicable Award Agreement.

1.2.24  “Incumbent Directors” has the meaning set forth in Section 1.2.7(a).

1.2.25  “ING Group” means ING Groep N.V., a public limited liability company formed under the laws of The Netherlands.

1.2.26  “Non-Qualifying Transaction” has the meaning set forth in Section 1.2.7(d).

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1.2.27  “Performance Goals” means the goals determined by the Committee, in its discretion, to be applicable to a Grantee with respect to an Award. Performance goals for any Award intended to be “performance-based compensation” under Section 162(m) of the Code (other than stock options) will relate to one or more of the following criteria: stock price, operating earnings (before or after tax), adjusted operating earnings (before or after tax), net income, return on equity, return on capital, adjusted return on equity, adjusted return on capital, market share, distributable earnings (before or after holding company expense), level of expenses, growth in revenue, earnings before interest, taxes, depreciation and amortization, cash flow, earnings per share, book value per share, return on invested capital, return on assets, economic value added, and improvements in or attainment of working capital levels, in each case either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement on a whole Company basis or with respect to one or more businesses, business units, segments or Subsidiaries, or on the basis of individual performance. The Performance Goals may differ from Grantee to Grantee and from Award to Award. Any criteria used may be measured in absolute terms or relative to comparative companies and may be subject to adjustment as determined by the Committee in its discretion. The Committee may provide, in connection with the setting of the Performance Goals, that any evaluation of performance may include or exclude certain items that may occur during any fiscal year of the Company, including, without limitation, the following: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) DAC/VOBA unlocking, as described in the Company’s periodic financial disclosures; (vi) extraordinary or nonrecurring items, or other notable items; (vii) acquisitions or divestitures; and (viii) foreign exchange gains and losses; provided that to the extent such inclusions or exclusions affect Awards intended to be “performance-based compensation” under Section 162(m) of the Code (other than stock options), they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility. In the case of any Award that is not intended to be “performance-based compensation” under Section 162(m) of the Code, the Committee has discretion to establish Performance Goals based on other criteria.

1.2.28  “Plan” has the meaning set forth in Section 1.1.

1.2.29  “Plan Action” has the meaning set forth in Section 3.3.1.

1.2.30  “Section 409A” has the meaning set forth in Section 1.2.18.

1.2.31  “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

1.2.32  “Shareholder Agreement” has the meaning set forth in Section 1.3.5.

1.2.33  “Subsidiary” means any corporation or other entity in which Voya Financial has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then-outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or managing partners.

1.2.34  “Surviving Entity” has the meaning set forth in Section 1.2.7(d).

1.2.35  “Ten Percent Stockholder” means a person owning stock possessing more than 10% of the total combined voting power of all classes of stock of Voya Financial and of any Subsidiary or parent corporation of Voya Financial.

1.2.36  “Voya Financial” means Voya Financial, Inc., a Delaware corporation.

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1.2.37  “Voya Financial Voting Securities” has the meaning set forth in Section 1.2.7(b).

1.3        Administration

1.3.1    The Compensation and Benefits Committee of the Board (as constituted from time to time, and including any successor committee, the “Committee”) will administer the Plan. In particular, the Committee will have the authority in its sole discretion to:

(a)        exercise all of the powers granted to it under the Plan;

(b)        construe, interpret and implement the Plan and all Award Agreements;

(c)        prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing the Committee’s own operations;

(d)        make all determinations necessary or advisable in administering the Plan;

(e)        correct any defect, supply any omission and reconcile any inconsistency in the Plan;

(f)        amend the Plan to reflect changes in applicable law;

(g)        grant Awards and determine who will receive Awards, when such Awards will be granted and the terms of such Awards, including setting forth provisions with regard to the effect of a termination of Employment on such Awards;

(h)        amend any outstanding Award Agreement in any respect, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised (and, in connection with such acceleration, the Committee may provide that any shares of Common Stock acquired pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award), (2) accelerate the time or times at which shares of Common Stock are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any shares of Common Stock delivered pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award), (3) waive or amend any goals, restrictions or conditions set forth in such Award Agreement, or impose new goals, restrictions and conditions or (4) reflect a change in the Grantee’s circumstances (e.g., a change to part-time employment status or a change in position, duties or responsibilities); and

(i)        determine at any time whether, to what extent and under what circumstances and method or methods, subject to Section 3.13, (1) Awards may be (A) settled in cash, shares of Common Stock, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Grantee’s Award, including the effect on any repayment provisions under the Plan or Award Agreement), (B) exercised or (C) canceled, forfeited or suspended, (2) shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Grantee thereof or of the Committee, (3) to the extent permitted under applicable law, loans (whether or not secured by Common Stock) may be extended by the Company with respect to any Awards, (4) Awards may be settled by Voya Financial, any Subsidiary or any of its affiliates or any of its or their designees and (5) the exercise price for any stock option (other than an Incentive Stock Option, unless the Committee determines that such a stock option will no longer constitute an Incentive Stock Option) may be reset.

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1.3.2    Actions of the Committee may be taken by the vote of a majority of its members present at a meeting (which may be held telephonically). Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken will be fully as effective as if it had been taken by a vote at a meeting. The determination of the Committee on all matters relating to the Plan or any Award Agreement will be final, binding and conclusive.

The Committee may allocate among its members and delegate to any person who is not a member of the Committee or to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to be deductible under Section 162(m) of the Code or to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act. Except as specifically provided to the contrary, references to the Committee include any administrative group, individual or individuals to whom the Committee has delegated its duties and powers.

1.3.3    Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board will have all of the authority and responsibility granted to the Committee herein.

1.3.4    No Employee or member of the Board (each such person, a “Covered Person”) will have any liability to any person (including any Grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award, except as expressly provided by statute. Each Covered Person will be indemnified and held harmless by Voya Financial against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith and (b) any and all amounts paid by such Covered Person, with Voya Financial’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that Voya Financial will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once Voya Financial gives notice of its intent to assume the defense, Voya Financial will have sole control over such defense with counsel of Voya Financial’s choice. The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under Voya Financial’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that Voya Financial may have to indemnify such persons or hold them harmless.

1.3.5    In its implementation of this Plan and the performance of its obligations hereunder, including the granting, terms and performance of any Awards pursuant to this Plan, the Committee will comply with the provisions of the Shareholder Agreement, dated May 7, 2013 (the “Shareholder Agreement”), between the Company and ING Group, including Section 6.4(c) thereof, until the Shareholder Agreement is terminated in accordance with its terms, including pursuant to Section 10.15 thereof.

1.4        Persons Eligible for Awards

Awards under the Plan may be made to Employees and Consultants.

1.5        Types of Awards under Plan

Awards may be made under the Plan in the form of any of the following, in each case in respect of Common Stock: (a) performance shares, (b) restricted shares, (c) restricted stock units, (d) dividend equivalent

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rights, (e) stock options and (f) other stock-based or stock-related Awards (including performance-based awards and as further described in Section 2.7) that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company.

1.6        Shares of Common Stock Available for Awards

1.6.1    Common Stock Subject to the Plan. Subject to the other provisions of this Section 1.6, the total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be 17,800,000. Such shares of Common Stock may, in the discretion of the Committee, be either authorized but unissued shares or shares previously issued and reacquired by Voya Financial. Shares of Common Stock issued in connection with awards that are assumed, converted or substituted as a result of the acquisition by Voya Financial or a Subsidiary of another company (including by way of merger, combination or similar transaction) will not count against the number of shares that may be issued under the Plan.

1.6.2    Replacement of Shares.  If any Award is forfeited, expires, terminates, otherwise lapses or is settled for cash, in whole or in part, without the delivery of Common Stock, then the shares of Common Stock covered by such forfeited, expired, terminated or lapsed Award will again be available for grant under the Plan. For the avoidance of doubt, the following will not again become available for issuance under the Plan: (A) any shares of Common Stock withheld in respect of taxes, (B) any shares tendered or withheld to pay the exercise price of stock options, and (C) any shares repurchased by the Company from the optionee with the proceeds from the exercise of stock options.

1.6.3    Adjustments.  The Committee will adjust the number of shares of Common Stock authorized pursuant to Section 1.6.1, adjust the individual Grantee limitations set forth in Section 2.8, adjust the number of shares of Common Stock set forth in Section 2.3.2 that can be issued through Incentive Stock Options and adjust the terms of any outstanding Awards (including, without limitation, the number of shares of Common Stock covered by each outstanding Award, the type of property to which the Award relates and the exercise or strike price of any Award), in such manner as it deems appropriate (including, without limitation, by payment of cash) to prevent the enlargement or dilution of rights, or otherwise as it deems appropriate, for any increase or decrease in the number of issued shares of Common Stock (or issuance of shares of stock other than shares of Common Stock) resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, splitup, combination, reclassification or exchange of shares of Common Stock, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of Voya Financial, including any extraordinary dividend or extraordinary distribution; provided that no such adjustment shall be made if or to the extent that it would cause an outstanding Award to cease to be exempt from, or to fail to comply with, Section 409A. After any adjustment made pursuant to this Section 1.6.3, the number of shares of Common Stock subject to each outstanding Award will be rounded down to the nearest whole number.

ARTICLE II

AWARDS UNDER THE PLAN

2.1        Agreements Evidencing Awards

Each Award granted under the Plan will be evidenced by an Award Agreement that will contain such provisions and conditions as the Committee deems appropriate. Unless otherwise provided herein, the Committee may grant Awards in tandem with or, subject to Section 3.13, in substitution for or satisfaction of any other Award or Awards granted under the Plan or any award granted under any other plan of Voya Financial or any of its Affiliates. By accepting an Award pursuant to the Plan, a Grantee thereby agrees that the Award will be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

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2.2        No Rights as a Stockholder

No Grantee (or other person having rights pursuant to an Award) will have any of the rights of a stockholder of Voya Financial with respect to shares of Common Stock subject to an Award until the delivery of such shares. Except as otherwise provided in Section 1.6.3, no adjustments will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Common Stock, other securities or other property) for which the record date is before the date the Certificates for the shares are delivered, or in the event the Committee elects to use another system, such as book entries by the transfer agent, before the date in which such system evidences the Grantee’s ownership of such Shares.

2.3        Options

2.3.1    Grant.  Stock options may be granted in such number and at such times during the term of the Plan as the Committee may determine.

2.3.2    Incentive Stock Options.  At the time of grant, the Committee will determine (a) whether all or any part of a stock option granted to an eligible Employee will be an Incentive Stock Option and (b) the number of shares subject to such Incentive Stock Option; provided, however, that (1) the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an eligible Employee during any calendar year (under all such plans of Voya Financial or any Affiliate) will not exceed $100,000 and (2) no Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by Voya Financial in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an Incentive Stock Option under the Code. The form of any stock option which is entirely or in part an Incentive Stock Option will clearly indicate that such stock option is an Incentive Stock Option or, if applicable, the number of shares subject to the Incentive Stock Option. No more than 2,000,000 shares of Common Stock (as adjusted pursuant to the provisions of Section 1.6.3) that can be delivered under the Plan shall be issued through Incentive Stock Options.

2.3.3    Exercise Price.  The exercise price per share with respect to each stock option will be determined by the Committee but will not be less than the Fair Market Value of the Common Stock (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110% of the Fair Market Value).

2.3.4    Term of Stock Option.  In no event will any stock option be exercisable after the expiration of ten years (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, five years) from the date on which the stock option is granted.

2.3.5    Vesting and Exercise of Stock Option and Payment for Shares.  A stock option may vest and be exercised at such time or times and subject to such terms and conditions as will be determined by the Committee at the time the stock option is granted and set forth in the Award Agreement. Subject to any limitations in the applicable Award Agreement, any shares not acquired pursuant to the exercise of a stock option on the applicable vesting date may be acquired thereafter at any time before the final expiration of the stock option. To exercise a stock option, the Grantee must give written notice to Voya Financial specifying the number of shares to be acquired and accompanied by payment of the full purchase price therefor in cash or by certified or official bank check or in another form as determined by the Company, including: (a) personal check, (b) shares of Common Stock, based on the Fair Market Value as of the exercise date, of the same class as those to be granted by exercise of the stock option, (c) any other form of consideration approved by the Company and permitted by applicable law and (d) any combination of the foregoing. The Committee may also make arrangements for the cashless exercise of a stock option. Any person exercising a stock option will make such representations and agreements and furnish such information as the Committee may in its discretion deem necessary or desirable to assure compliance by Voya Financial, on terms acceptable to Voya Financial, with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements. If a Grantee so requests, shares acquired pursuant to the exercise of a stock option may be issued in the name of the Grantee and another jointly with the right of survivorship.

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2.3.6    Repricing.  Except as otherwise permitted by Section 1.6.3, reducing the exercise price of stock options issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of the stockholders of Voya Financial.

2.4        Restricted Shares

2.4.1    Grants.  The Committee may grant or offer for sale restricted shares in such amounts and subject to such terms and conditions as the Committee may determine. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the Grantee or the achievement of Performance Goals, as determined by the Committee at the time of grant. Upon the delivery of such shares, the Grantee will have the rights of a stockholder with respect to the restricted shares, subject to any other restrictions and conditions as the Committee may include in the applicable Award Agreement. In the event that a Certificate is issued in respect of restricted shares, such Certificate may be registered in the name of the Grantee or its designated agent until the time the restrictions lapse.

2.4.2    Right to Vote and Receive Dividends on Restricted Shares.  Each Grantee of an Award of restricted shares will, during the period of restriction, be the beneficial and record owner of such restricted shares and will have full voting rights with respect thereto. Unless the Committee determines otherwise in an Award Agreement, during the period of restriction, all dividends (whether ordinary or extraordinary and whether paid in cash, additional shares or other property) or other distributions paid upon any restricted share will be retained by the Company for the account of the relevant Grantee. Such dividends or other distributions will revert back to the Company if for any reason the restricted share upon which such dividends or other distributions were paid reverts back to the Company. Upon the expiration of the period of restriction, all such dividends or other distributions made on such restricted share and retained by the Company will be paid, without interest, to the relevant Grantee.

2.5        Restricted Stock Units

The Committee may grant Awards of restricted stock units in such amounts and subject to such terms and conditions as the Committee may determine. A Grantee of a restricted stock unit will have only the rights of a general unsecured creditor of Voya Financial until delivery of shares of Common Stock, cash or other securities or property is made as specified in the applicable Award Agreement. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the Grantee or the achievement of Performance Goals, as determined by the Committee at the time of grant. On the delivery date specified in the Award Agreement, the Grantee of each restricted stock unit not previously forfeited or terminated will receive one share of Common Stock, cash or other securities or property equal in value to a share of Common Stock or a combination thereof, as specified by the Committee.

2.6        Dividend Equivalent Rights

The Committee may include in the Award Agreement with respect to any Award a dividend equivalent right entitling the Grantee to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the shares of Common Stock covered by such Award if such shares had been delivered pursuant to such Award. The Grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of Voya Financial until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee will determine whether such payments will be made in cash, in shares of Common Stock or in another form, whether they will be conditioned upon the exercise of the Award to which they relate (subject to compliance with Section 409A), the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate.

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2.7        Other Stock-Based Awards

The Committee may grant other types of stock-based or stock-related Awards (including the grant or offer for sale of unrestricted shares of Common Stock and the grant of performance-based awards) in such amounts and subject to such terms and conditions as the Committee may determine. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the Grantee or the achievement of Performance Goals, as determined by the Committee at the time of grant. Such Awards may entail the transfer of actual shares of Common Stock to Award recipients and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

2.8        Individual Limitation on Awards

The maximum number of shares of Common Stock that may be covered by Awards granted under the Plan to any one individual in any one fiscal year of the Company may not exceed 1,000,000 (as adjusted pursuant to the provisions of Section  1.6.3).

2.9        Repayment if Conditions Not Met

If the Committee determines that all terms and conditions of the Plan and a Grantee’s Award Agreement were not satisfied, then the Grantee will be obligated to pay the Company immediately upon demand therefor, (a) with respect to a stock option, an amount equal to the excess of the Fair Market Value (determined at the time of exercise) of the shares of Common Stock that were delivered in respect of such exercised stock option, over the exercise price paid therefor, (b) with respect to restricted shares, an amount equal to the Fair Market Value (determined at the time such shares became vested) of such restricted shares and (c) with respect to restricted stock units, an amount equal to the Fair Market Value (determined at the time of delivery) of the shares of Common Stock delivered with respect to the applicable delivery date, in each case with respect to clauses (a), (b) and (c) of this Section 2.9, without reduction for any amount applied to satisfy withholding tax or other obligations in respect of such Award.

ARTICLE III

MISCELLANEOUS

3.1        Amendment of the Plan

3.1.1    Unless otherwise provided in the Plan or in an Award Agreement, the Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever but, subject to Section 1.6.3 and 3.6 or as otherwise specifically provided herein, no such amendment shall materially adversely impair the rights of the Grantee of any Award without the Grantee’s consent.

3.1.2    Unless otherwise determined by the Board, stockholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency; provided, however, if and to the extent the Board determines that it is appropriate for Awards granted under the Plan to constitute performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code, no amendment that would require stockholder approval in order for amounts paid pursuant to the Plan to constitute performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code will be effective without the approval of the stockholders of Voya Financial as required by Section 162(m) of the Code and, if and to the extent the Board determines it is appropriate for the Plan to comply with the provisions of Section 422 of the Code, no amendment that would require stockholder approval under Section 422 of the Code will be effective without the approval of the stockholders of Voya Financial.

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3.2        Tax Withholding

Grantees shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that they incur in connection with the receipt, vesting or exercise of any Award. As a condition to the delivery of any shares of Common Stock, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, the Federal Insurance Contributions Act (FICA) tax), (a) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Grantee whether or not pursuant to the Plan (including shares of Common Stock otherwise deliverable), (b) the Committee will be entitled to require that the Grantee remit cash to the Company (through payroll deduction or otherwise) or (c) the Company may enter into any other suitable arrangements to withhold, in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

3.3        Required Consents and Legends

3.3.1    If the Committee at any time determines that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of shares of Common Stock or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action, a “Plan Action”), then such Plan Action will not be taken, in whole or in part, unless and until such Consent will have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any Certificate evidencing shares delivered pursuant to the Plan will bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares.

3.3.2    The term “Consent” as used in this Article III with respect to any Plan Action includes (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, or law, rule or regulation of a jurisdiction outside the United States, (b) any and all written agreements and representations by the Grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee may deem necessary or desirable in order to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (c) any and all other consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory body or any stock exchange or self-regulatory agency, (d) any and all consents by the Grantee to (1) the Company’s supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan, (2) the Company’s deducting amounts from the Grantee’s wages, or another arrangement satisfactory to the Committee, to reimburse the Company for advances made on the Grantee’s behalf to satisfy certain withholding and other tax obligations in connection with an Award and (3) the Company’s imposing sales and transfer procedures and restrictions and hedging restrictions on shares of Common Stock delivered under the Plan and (e) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein will require the Company to list, register or qualify the shares of Common Stock on any securities exchange.

3.4        Right of Offset

In the event of a Grantee’s termination of Employment, the Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Grantee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of

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Section 409A, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Grantee to the additional tax imposed under Section  409A in respect of an outstanding Award.

3.5         Nonassignability; No Hedging

No Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) will be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative. Notwithstanding the foregoing, the Committee may permit transfers of Awards to a Family Member (including transfers effected by a domestic relations order (in which case the term “spouse” in the definition of “Family Member” shall be deemed to include former spouses)) subject to such terms and conditions as the Committee shall determine, including requiring that such Awards be transferred without the receipt of consideration by the Grantee. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 3.5 will be null and void and any Award which is hedged in any manner will immediately be forfeited. All of the terms and conditions of the Plan and the Award Agreements will be binding upon any permitted successors and assigns.

3.6        Change in Control

3.6.1    Unless otherwise determined by the Committee (or unless otherwise set forth in an employment agreement or an Award Agreement), if a Grantee’s Employment is terminated by Voya Financial or any successor entity thereto without Cause, or if the Grantee terminates employment for Good Reason, in each case upon or within two years after a Change in Control, each Award granted to such Grantee prior to such Change in Control shall become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable as of the date of such termination of Employment, and any shares of Common Stock deliverable pursuant to restricted stock units shall be delivered promptly (but no later than 15 days) following such Grantee’s termination of Employment, provided that, as of the Change in Control date, any outstanding performance-based Awards shall be deemed earned at the greater of the target performance level or actual performance level through the Change in Control date (or if no target performance level is specified with respect to an Award, such Award shall be deemed earned as if a target performance level had been set and achieved at exactly 100% of such target performance level) with respect to all open performance periods.

3.6.2    In the event of a Change in Control, a Grantee’s Award shall be treated, to the extent determined by the Committee to be permitted under Section 409A, in accordance with one of the following methods as determined by the Committee in its sole discretion: (a) settle such Awards for an amount (as determined in the sole discretion of the Committee) of cash or securities, where, in the case of stock options, the value of such amount, if any, will be equal to the in-the-money spread value (if any) of such Award; (b) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; or (c) provide that for a period of at least 20 days prior to the Change in Control, any stock options will be exercisable as to all shares of Common Stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any stock options not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. For the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any stock option for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor.

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3.7        Right of Discharge Reserved

Neither the grant of an Award nor any provision in the Plan or in any Award Agreement will confer upon any Grantee the right to continued Employment by the Company or affect any right which the Company may have to terminate or alter the terms and conditions of such Employment.

3.8        Nature of Payments

3.8.1    Any and all grants of Awards and deliveries of Common Stock, cash, securities or other property under the Plan will be in consideration of services performed or to be performed for the Company by the Grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a Grantee. Only whole shares of Common Stock will be delivered under the Plan. Awards will, to the extent reasonably practicable, be aggregated in order to eliminate any fractional shares. Fractional shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine.

3.8.2    All such grants and deliveries of shares of Common Stock, cash, securities or other property under the Plan will constitute a special discretionary incentive payment to the Grantee and will not be required to be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the Grantee, unless the Company specifically provides otherwise.

3.9        Non-Uniform Determinations

3.9.1    The Committee’s determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Grantee’s Employment has been terminated for purposes of the Plan.

3.9.2    To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purposes of the Plan, the Committee may, without amending the Plan, establish special rules applicable to Awards to Grantees who are foreign nationals, are employed outside the United States, or both, and grant Awards (or amend existing Awards) in accordance with those rules.

3.10        Other Payments or Awards

Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.11        Plan Headings

The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

3.12        Termination of Plan

The Board reserves the right to terminate the Plan at any time; provided, however, that in any case, the Plan will terminate on the tenth anniversary of the Effective Date, and provided, further, that all Awards made

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under the Plan before its termination will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements and provided, further that no Awards (other than a stock option) that are intended to be “performance-based” under Section 162(m) of the Code shall be granted on or after the five-year anniversary of the stockholder approval of the Plan unless the Performance Goals are reapproved (or other designated performance goals are approved) by the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the Performance Goals.

3.13        Section 409A

3.13.1  All Awards made under the Plan that are intended to be “deferred compensation” subject to Section 409A shall be interpreted, administered and construed to comply with Section 409A, and all Awards made under the Plan that are intended to be exempt from Section 409A shall be interpreted, administered and construed to comply with and preserve such exemption. The Board and the Committee shall have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to an Award, the Plan shall govern.

3.13.2  Without limiting the generality of Section 3.13.1, with respect to any Award made under the Plan that is intended to be “deferred compensation” subject to Section 409A:

(a)        any payment due upon a Grantee’s termination of employment shall be paid only upon such Grantee’s separation from service from the Company within the meaning of Section 409A;

(b)        any payment to be made with respect to such Award in connection with the Grantee’s separation from service from the Company within the meaning of Section 409A (and any other payment that would be subject to the limitations in Section 409A(a)(2)(b) of the Code) shall be delayed until six months after the Grantee’s separation from service (or earlier death) to the extent such Grantee is a “specified employee” (within the meaning of Section 409A);

(c)        if any payment to be made with respect to such Award would occur at a time when the tax deduction with respect to such payment would be limited or eliminated by Section 162(m) of the Code, such payment may be deferred by the Company under the circumstances described in Section 409A until the earliest date that the Company reasonably anticipates that the deduction or payment will not be limited or eliminated;

(d)        to the extent necessary to comply with Section 409A, any other securities, other Awards or other property that the Company may deliver in lieu of shares of Common Stock in respect of an Award shall not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the shares of Common Stock that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A);

(e)        with respect to any required Consent described in Section 3.3.2 or the applicable Award Agreement, if such Consent has not been effected or obtained as of the latest date provided by such Award Agreement for payment in respect of such Award and further delay of payment is not permitted in accordance with the requirements of Section 409A, such Award or portion thereof, as applicable, will be forfeited and terminate notwithstanding any prior earning or vesting;

(f)        if the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Grantee’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment;

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(g)        if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Grantee’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award; and

(h)        for purposes of determining whether the Grantee has experienced a separation from service from the Company within the meaning of Section 409A, “subsidiary” shall mean a corporation or other entity in a chain of corporations or other entities in which each corporation or other entity, starting with Voya Financial, has a controlling interest in another corporation or other entity in the chain, ending with such corporation or other entity. For purposes of the preceding sentence, the term “controlling interest” has the same meaning as provided in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations, provided that the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Section 1.414(c)-2(b)(2)(i) of the Treasury Regulations.

3.14        Clawback/Recoupment

Awards under this Plan may be subject to recoupment or clawback as may be required by applicable law, or the Company’s recoupment, or “clawback” policy as it may be amended from time to time.

3.15        Governing Law

THE PLAN WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

3.16        Choice of Forum

3.16.1  The Company and each Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably submit to the exclusive jurisdiction of any state or federal court located in New York, New York over any suit, action or proceeding arising out of or relating to or concerning the Plan. The Company and each Grantee, as a condition to such Grantee’s participation in the Plan, acknowledge that the forum designated by this Section 3.16.1 has a reasonable relationship to the Plan and to the relationship between such Grantee and the Company. Notwithstanding the foregoing, nothing herein will preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of Section 3.16.1.

3.16.2  The agreement by the Company and each Grantee as to forum is independent of the law that may be applied in the action, and the Company and each Grantee, as a condition to such Grantee’s participation in the Plan, (a) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (b) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such Grantee now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 3.16.1, (c) undertake not to commence any action arising out of or relating to or concerning the Plan in any forum other than the forum described in this Section 3.16 and (d) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court will be conclusive and binding upon the Company and each Grantee.

3.16.3  Each Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably appoints the Chief Legal Officer of Voya Financial as such Grantee’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning the Plan, who will promptly advise such Grantee of any such service of process.

3.16.4  Each Grantee, as a condition to such Grantee’s participation in the Plan, agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in Section 3.16, except that a Grantee may disclose information concerning such dispute, controversy or claim to the court that is considering such dispute, controversy or claim or to such Grantee’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim).

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3.17        Severability; Entire Agreement

If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

3.18        Waiver of Claims

Each Grantee of an Award recognizes and agrees that any determination made by the Committee, the Company or the Board on all matters relating to the Plan or any Award Agreement will be final, binding and conclusive, including, without limitation, the amount of any Award and the terms of any Award Agreement. Each Grantee of an Award recognizes and agrees that neither the Committee, the Company nor the Board will be required to obtain the consent of any Grantee in order to make any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required by the express terms of an Award Agreement).

3.19        No Third Party Beneficiaries

Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement will confer on any person other than the Company and the Grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.3.4 will inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.

3.20        Successors and Assigns of Voya Financial

The terms of the Plan will be binding upon and inure to the benefit of Voya Financial and any successor entity contemplated by Section 3.5.

3.21        Waiver of Jury Trial

EACH GRANTEE WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PLAN.

3.22        Date of Adoption, Approval of Stockholders and Effective Date

The Plan was adopted by the Board on May 28, 2014, approved by the stockholders of Voya Financial on [July 30, 2014] and became effective upon such stockholder approval (the “Effective Date”).

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Exhibit B-2

VOYA FINANCIAL, INC.

AMENDED AND RESTATED 2013 OMNIBUS NON-EMPLOYEE DIRECTOR INCENTIVE PLAN

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VOYA FINANCIAL, INC.

AMENDED AND RESTATED 2013 OMNIBUS NON-EMPLOYEE DIRECTOR INCENTIVE PLAN

ARTICLE I

GENERAL

1.1  Purpose

The Voya Financial, Inc. Amended and Restated 2013 Omnibus Non-Employee Director Incentive Plan is (as amended from time to time, the “Plan”) is designed to help the Company (as hereinafter defined): (1) attract, retain and motivate qualified and experienced individuals who may perform services for the Company as Non-Employee Directors (as hereinafter defined); (2) align the interests of such persons with the stockholders of Voya Financial; and (3) promote ownership of Voya Financial’s equity.

This Plan governs Awards granted on or after the Effective Date (as hereinafter defined). This Plan will not affect the terms or conditions of any equity award grants under any other plans before the Effective Date.

1.2  Definitions of Certain Terms

For purposes of this Plan, the following terms have the meanings set forth below:

1.2.0 “Affiliate” means any person or entity that controls, is controlled by or is under common control with the Company.

1.2.1 “Amended and Restated Plan” means the Plan, as amended by the Board on May 28, 2014, subject to the approval of the stockholders of Voya Financial.

1.2.2 “Award” means an award made pursuant to the Plan.

1.2.3 “Award Agreement” means the written document by which each Award is evidenced, and which the Committee will require a Grantee to execute or acknowledge as a condition to receiving an Award or the benefits under an Award, and which sets forth the terms and provisions applicable to Awards granted under the Plan to such Grantee. Any reference herein to an agreement in writing will be deemed to include an electronic writing to the extent permitted by applicable law.

1.2.4 “Board” means the Board of Directors of Voya Financial.

1.2.5 “Business Combination” has the meaning set forth in Section 1.2.7(d).

1.2.6 “Certificate” means a stock certificate (or other appropriate document or evidence of ownership) representing shares of Common Stock.

1.2.7 “Change in Control” means the occurrence of any of the following events:

(a) individuals who, immediately after the date on which the shares of Common Stock become traded on the New York Stock Exchange, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of Voya Financial in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of Voya Financial as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b) any person (as defined in Section 3(a)(9) of the Exchange Act and used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), becomes a beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Voya Financial representing 30% or more of the combined voting power of Voya Financial’s then-outstanding securities eligible to vote for the election of the Board (the “Voya Financial Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be

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a Change in Control by virtue of the ownership of, or an acquisition of, Voya Financial Voting Securities: (1) by Voya Financial or any Subsidiary, (2) by any employee benefit plan (or related trust) sponsored or maintained by Voya Financial or any Subsidiary, (3) by any underwriter temporarily holding securities pursuant to an offering of such securities or (4) pursuant to a Non-Qualifying Transaction (as defined in Section 1.2.7(d));

(c) the approval by the stockholders of Voya Financial of any dissolution or liquidation of Voya Financial or the consummation of a sale of all or substantially all of Voya Financial’s assets; or

(d) the consummation of any merger, consolidation or statutory share exchange or similar form of corporate transaction involving Voya Financial that requires the approval of the stockholders of Voya Financial, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”) unless immediately following such Business Combination: (1) more than 50% of the total voting power of (A) the entity resulting from such Business Combination (the “Surviving Entity”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power, is represented by Voya Financial Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Voya Financial Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Voya Financial Voting Securities among the holders thereof immediately prior to the Business Combination), (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent) is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity) and (3) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (1), (2) and (3) described in this Section 1.2.7(d) shall be deemed a “Non-Qualifying Transaction”).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Voya Financial Voting Securities as a result of the acquisition of Voya Financial Voting Securities by Voya Financial which reduces the number of Voya Financial Voting Securities outstanding; provided that if after such acquisition by Voya Financial such person becomes the beneficial owner of additional Voya Financial Voting Securities that increases the percentage of outstanding Voya Financial Voting Securities beneficially owned by such person, a Change in Control shall then occur.

1.2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.

1.2.9 “Committee” has the meaning set forth in Section 1.3.1.

1.2.10 “Common Stock” means the common stock of Voya Financial, par value $0.01 per share, and any other securities or property issued in exchange therefor or in lieu thereof pursuant to Section 1.6.3.

1.2.11 “Company” means Voya Financial, Inc. and any Subsidiary.

1.2.12 “Consent” has the meaning set forth in Section 3.3.2.

1.2.13 “Covered Person” has the meaning set forth in Section 1.3.4.

1.2.14 “CRD III” means the Capital Requirement Directive published by the European Union on November 24, 2010.

1.2.15 “Director” means a member of the Board or a member of the board of directors of a consolidated subsidiary of Voya Financial.

1.2.16 “Effective Date” has the meaning set forth in Section 3.22.

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1.2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

1.2.18 “Fair Market Value” means, with respect to a share of Common Stock, the closing price reported for the Common Stock on the applicable date as reported on the New York Stock Exchange or, if not so reported, as determined in accordance with a valuation methodology approved by the Committee, unless determined as otherwise specified herein. For purposes of the grant of any Award, the applicable date will be the trading day on which the Award is granted or, if the date the Award is granted is not a trading day, the trading day immediately prior to the date the Award is granted. For purposes of the exercise of any Award, the applicable date is the date a notice of exercise is received by the Company or, if such date is not a trading day, the trading day immediately following the date a notice of exercise is received by the Company.

1.2.19 “Family Member” means, as to a Grantee, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, mother-in-law, father-in-law, son-in-law or daughter-in-law (including adoptive relationships), or domestic partner of such Grantee, (ii) trusts for the exclusive benefit of one or more such persons and/or the Grantee and (iii) other entity owned solely by one or more such persons and/or the Grantee.

1.2.20 “Grantee” means a Non-Employee Director who receives an Award.

1.2.21 “IFRS” means the International Financial Reporting Standards, as adopted by the European Union.

1.2.22 “Incumbent Directors” has the meaning set forth in Section 1.2.7(a).

1.2.23 “ING Group” means ING Groep N.V., a public limited liability company formed under the laws of The Netherlands.

1.2.24 “Non-Employee Director” means a regular, active Director or a prospective Director of the Company, in either case who is not an employee of ING Group or of the Company or its Affiliates, as determined by the Committee, in its sole discretion.

1.2.25 “Non-Qualified Stock Option” means a stock option to purchase shares of Common Stock that is not intended to be an “incentive stock option” within the meaning of Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code.

1.2.26 “Non-Qualifying Transaction” has the meaning set forth in Section 1.2.7(d).

1.2.27 “Plan” has the meaning set forth in Section 1.1.

1.2.28 “Plan Action” has the meaning set forth in Section 3.3.1.

1.2.29 “Section 409A” has the meaning set forth in Section 1.3.3.

1.2.30 “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

1.2.31 “Shareholder Agreement” has the meaning set forth in Section 1.3.5.

1.2.32 “Subsidiary” means any corporation or other entity in which Voya Financial has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then-outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or managing partners.

1.2.33 “Surviving Entity” has the meaning set forth in Section 1.2.7(d).

1.2.34 “Voya Financial” means Voya Financial, Inc., a Delaware corporation.

1.2.35 “Voya Financial Voting Securities” has the meaning set forth in Section 1.2.7(b).

1.3  Administration

1.3.1 The Nominating and Governance Committee of the Board (as constituted from time to time, and including any successor committee, the “Committee”) will administer the Plan. In particular, the Committee will have the authority in its sole discretion to:

(a) exercise all of the powers granted to it under the Plan;

(b) construe, interpret and implement the Plan and all Award Agreements;

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(c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing the Committee’s own operations;

(d) make all determinations necessary or advisable in administering the Plan;

(e) correct any defect, supply any omission and reconcile any inconsistency in the Plan;

(f) amend the Plan to reflect changes in applicable law;

(g) grant Awards and determine who will receive Awards, when such Awards will be granted and the terms of such Awards, including setting forth provisions with regard to the effect of a termination of a Grantee’s service as a Non-Employee Director on such Awards;

(h) amend any outstanding Award Agreement in any respect, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised (and, in connection with such acceleration, the Committee may provide that any shares of Common Stock acquired pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award), (2) accelerate the time or times at which shares of Common Stock are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any shares of Common Stock delivered pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Grantee’s underlying Award), (3) waive or amend any goals, restrictions or conditions set forth in such Award Agreement, or impose new goals, restrictions and conditions or (4) reflect a change in the Grantee’s circumstances (e.g., a termination of a Grantee’s service as a Non-Employee Director); and

(i) determine at any time whether, to what extent and under what circumstances and method or methods, subject to Section 3.13, (1) Awards may be (A) settled in cash, shares of Common Stock, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Grantee’s Award, including the effect on any repayment provisions under the Plan or Award Agreement), (B) exercised or (C) canceled, forfeited or suspended, (2) shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Grantee thereof or of the Committee, (3) to the extent permitted under applicable law, loans (whether or not secured by Common Stock) may be extended by the Company with respect to any Awards, (4) Awards may be settled by Voya Financial, any Subsidiary or any of its affiliates or any of its or their designees and (5) the exercise price for any stock option may be reset.

1.3.2 Actions of the Committee may be taken by the vote of a majority of its members present at a meeting (which may be held telephonically). Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken will be fully as effective as if it had been taken by a vote at a meeting. The determination of the Committee on all matters relating to the Plan or any Award Agreement will be final, binding and conclusive.

The Committee may allocate among its members and delegate to any person who is not a member of the Committee or to any administrative group within the Company, any of its powers, responsibilities or duties. In delegating its authority, the Committee will consider the extent to which any delegation may cause Awards to fail to meet the requirements of Rule 16(b)-3(d)(1) or Rule 16(b)-3(e) under the Exchange Act. Except as specifically provided to the contrary, references to the Committee include any administrative group, individual or individuals to whom the Committee has delegated its duties and powers.

1.3.3 Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board will have all of the authority and responsibility granted to the Committee herein. The Committee in its sole discretion may also determine (a) whether and when a Grantee’s leave of absence from Board service results in a termination of his or her service as a Non-Employee Director, (b) whether and when a change in a Grantee’s association with the Company results in a termination of his or her service as a Non-Employee Director and (c) the impact, if any, of any such leave of absence or change in association on outstanding Awards. Unless expressly provided otherwise,

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any references in the Plan or any Award Agreement to a Grantee’s service as a Non-Employee Director being terminated will include both voluntary and involuntary terminations. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (“Section 409A”) (and not exempt therefrom), a termination of a Grantee’s service as a Non-Employee Director occurs when a Grantee experiences a “separation from service” (as such term is defined under Section 409A).

1.3.4 No Director or employee (each such person, a “Covered Person”) will have any liability to any person (including any Grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award, except as expressly provided by statute. Each Covered Person will be indemnified and held harmless by Voya Financial against and from (a) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith and (b) any and all amounts paid by such Covered Person, with Voya Financial’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that Voya Financial will have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once Voya Financial gives notice of its intent to assume the defense, Voya Financial will have sole control over such defense with counsel of Voya Financial’s choice. The foregoing right of indemnification will not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under Voya Financial’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that Voya Financial may have to indemnify such persons or hold them harmless.

1.3.5 In its implementation of this Plan and the performance of its obligations hereunder, including the granting, terms and performance of any Awards pursuant to this Plan, the Committee will comply with the provisions of the Shareholder Agreement, dated May 7, 2013 (the “Shareholder Agreement”), between the Company and ING Group, including Section 6.4(c) thereof, until the Shareholder Agreement is terminated in accordance with its terms, including pursuant to Section 10.15 thereof. For the avoidance of doubt, together with the Board, the Committee will be responsible for determining the Company’s compensation philosophy applicable to the Board and for the terms, type and amount of any Awards under this Plan, consistent with all applicable laws and regulations, including CRD III for as long as ING Group owns more than 50% of the Company and consolidates the Company for financial reporting purposes under IFRS.

1.4  Persons Eligible for Awards

Awards under the Plan may be made to Non-Employee Directors.

1.5  Types of Awards under Plan

Awards may be made under the Plan in the form of any of the following, in each case in respect of Common Stock: (a) performance shares, (b) restricted shares, (c) restricted stock units, (d) dividend equivalent rights, (e) stock options and (f) other stock-based or stock-related Awards (including performance-based awards and as further described in Section 2.7) that the Committee determines to be consistent with the purposes of the Plan and the interests of the Company. For the avoidance of doubt, it is intended that any stock options granted under the Plan will constitute Non-Qualified Stock Options.

1.6  Shares of Common Stock Available for Awards

1.6.1 Common Stock Subject to the Plan. Subject to the other provisions of this Section 1.6, the total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be 288,000. Such shares of Common Stock may, in the discretion of the Committee, be either authorized but unissued shares or shares previously issued and reacquired by Voya Financial. Shares of Common Stock issued

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in connection with awards that are assumed, converted or substituted as a result of the acquisition by Voya Financial or a Subsidiary of another company (including by way of merger, combination or similar transaction) will not count against the number of shares that may be issued under the Plan.

1.6.2 Replacement of Shares. If any Award is forfeited, expires, terminates, otherwise lapses or is settled for cash, in whole or in part, without the delivery of Common Stock, then the shares of Common Stock covered by such forfeited, expired, terminated or lapsed Award will again be available for grant under the Plan. For the avoidance of doubt, the following will not again become available for issuance under the Plan: (A) any shares of Common Stock withheld in respect of taxes, (B) any shares tendered or withheld to pay the exercise price of stock options, and (C) any shares repurchased by the Company from the optionee with the proceeds from the exercise of stock options.

1.6.3 Adjustments. The Committee will adjust the number of shares of Common Stock authorized pursuant to Section 1.6.1, adjust the individual Grantee limitations set forth in Section 2.8, and adjust the terms of any outstanding Awards (including, without limitation, the number of shares of Common Stock covered by each outstanding Award, the type of property to which the Award relates and the exercise or strike price of any Award), in such manner as it deems appropriate (including, without limitation, by payment of cash) to prevent the enlargement or dilution of rights, or otherwise as it deems appropriate, for any increase or decrease in the number of issued shares of Common Stock (or issuance of shares of stock other than shares of Common Stock) resulting from a recapitalization, stock split, reverse stock split, stock dividend, spinoff, splitup, combination, reclassification or exchange of shares of Common Stock, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of Voya Financial, including any extraordinary dividend or extraordinary distribution; provided that no such adjustment shall be made if or to the extent that it would cause an outstanding Award to cease to be exempt from, or to fail to comply with, Section 409A. After any adjustment made pursuant to this Section 1.6.3, the number of shares of Common Stock subject to each outstanding Award will be rounded down to the nearest whole number.

ARTICLE II

AWARDS UNDER THE PLAN

2.1  Agreements Evidencing Awards

Each Award granted under the Plan will be evidenced by an Award Agreement that will contain such provisions and conditions as the Committee deems appropriate. Unless otherwise provided herein, the Committee may grant Awards in tandem with or, subject to Section 3.13, in substitution for or satisfaction of any other Award or Awards granted under the Plan or any award granted under any other plan of Voya Financial or any of its Affiliates. By accepting an Award pursuant to the Plan, a Grantee thereby agrees that the Award will be subject to all of the terms and provisions of the Plan and the applicable Award Agreement. For the avoidance of doubt, any Award issued under the Plan in substitution for an equity award of ING Group will be subject to terms and conditions comparable to those included in the original ING Group award that it replaces, including specifically the original vesting, hold-back and claw-back provisions.

2.2  No Rights as a Stockholder

No Grantee (or other person having rights pursuant to an Award) will have any of the rights of a stockholder of Voya Financial with respect to shares of Common Stock subject to an Award until the delivery of such shares. Except as otherwise provided in Section 1.6.3, no adjustments will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, Common Stock, other securities or other property) for which the record date is before the date the Certificates for the shares are delivered, or in the event the Committee elects to use another system, such as book entries by the transfer agent, before the date in which such system evidences the Grantee’s ownership of such Shares.

2.3  Options

2.3.1 Grant. Subject to Section 2.8, stock options may be granted in such number and at such times during the term of the Plan as the Committee may determine.

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2.3.2 Exercise Price. The exercise price per share with respect to each stock option will be determined by the Committee but will not be less than the Fair Market Value of the Common Stock.

2.3.3 Term of Stock Option. In no event will any stock option be exercisable after the expiration of ten years from the date on which the stock option is granted.

2.3.4 Vesting and Exercise of Stock Option and Payment for Shares. A stock option may vest and be exercised at such time or times and subject to such terms and conditions as will be determined by the Committee at the time the stock option is granted and set forth in the Award Agreement. Subject to any limitations in the applicable Award Agreement, any shares not acquired pursuant to the exercise of a stock option on the applicable vesting date may be acquired thereafter at any time before the final expiration of the stock option. To exercise a stock option, the Grantee must give written notice to Voya Financial specifying the number of shares to be acquired and accompanied by payment of the full purchase price therefor in cash or by certified or official bank check or in another form as determined by the Company, including: (a) personal check, (b) shares of Common Stock, based on the Fair Market Value as of the exercise date, of the same class as those to be granted by exercise of the stock option, (c) any other form of consideration approved by the Company and permitted by applicable law and (d) any combination of the foregoing. The Committee may also make arrangements for the cashless exercise of a stock option. Any person exercising a stock option will make such representations and agreements and furnish such information as the Committee may in its discretion deem necessary or desirable to assure compliance by Voya Financial, on terms acceptable to Voya Financial, with the provisions of the Securities Act, the Exchange Act and any other applicable legal requirements. If a Grantee so requests, shares acquired pursuant to the exercise of a stock option may be issued in the name of the Grantee and another jointly with the right of survivorship.

2.3.5 Repricing. Except as otherwise permitted by Section 1.6.3, reducing the exercise price of stock options issued and outstanding under the Plan, including through amendment, cancellation in exchange for the grant of a substitute Award or repurchase for cash or other consideration (in each case that has the effect of reducing the exercise price), will require approval of the stockholders of Voya Financial.

2.4  Restricted Shares

2.4.1 Grants. Subject to Section 2.8, the Committee may grant or offer for sale restricted shares in such amounts and subject to such terms and conditions as the Committee may determine. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the Grantee or the achievement of performance goals, as determined by the Committee at the time of grant. Upon the delivery of such shares, the Grantee will have the rights of a stockholder with respect to the restricted shares, subject to any other restrictions and conditions as the Committee may include in the applicable Award Agreement. In the event that a Certificate is issued in respect of restricted shares, such Certificate may be registered in the name of the Grantee or its designated agent until the time the restrictions lapse.

2.4.2 Right to Vote and Receive Dividends on Restricted Shares. Each Grantee of an Award of restricted shares will, during the period of restriction, be the beneficial and record owner of such restricted shares and will have full voting rights with respect thereto. Unless the Committee determines otherwise in an Award Agreement, during the period of restriction, all dividends (whether ordinary or extraordinary and whether paid in cash, additional shares or other property) or other distributions paid upon any restricted share will be retained by the Company for the account of the relevant Grantee. Such dividends or other distributions will revert back to the Company if for any reason the restricted share upon which such dividends or other distributions were paid reverts back to the Company. Upon the expiration of the period of restriction, all such dividends or other distributions made on such restricted share and retained by the Company will be paid, without interest, to the relevant Grantee.

2.5  Restricted Stock Units

Subject to Section 2.8, the Committee may grant Awards of restricted stock units in such amounts and subject to such terms and conditions as the Committee may determine. A Grantee of a restricted stock unit will have only the rights of a general unsecured creditor of Voya Financial until delivery of shares of Common Stock,

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cash or other securities or property is made as specified in the applicable Award Agreement. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the Grantee or the achievement of performance goals, as determined by the Committee at the time of grant. On the delivery date specified in the Award Agreement, the Grantee of each restricted stock unit not previously forfeited or terminated will receive one share of Common Stock, cash or other securities or property equal in value to a share of Common Stock or a combination thereof, as specified by the Committee.

2.6  Dividend Equivalent Rights

Subject to Section 2.8, the Committee may include in the Award Agreement with respect to any Award a dividend equivalent right entitling the Grantee to receive amounts equal to all or any portion of the regular cash dividends that would be paid on the shares of Common Stock covered by such Award if such shares had been delivered pursuant to such Award. The Grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of Voya Financial until payment of such amounts is made as specified in the applicable Award Agreement. In the event such a provision is included in an Award Agreement, the Committee will determine whether such payments will be made in cash, in shares of Common Stock or in another form, whether they will be conditioned upon the exercise of the Award to which they relate (subject to compliance with Section 409A), the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate.

2.7  Other Stock-Based Awards

Subject to Section 2.8, the Committee may grant other types of stock-based or stock-related Awards (including the grant or offer for sale of unrestricted shares of Common Stock and the grant of performance-based awards) in such amounts and subject to such terms and conditions as the Committee may determine. The terms and conditions set forth by the Committee in the applicable Award Agreement may relate to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals related to the completion of service by the Grantee or the achievement of performance goals, as determined by the Committee at the time of grant. Such Awards may entail the transfer of actual shares of Common Stock to Award recipients and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

2.8  Individual Limitation on Awards

The maximum number of shares of Common Stock as to which stock options, restricted shares, restricted stock units, dividend equivalent rights and other types of stock-based or stock-related Awards may be granted under the Plan to any one individual in any one fiscal year may not exceed a number of Awards with a grant date fair value in excess of $500,000.

2.9  Repayment if Conditions Not Met

If the Committee determines that all terms and conditions of the Plan and a Grantee’s Award Agreement were not satisfied, then the Grantee will be obligated to pay the Company immediately upon demand therefor, (a) with respect to a stock option, an amount equal to the excess of the Fair Market Value (determined at the time of exercise) of the shares of Common Stock that were delivered in respect of such exercised stock option, over the exercise price paid therefor, (b) with respect to restricted shares, an amount equal to the Fair Market Value (determined at the time such shares became vested) of such restricted shares and (c) with respect to restricted stock units, an amount equal to the Fair Market Value (determined at the time of delivery) of the shares of Common Stock delivered with respect to the applicable delivery date, in each case with respect to clauses (a), (b) and (c) of this Section 2.9, without reduction for any amount applied to satisfy withholding tax or other obligations in respect of such Award.

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ARTICLE III

MISCELLANEOUS

3.1  Amendment of the Plan

3.1.1 Unless otherwise provided in the Plan or in an Award Agreement, the Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever but, subject to Sections 1.6.3 and 3.6 or as otherwise specifically provided herein, no such amendment shall materially adversely impair the rights of the Grantee of any Award without the Grantee’s consent.

3.1.2 Unless otherwise determined by the Board, stockholder approval of any suspension, discontinuance, revision or amendment will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange or self-regulatory agency.

3.2  Tax Withholding

Grantees shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that they incur in connection with the receipt, vesting or exercise of any Award. As a condition to the delivery of any shares of Common Stock, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award, (a) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Grantee whether or not pursuant to the Plan (including shares of Common Stock otherwise deliverable), (b) the Committee will be entitled to require that the Grantee remit cash to the Company or (c) the Company may enter into any other suitable arrangements to withhold, in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

3.3  Required Consents and Legends

3.3.1 If the Committee at any time determines that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of shares of Common Stock or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action, a “Plan Action”), then such Plan Action will not be taken, in whole or in part, unless and until such Consent will have been effected or obtained to the full satisfaction of the Committee. The Committee may direct that any Certificate evidencing shares delivered pursuant to the Plan will bear a legend setting forth such restrictions on transferability as the Committee may determine to be necessary or desirable, and may advise the transfer agent to place a stop transfer order against any legended shares.

3.3.2 The term “Consent” as used in this Article III with respect to any Plan Action includes (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, or law, rule or regulation of a jurisdiction outside the United States, (b) any and all written agreements and representations by the Grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee may deem necessary or desirable in order to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (c) any and all other consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory body or any stock exchange or self-regulatory agency, (d) any and all consents by the Grantee to (1) the Company’s supplying to any third party recordkeeper of the Plan such personal information as the Committee deems advisable to administer the Plan, (2) the Company’s deducting amounts from the Grantee’s wages, or another arrangement satisfactory to the Committee, to reimburse the Company for advances made on the Grantee’s behalf to satisfy certain withholding and other tax obligations in connection with an Award and (3) the Company’s imposing sales and transfer procedures and restrictions and hedging restrictions on shares of Common Stock delivered under the Plan and (e) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein will require the Company to list, register or qualify the shares of Common Stock on any securities exchange.

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3.4  Right of Offset

In the event of a Grantee’s termination of service as a Non-Employee Director, the Company will have the right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other programs) that the Grantee then owes to the Company and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of Section 409A, the Committee will have no right to offset against its obligation to deliver shares of Common Stock (or other property or cash) under the Plan or any Award Agreement if such offset could subject the Grantee to the additional tax imposed under Section 409A in respect of an outstanding Award.

3.5  Nonassignability; No Hedging

No Award (or any rights and obligations thereunder) granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all such Awards (and any rights thereunder) will be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative. Notwithstanding the foregoing, the Committee may permit transfers of Awards to a Family Member (including transfers effected by a domestic relations order (in which case the term “spouse” in the definition of “Family Member” shall be deemed to include former spouses)) subject to such terms and conditions as the Committee shall determine, including requiring that such Awards be transferred without the receipt of consideration by the Grantee. Any sale, exchange, transfer, assignment, pledge, hypothecation, or other disposition in violation of the provisions of this Section 3.5 will be null and void and any Award which is hedged in any manner will immediately be forfeited. All of the terms and conditions of the Plan and the Award Agreements will be binding upon any permitted successors and assigns.

3.6  Change in Control

3.6.1 Unless otherwise determined by the Committee (or unless otherwise set forth in an Award Agreement), if a Grantee’s service as a Non-Employee Director is terminated by Voya Financial or any successor entity thereto on or within one year after a Change in Control, each Award granted to such Grantee prior to such Change in Control shall become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable as of the date of such termination of service, and any shares of Common Stock deliverable pursuant to restricted stock units shall be delivered promptly (but no later than 15 days) following such Grantee’s termination of service, provided that, as of the Change in Control date, any outstanding performance-based Awards shall be deemed earned at the greater of the target performance level or actual performance level through the Change in Control date (or if no target level is specified with respect to an Award, such Award shall be deemed earned as if a target performance level had been set and achieved at exactly 100% of such target performance level) with respect to all open performance periods.

3.6.2 In the event of a Change in Control, a Grantee’s Award shall be treated, to the extent determined by the Committee to be permitted under Section 409A, in accordance with one of the following methods as determined by the Committee in its sole discretion: (a) settle such Awards for an amount (as determined in the sole discretion of the Committee) of cash or securities, where, in the case of stock options, the value of such amount, if any, will be equal to the in-the-money spread value (if any) of such Award; (b) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion; or (c) provide that for a period of at least 20 days prior to the Change in Control, any stock options will be exercisable as to all shares of Common Stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any stock options not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. For the avoidance of doubt, in the

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event of a Change in Control, the Committee may, in its sole discretion, terminate any stock option for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor.

3.7  Right of Discharge Reserved

Neither the grant of an Award nor any provision in the Plan or in any Award Agreement will (a) confer upon any Grantee the right to remain in the service of the Company as a Non-Employee Director or affect any right which the Company may have to terminate or alter the terms and conditions of such service or (2) create any obligation on behalf of the Board to nominate any Non-Employee Director for re-election to the Board by the Company’s shareholders.

3.8  Nature of Payments

3.8.1 Any and all grants of Awards and deliveries of Common Stock, cash, securities or other property under the Plan will be in consideration of services performed or to be performed for the Company by the Grantee. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a Grantee. Only whole shares of Common Stock will be delivered under the Plan. Awards will, to the extent reasonably practicable, be aggregated in order to eliminate any fractional shares. Fractional shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine.

3.8.2 All such grants and deliveries of shares of Common Stock, cash, securities or other property under the Plan will constitute a special discretionary incentive payment to the Grantee and will not be required to be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the Grantee, unless the Company specifically provides otherwise.

3.9  Non-Uniform Determinations

3.9.1 The Committee’s determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Grantee’s service as a Non-Employee Director has been terminated for purposes of the Plan.

3.9.2 To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purposes of the Plan, the Committee may, without amending the Plan, establish special rules applicable to Awards to Grantees who are foreign nationals, are employed outside the United States, or both, and grant Awards (or amend existing Awards) in accordance with those rules.

3.10 Other Payments or Awards

Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.11 Plan Headings

The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

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3.12 Termination of Plan

The Board reserves the right to terminate the Plan at any time; provided, however, that in any case, the Plan will terminate on the tenth anniversary of the Effective Date, and provided further, that all Awards made under the Plan before its termination will remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

3.13 Section 409A

3.13.1 All Awards made under the Plan that are intended to be “deferred compensation” subject to Section 409A shall be interpreted, administered and construed to comply with Section 409A, and all Awards made under the Plan that are intended to be exempt from Section 409A shall be interpreted, administered and construed to comply with and preserve such exemption. The Board and the Committee shall have full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Award or Award Agreement with respect to an Award, the Plan shall govern.

3.13.2 Without limiting the generality of Section 3.13.1, with respect to any Award made under the Plan that is intended to be “deferred compensation” subject to Section 409A:

(a) to the extent necessary to comply with Section 409A, any other securities, other Awards or other property that the Company may deliver in lieu of shares of Common Stock in respect of an Award shall not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the shares of Common Stock that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A);

(b) with respect to any required Consent described in Section 3.3.2 or the applicable Award Agreement, if such Consent has not been effected or obtained as of the latest date provided by such Award Agreement for payment in respect of such Award and further delay of payment is not permitted in accordance with the requirements of Section 409A, such Award or portion thereof, as applicable, will be forfeited and terminate notwithstanding any prior earning or vesting;

(c) if the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Grantee’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment; and

(d) if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Grantee’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award.

3.14 Clawback/Recoupment

Awards under this Plan may be subject to recoupment or clawback as may be required by applicable law, or the Company’s recoupment, or “clawback” policy as it may be amended from time to time. In addition, with respect to any Award granted prior to the date on which ING Group is no longer required under IFRS to consolidate the Company’s financial statements with its financial statements, Voya Financial shall have the right to claw back previously settled or paid Awards or hold back Awards not yet vested if (i) activities conducted under the responsibility of the Grantee, including fraud or malfeasance, led to a material restatement of the Company’s annual accounts or resulted in significant reputational harm to Voya Financial or any of its Subsidiaries or Affiliates, (ii) the Company undergoes significant adverse changes in its economic and regulatory capital base or (iii) the Company or one of its business lines suffers a significant failure in risk management.

3.15 Governing Law

THE PLAN WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

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3.16 Choice of Forum

3.16.1 The Company and each Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably submit to the exclusive jurisdiction of any state or federal court located in New York, New York over any suit, action or proceeding arising out of or relating to or concerning the Plan. The Company and each Grantee, as a condition to such Grantee’s participation in the Plan, acknowledge that the forum designated by this Section 3.16.1 has a reasonable relationship to the Plan and to the relationship between such Grantee and the Company. Notwithstanding the foregoing, nothing herein will preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of Section 3.16.1.

3.16.2 The agreement by the Company and each Grantee as to forum is independent of the law that may be applied in the action, and the Company and each Grantee, as a condition to such Grantee’s participation in the Plan, (a) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (b) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such Grantee now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 3.16.1, (c) undertake not to commence any action arising out of or relating to or concerning the Plan in any forum other than the forum described in this Section 3.16 and (d) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court will be conclusive and binding upon the Company and each Grantee.

3.16.3 Each Grantee, as a condition to such Grantee’s participation in the Plan, hereby irrevocably appoints the General Counsel of Voya Financial as such Grantee’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning the Plan, who will promptly advise such Grantee of any such service of process.

3.16.4 Each Grantee, as a condition to such Grantee’s participation in the Plan, agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in Section 3.16, except that a Grantee may disclose information concerning such dispute, controversy or claim to the court that is considering such dispute, controversy or claim or to such Grantee’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim).

3.17 Severability; Entire Agreement

If any of the provisions of the Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision will be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions will not be affected thereby; provided that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision will be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

3.18 Waiver of Claims

Each Grantee of an Award recognizes and agrees that any determination made by the Committee, the Company or the Board on all matters relating to the Plan or any Award Agreement will be final, binding and conclusive, including, without limitation, the amount of any Award and the terms of any Award Agreement. Each Grantee of an Award recognizes and agrees that neither the Committee, the Company nor the Board will be required to obtain the consent of any Grantee in order to make any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required by the express terms of an Award Agreement).

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3.19 No Third Party Beneficiaries

Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement will confer on any person other than the Company and the Grantee of any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.3.4 will inure to the benefit of a Covered Person’s estate and beneficiaries and legatees

3.20 Successors and Assigns of Voya Financial

The terms of the Plan will be binding upon and inure to the benefit of Voya Financial and any successor entity contemplated by Section 3.5.

3.21 Waiver of Jury Trial

EACH GRANTEE WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PLAN.

3.22 Date of Adoption, Approval of Stockholders and Effective Date

The Plan was first adopted by the Board on April 30, 2013, approved by the stockholders of Voya Financial on April 30, 2013 and became effective upon the date of the Company’s initial public offering (the “Effective Date”).

3.23 Adoption, Approval and Effectiveness of Amendments

The Amended and Restated Plan was adopted by the Board on May 28, 2014, subject to the approval of the stockholders of Voya Financial, and the Amended and Restated Plan shall become effective upon such stockholder approval.

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VOYA FINANCIAL, INC.

230 PARK AVENUE

NEW YORK, NY 10169

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/VOYA2014

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M76244-P54110            KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VOYA FINANCIAL, INC.

The Board of Directors recommends a vote FOR all nominees and FOR Items 2, 4, 5 and 6. The Board recommends a vote for EVERY YEAR in Item 3.

1.	Election of Directors		For	Against	Abstain
Nominees:

	1a.	Jane P. Chwick	☐	☐	☐

	1b.	Patrick G. Flynn	☐	☐	☐

	1c.	J. Barry Griswell	☐	☐	☐

	1d.	Frederick S. Hubbell	☐	☐	☐

	1e.	Hendricus A. Koemans	☐	☐	☐

	1f.	Rodney O. Martin, Jr.	☐	☐	☐

	1g.	Willem F. Nagel	☐	☐	☐

	1h.	Deborah C. Wright	☐	☐	☐

	1i.	David Zwiener	☐	☐	☐

	For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

		For	Against	Abstain

2.	Approval, in a non-binding advisory vote, of the compensation paid to the named executive officers, as disclosed and discussed in the Proxy Statement	☐	☐	☐

	Every Year	Every Two Years	Every Three Years	Abstain

3.	Recommendation, in a non-binding advisory vote, of the frequency of future advisory votes on executive compensation ☐	☐	☐	☐

		For	Against	Abstain

4.	Approval of the adoption of the Voya Financial, Inc. 2014 Omnibus Employee Incentive Plan	☐	☐	☐

5.	Approval of the Amended and Restated Voya Financial, Inc. 2013 Omnibus Non-Employee Director Incentive Plan	☐	☐	☐

6.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2014	☐	☐	☐

All shares will be voted as instructed above. In the absence of instructions, all shares will be voted with respect to registered stockholders that return a signed proxy card, FOR all nominees listed in Item 1, FOR Item 2, for EVERY YEAR with respect to Item 3, FOR Item 4, FOR Item 5, FOR Item 6. With respect to participants in the Voya 401(k) Savings Plan or the Voya 401(k) Plan for ILIAC Agents (the “Plans”), in the absence of instructions the Trustee will vote your shares in the same proportion as all the shares held by the respective plan that are allocated to the participants of such plan for which voting instructions have been received.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

VOYA FINANCIAL, INC.

2014 ANNUAL MEETING OF STOCKHOLDERS

July 30, 2014

Noon, Eastern Daylight Time

www.virtualshareholdermeeting.com/VOYA2014

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Daylight Time on July 29, 2014.

Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M76245-P54110

PROXY

FOR ANNUAL MEETING OF STOCKHOLDERS

VOYA FINANCIAL, INC.

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Rodney O. Martin, Jr., Alain M. Karaoglan, Ewout L. Steenbergen and Bridget M. Healy, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of Voya Financial, Inc. held of record by the undersigned as of June 2, 2014, at the 2014 Annual Meeting of Stockholders to be held on July 30, 2014, beginning at noon, eastern daylight time, at www.virtualshareholdermeeting.com/VOYA2014, and in their discretion, upon any matter that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment.

If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Item 1, FOR Item 2, for EVERY YEAR with respect to Item 3, FOR Item 4, FOR Item 5 and FOR Item 6.

This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of Voya Financial, Inc. written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.

If the undersigned is a participant in the Voya 401(k) Savings Plan or the Voya 401(k) Plan for ILIAC Agents (the “Plans”), then the undersigned hereby directs ING National Trust as Trustee of the Plans to vote all the shares of Voya Financial common stock credited to the undersigned’s account as indicated on the reverse side at the meeting and at any adjournment(s) thereof. If your proxy is not returned or is returned unsigned, the Trustee will vote your shares in the same proportion as all the shares held by the respective plan that are allocated to the participants of such plan for which voting instructions have been received.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side